Filed Pursuant to Rule 424(b)(3)
Registration No. 333-149899

Prospectus

CAREY WATERMARK INVESTORS INCORPORATED
100,000,000 Shares of Common Stock, $10.00 per Share-Maximum Offering
1,000,000 Shares of Common Stock, $10.00 per Share-Minimum Offering
25,000,000 Shares of Common Stock, $9.50 per Share-Distribution Reinvestment Plan
Minimum Investment: 200 Shares (may be higher in certain states)

Carey Watermark Investors Incorporated, or CWI, has been formed to take advantage of current and future opportunities to invest in lodging and lodging-related properties. We have not yet identified any of the properties to be acquired with the proceeds from this offering. We expect to qualify as a real estate investment trust, or a REIT, for U.S. federal income tax purposes, beginning with our taxable year ending December 31, 2010.

An investment in our shares involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 19 for a discussion of certain factors that you should consider before you invest in the shares being sold with this prospectus, including:

•	Our advisor and the subadvisor and certain of our directors and officers may be subject to conflicts of interest. We pay substantial fees to our advisor, portions of which will be shared with the subadvisor, based on factors other than the quality of services provided. Our fee structure may encourage our advisor and the subadvisor to make investments with increased leverage or to make riskier or more speculative investments. In addition, our agreements with our advisor, the subadvisor and Carey Financial, LLC, the dealer manager, are not arm’s length agreements.

•	We are considered a “blind pool” offering because we do not currently own any properties, we have not identified any properties to acquire with the offering proceeds and we have no operating history or established financing sources. You will be unable to evaluate the economic merits of our investment portfolio prior to your investment.

•	There is no public market for our shares. If you have to sell your shares in the initial years of the program, you will most likely receive less than $10.00 per share.

•	We will be subject to the risks of operating lodging properties and the lodging industry generally. Failure of lodging industry fundamentals to improve may adversely affect our business strategy.

•	Our failure to qualify as a REIT would adversely affect our operations and ability to make distributions.

•	Our distributions may exceed our earnings and our adjusted cash flow from operating activities and may be paid from borrowings, offering proceeds and other sources, without limitation, particularly during the period before we have substantially invested the net proceeds from this offering.

•	You will experience substantial dilution in the net tangible book value of your shares equal to your shares’ proportionate share of the costs of the offering.

•	Shares of our common stock are subject to a 9.8% ownership limitation that is intended, among other purposes, to assist us in complying with restrictions imposed on REITs by the Internal Revenue Code.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. Projections and forecasts cannot be used in this offering. No one is permitted to make any written or oral predictions about how much cash you will receive from your investment or the tax benefits that you may receive.

	Maximum		Maximum	Proceeds,
	Aggregate	Maximum Selling	Dealer Manager	Before Expenses,
	Price to Public	Commissions	Fee	to Us(1)
Offering
Maximum Offering	$1,000,000,000	$70,000,000	$30,000,000	$900,000,000
Minimum Offering	$10,000,000	$700,000	$300,000	$9,000,000
Per Share	$10.00	$0.70	$0.30	$9.00
Distribution Reinvestment Plan	$237,500,000			$237,500,000
Per Share	$9.50	—	—	$9.50

(1)	The proceeds are calculated before deducting certain organization and offering expenses payable by us. The total of the above fees, plus other organizational and offering expenses and fees are estimated to be approximately $107,754,000 if the maximum of 100,000,000 shares are sold in the offering and approximately $107,754,000 if the maximum of 125,000,000 shares are sold, which includes 100,000,000 shares sold in the offering and 25,000,000 shares sold pursuant to our Distribution Reinvestment Plan. The total of the above fees, plus other organizational and offering expenses and fees are estimated to be approximately $1,200,000 if the minimum of 1,000,000 shares are sold in the offering. To the extent that all other organization and offering expenses exceed two percent of the gross offering proceeds, the excess expenses will be paid by our advisor. See “The Offering/Plan of Distribution.”

The dealer manager, Carey Financial, LLC, is our affiliate and is not required to sell any specific number or dollar amount of the shares but will use its “best efforts” to sell the shares offered. Until the subscription proceeds equal $33,333,334, funds accepted by the dealer manager and selected dealers from the sale of shares will be promptly deposited into an interest-bearing escrow account maintained by UMB Bank, N.A. After the subscription proceeds exceed $33,333,334, funds accepted by the dealer manager and selected dealers from the sale of shares will be promptly deposited into an interest-bearing account at Bank of the West.

If a minimum of 1,000,000 shares are not sold within six months after the date of this prospectus, or if we elect to extend it, to a period no later than one year after the date of this prospectus, we will terminate this offering and all money received will be promptly refunded to investors with interest.

We may sell our shares in the offering until September 15, 2012, unless our board of directors decides to extend the offering for up to an additional 18 months.

This prospectus is dated September 22, 2010

SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There is currently no public market for the shares, and there is no assurance that one will develop. This means that it may be difficult to sell your shares. You should not invest in these shares if you need to sell them immediately or will need to sell them quickly in the future.

In consideration of these factors, we have established suitability standards for initial stockholders in this offering and subsequent transferees. These suitability standards require that a purchaser of shares (other than a purchaser of shares in New Hampshire) have either:

•	a gross annual income of at least $70,000 and a net worth (excluding the value of a purchaser’s home, furnishings and automobiles) of at least $70,000; or

•	a net worth of at least $250,000 (excluding the value of a purchaser’s home, furnishings and automobiles).

New Hampshire — Investors must have either: (i) a net worth of $250,000, or (ii) a net worth exclusive of home, home furnishings, and automobiles of $125,000, and taxable income of $50,000.

Alabama, California, Iowa, Kansas, Kentucky, Massachusetts, Michigan, Missouri, Nebraska, Ohio, Oregon, Pennsylvania and Tennessee have established suitability standards in addition to those we have established. Shares will be sold only to investors in these states who meet the additional suitability standards set forth below:

Alabama — In addition to our suitability requirements, investors must have a liquid net worth of at least ten times their investment in CWI and its affiliated programs.

California — Each investor’s maximum investment in CWI may not be more than 10% of their liquid net worth. Liquid net worth is defined as net worth excluding the value of the purchaser’s home, home furnishings and automobile.

Iowa — Each investor in Iowa must have either (i) a minimum net worth of $100,000 (exclusive of home, auto and furnishings) and an annual income of $70,000, or (ii) a minimum net worth of $350,000 (exclusive of home, auto and furnishings). The maximum investment in CWI and its affiliated programs cannot exceed 10% of an Iowa resident’s net worth.

Kansas — Kansas recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other similar investments. Liquid net worth is defined as the portion of net worth which consists of cash and cash equivalents and readily marketable securities.

Kentucky — Each investor in Kentucky must have a liquid net worth of $250,000, or a combined liquid net worth of $70,000 and annual income of $70,000. Each investor’s total investment in CWI may not be more than 10% of their liquid net worth. Liquid net worth is defined as net worth excluding the value of the purchaser’s home, home furnishings and personal automobile.

Massachusetts — The maximum investment in CWI and its affiliated programs cannot exceed 10% of a Massachusetts resident’s net worth.

Michigan — The maximum investment in CWI and its affiliated programs cannot exceed 10% of a Michigan resident’s net worth.

Missouri, Oregon and Tennessee — Investors must also have a liquid net worth of at least ten times their investment in CWI.

Nebraska — Each investor in Nebraska must have either (i) a minimum net worth of $100,000 (exclusive of home, auto and furnishings) and an annual income of $70,000, or (ii) a minimum net worth of $350,000. In addition, the total investment in CWI should not exceed 10% of the investor’s net worth (exclusive of home, auto and furnishings).

Ohio — The maximum investment in CWI and its affiliated programs cannot exceed 10% of an Ohio resident’s net worth.

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Pennsylvania — In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in CWI.

New York, North Carolina and Pennsylvania impose a higher minimum investment requirement than we require. In New York and North Carolina, individuals must purchase at least 250 shares (not applicable to IRAs).

In Pennsylvania, the minimum aggregate closing amount for Pennsylvania investors is $33,333,334. In addition, Pennsylvania requires that, until subscriptions exceed $33,333,334, proceeds from investors in Pennsylvania must be placed in a short term escrow account. If we have not reached this $33,333,334 threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, with interest. If a Pennsylvania investor requests a refund within 10 days of receiving that notice, we will arrange for the Escrow Agent to promptly return by check that investor’s subscription amount with interest. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $33,333,334 or until the end of the subsequent escrow periods. At the end of each subsequent 120-day period, we will again notify each Pennsylvania investor of his or her right to receive a refund of his or her subscription amount with interest. Until we have raised $33,333,334, Pennsylvania investors should make their checks payable to “UMB Bank, N.A., as Escrow Agent for Carey Watermark Investors Incorporated.” Once we have reached the Pennsylvania minimum, Pennsylvania investors should make their checks payable to “Carey Watermark Investors Incorporated.”

In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares, or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in CWI, our investment objectives and the relative illiquidity of the shares, a purchase of shares is an appropriate investment. The sponsor and each person selling shares on behalf of CWI must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. Each person selling shares on behalf of CWI is required to maintain records for six years of the information used to determine that an investment in the shares is suitable and appropriate for a stockholder.

Additionally, investors should consult their financial advisors as to their suitability, as the minimum suitability standards may vary from broker-dealer to broker-dealer.

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information, including under the caption “Risk Factors,” and our balance sheet and notes thereto, included elsewhere in this prospectus. References in this prospectus to the “initial offering date” refer to the first day our common shares are sold to the public pursuant to this offering. This prospectus will be used in connection with the continuous offering of our shares, as supplemented from time to time.

Unless the context otherwise requires or indicates, references in this prospectus to “we,” “the corporation,” “our”, “us” and “CWI” refer to Carey Watermark Investors Incorporated, together with our subsidiary, CWI OP, LP, a Delaware limited partnership, which we refer to in this prospectus as our “operating partnership.” References to “our dealer manager” refer to Carey Financial, LLC, or “Carey Financial.” References to “our advisor” refer to Carey Lodging Advisors, LLC, or “CLA,” which is the entity named as the advisor under our advisory agreement, together with the affiliates of W. P. Carey & Co. LLC that perform services on its behalf in connection with the advisory agreement. References to “Carey Watermark Holdings” or “our special general partner” refer to Carey Watermark Holdings, LLC, the special general partner in our operating partnership. References to “W. P. Carey” refer to W. P. Carey & Co. LLC (or any of its predecessors), which is the ultimate parent company of our advisor, Carey Financial and Carey Asset Management Corp., and holds an indirect interest in Carey Watermark Holdings. References to “Watermark Capital Partners” refer to Watermark Capital Partners, LLC, which is the parent company of CWA, LLC, the subadvisor to our advisor. References to “TRS lessees” refer to CWI TRS, our wholly-owned taxable REIT subsidiary, one of its subsidiaries, or one or more wholly-owned taxable REIT subsidiaries that we may form in the future. Unless indicated otherwise, the information included in this prospectus assumes the effectiveness of our articles of amendment and restatement, the limited partnership agreement of our operating partnership, the limited liability company agreement of our advisor and our advisory agreement.

Carey Watermark Investors Incorporated

Overview

We have been formed to take advantage of current and future opportunities to invest in lodging and lodging-related properties. We believe that current dynamics in the lodging industry will create attractive opportunities for us to acquire quality properties at prices below replacement cost, with the potential to achieve long-term growth in value and generate attractive returns for our stockholders.

This is our initial offering of securities. We do not currently own any assets. We intend to conduct substantially all of our investment activities and own all of our assets through CWI OP, LP, our “operating partnership.” We are both a general partner and a limited partner, and will initially own a 99.985% capital interest, in our operating partnership. Carey Watermark Holdings, which is owned indirectly by W. P. Carey and Watermark Capital Partners, will hold a special general partner interest in our operating partnership. We expect to qualify as a REIT for federal income tax purposes beginning with our taxable year ending December 31, 2010.

We are externally advised by our advisor, Carey Lodging Advisors, LLC, an indirect subsidiary of W. P. Carey. CWA, LLC, a subsidiary of Watermark Capital Partners, will enter into a subadvisory agreement with our advisor effective upon the commencement of this offering. Our advisor and the subadvisor will manage our overall portfolio, including providing oversight and strategic guidance to the independent property operators that manage our properties.

W. P. Carey is a New York Stock Exchange listed real estate advisory and investment company that has sponsored and advised nine partnerships and seven real estate investment trusts under the Corporate Property Associates and Carey Institutional Properties brand names during W. P. Carey’s more than 35-year history. We refer to these entities throughout this prospectus as the “CPA® Programs.” Of the 16 CPA® Programs, 12 have completed their investment and liquidation phases and four continue to operate as entities advised by W. P. Carey. While one of those entities, Corporate

Property Associates 17 — Global Incorporated, or CPA®:17 — Global, has funds available that may be used to make additional investments, the other three entities, Corporate Property Associates 16 — Global Incorporated, or CPA®:16 — Global, Corporate Property Associates 15 Incorporated, or CPA®:15, and Corporate Property Associates 14 Incorporated, or CPA®:14, have fully invested their offering proceeds and are principally focused on managing their existing portfolios of properties; however, none of them is focused on lodging and lodging related properties. We refer to CPA®:14, CPA®:15, CPA®:16 — Global and CPA®:17 — Global throughout this prospectus as the “CPA® REITs.”

Watermark Capital Partners is a private investment firm formed in May 2002 that focuses its investment activities on assets that benefit from specialized marketing strategies and demographic shifts, including hotels and resorts, resort residential products, recreational projects including golf and club ownership programs, and new-urbanism and mixed-use projects. The principal of Watermark Capital Partners, Michael G. Medzigian, has managed over $2.4 billion in lodging properties during his almost 30 years of experience in the lodging and real estate industries, including as the Chief Executive Officer of Lazard Freres Real Estate Investors, a real estate private equity management organization, and as a senior partner of Olympus Real Estate Corporation, the real estate fund management affiliate of Hicks, Muse, Tate and Furst Incorporated.

Our office is located at 50 Rockefeller Plaza, New York, NY 10020. Our phone number is (212) 492-1100, and our web address will be www.careywatermark.com. The information on our website does not constitute a part of this prospectus. We were organized as a Maryland corporation on March 10, 2008 with the filing of our initial charter. We intend to amend and restate our initial charter, substantially in the form attached as an exhibit to this registration statement prior to the commencement of this offering. Our charter and bylaws will remain operative throughout our existence, unless they are amended or we are dissolved.

Investment Objectives, Procedures and Policies

Our objective is to achieve long-term growth in value and generate attractive risk adjusted returns for our stockholders primarily through capital appreciation and also through current distributions. We will seek to create a portfolio with the potential to generate attractive risk adjusted returns across varying economic cycles, including by taking advantage of opportunities to acquire hotel properties at attractive prices in the currently disrupted economic environment.

Our core strategy for achieving these objectives is to acquire, own, dispose of and manage and seek to enhance the value of, interests in lodging and lodging related properties. While our core strategy will be focused on the lodging industry, we may also invest in other real estate property sectors. We will adjust our investment focus from time to time based upon market conditions and our advisor’s views on relative value as market conditions change. Material changes in our investment focus will be described in our periodic reports filed with the SEC; however, these reports would typically be filed after changes in our investment focus have been made, and in some cases, several months after such changes.

As a REIT we are allowed to own lodging properties but are prohibited from operating these properties. In order to comply with applicable REIT qualification rules, we will enter into leases with the TRS lessees. The TRS lessees will in turn contract with independent property operators that will manage day-to-day operations of our properties.

We believe that the following market factors and attributes of our investment model are particularly important to our ability to meet our investment objective:

•	Our investment model should benefit from the current economically disrupted environment. We believe that the current distress in the credit, financial and real property markets presents us with opportunities to acquire distressed or undervalued real estate assets. As a result of this distress, many commercial property owners have been unable to meet debt-service obligations, loan maturity obligations or arrange financing for scheduled purchases. Given the conditions caused by the distressed economic environment, and coupled with the experience and expertise of our advisor and the subadvisor, we expect to be well positioned to capitalize on these opportunities to create an attractive investment portfolio.

•	A lodging-centric and opportunistic investment strategy provides an opportunity for attractive returns and long-term growth in value and a potentially effective inflation hedge. Lodging properties can provide investors with an attractive blend of current cash flow and opportunity for capital appreciation. Growth in U.S. hotel revenue per available room, or RevPAR, has historically been closely correlated with growth in U.S. GDP. Lodging properties do not have a fixed lease structure, unlike other property types and therefore rental rates on lodging properties can be determined on virtually a daily basis. Therefore, as the U.S. economy begins to strengthen, we anticipate RevPAR growth, along with the related growth in property operating income and valuations, to culminate in an overall improvement of lodging industry fundamentals over the course of our investment period.

•	As compared with certain other types of real estate assets, the lodging sector provides a broad range of value creation opportunities that can enhance returns. The operationally intense nature of lodging assets presents opportunities to employ a variety of strategies to enhance value, including brand and management changes, revenue and expense management, strategic capital expenditures, repositioning, facility reuse and reuse or sale of excess land. Our asset management approach is designed to capitalize on opportunities during periods of strong growth and also to exploit efficiencies and operating leverage during periods of slower growth.

•	A differentiated investment approach. We intend to make some of our investments through joint ventures with qualified owners and operators of properties. Over his many years as a real estate professional, our chief executive officer has developed a network of relationships with operating partners in a variety of sectors and geographies that may provide sources of investment opportunities for us. In addition to expanding our investment sourcing network, investing through joint ventures may provide us with specialized resources and capabilities.

•	A lack of legacy issues. As a company with no operating history or established financial resources, we also do not have any legacy issues, which may benefit our stockholders in two ways. Firstly, we have not yet acquired any assets and therefore, our stockholders will not have invested in a portfolio that includes assets acquired at the inflated prices that existed prior to the 2008 financial crisis. Secondly, our management team will be able to focus its resources on value creation on behalf of the stockholders, without having the distractions created by under-performing or troubled assets acquired at the peak of the market.

•	Our investment strategy, resources and investment structure differentiate us from other sources of capital for the real estate industry. We believe that our investment structure offers certain advantages over private equity fund and traded REIT competitors. Unlike certain private equity funds, we currently expect to operate an investment portfolio that is 50% leveraged, on average. However, our organizational documents permit us to incur maximum leverage of up to 75% of the total costs of our investments, or 300% of our net assets, or a higher amount with the approval of a majority of our independent directors. As compared to traded REITs, we will not be subject to share price volatility and pressures relating to quarterly earnings estimates and near term share price targets.

See “Investment Objectives, Procedures and Policies” for a detailed discussion of the attributes of the U.S. lodging industry, the resulting market opportunity and our investment strategy noted above.

The lodging properties we acquire may include full-service branded hotels located in urban settings, resort properties, high-end independent urban and boutique hotels, select-service hotels and mixed-use projects with non-lodging components. Full-service hotels generally provide a full complement of guest amenities, including food and beverage services, meeting and conference facilities, concierge and room service, porter service or valet parking, among others. Select-service hotels typically have limited food and beverage outlets and do not offer comprehensive business or banquet facilities. Resort properties may include smaller boutique hotels and large-scale integrated resorts. We generally intend to acquire fee ownership of our properties but may consider leasehold interests.

At this time we are unable to predict what percentage of our assets may consist of investments in any one category of the target lodging portfolio. As opportunities arise, we may seek to expand our portfolio to include other types of real estate-related investments in the lodging sector, such as loans secured by lodging properties, mezzanine loans related to lodging properties (i.e. loans senior to the borrower’s common and preferred equity in, but subordinated to a mortgage loan on, a property), subordinated interests in loans secured by lodging properties and equity and debt securities issued by companies engaged in the lodging sector. We may invest in the securities of other issuers for the purpose of exercising control.

We expect to make investments primarily in the United States. However, we may consider investments outside the United States and we are not prohibited under our organizational documents from making investments outside the United States. The investment committee will evaluate potential acquisitions on a case-by-case basis. We are not required to meet any diversification standards and have no specific policies or restrictions regarding the geographic areas where we make investments or on the percentage of our capital that we may invest in a particular asset. However, without the prior approval of a majority of our independent directors, we may not invest more than 25% of our equity capital in non-lodging-related investments.

Investment Program

While we intend primarily to acquire fee ownership of lodging facilities and lodging related properties, as opportunities arise, we may invest in other types of real estate-related investments in the lodging sector, subject to the following guidelines:

•	Without the approval of our independent directors, we will not purchase any real property when the contractual purchase price of the property plus all acquisition fees, but excluding acquisition expenses, payable to our advisor is in excess of its appraised value. We will not make or invest in mortgage loans unless an appraisal is obtained on the underlying property. The appraisals may take into consideration, among other things, the terms and conditions of the particular transaction and they may exceed the construction cost or replacement cost of the property.

•	We will not make or invest in mortgage loans on any one property, or in one borrower, which would exceed 20% of the proceeds raised from this offering.

•	We will not make or invest in mortgage loans in any one property if the aggregate amount of all mortgage loans outstanding on the property that are senior to or pari passu with our loan, together with our loan, would exceed 85% of the appraised value of the property at the time that we make the investment, unless such investment is justified by the presence of other underwriting criteria such as the credit rating of the borrower, a collateral that is adequate to justify the waiver of this limitation or the guarantee of the mortgage by a government agency. For this purpose, we do not treat CMBS as mortgage loans.

•	Any purchase from, sale to, or joint venture with, an affiliate must be approved or ratified by at least a majority of our independent directors.

•	We may invest no more than 10% of our net equity in unimproved or non-income-producing real property or mortgage loans on unimproved or non-income-producing property.

We currently expect that in light of current market conditions, our investment portfolio will be 50% leveraged, on average. This reflects our current expectation for the overall portfolio. We may fund some individual investments solely or primarily using our equity capital and others may be financed with greater than 50% leverage. If conditions in the financing markets improve, our average portfolio leverage may exceed our current expectations. The maximum leverage that our advisor may arrange for us to incur in the aggregate on our portfolio, without the need for further approval, is limited to the lesser of 75% of the total costs of our investments, or 300% of our net assets, or a higher amount with the approval of a majority of our independent directors. Net assets are our total assets (other than intangibles), valued at cost before deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. Any excess must be approved by a majority of our independent directors. Our charter and bylaws do not restrict the form of indebtedness we may incur (for example, we may incur either recourse or non-recourse debt or cross collateralized debt).

Our intention is to consider alternatives for providing liquidity for our stockholders beginning not later than six years following the termination of the primary offering being conducted by this prospectus. If we have not consummated a liquidity transaction by the sixth anniversary of the termination of the primary offering being conducted by this prospectus, our board of directors will be required to consider (but will not be required to commence) an orderly liquidation of our assets, which would require the approval of our stockholders. A liquidity transaction could include sales of assets, either on a portfolio basis or individually, a listing of our shares on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, a merger (which may include a merger with one or more entities managed by our advisor in the future or currently managed by W. P. Carey or Watermark Capital Partners) or another transaction approved by our board of directors.

Market conditions and other factors could cause us to delay a liquidity transaction or the commencement of our liquidation. Even if our board of directors decides to liquidate, we are under no obligation to conclude our liquidation within a set time because the precise timing of the sale of our assets will depend on the prevailing real estate and financial markets, the economic conditions of the areas in which our properties are located and the federal income tax consequences to our stockholders. As a result, we cannot provide assurances that we will be able to liquidate our assets. After commencing a liquidation, we would continue in existence until all of our assets are sold.

Risk Factors

An investment in our shares has risks.  The “Risk Factors” section of this prospectus contains a detailed discussion of the most important risks. Please refer to the “Risk Factors” section for a more detailed discussion of the risks summarized below and other risks of investment in us.

Risks Related to this Offering

•	We have no operating history or established financing sources and may be unable to successfully implement our investment strategy or generate sufficient cash flow to make distributions to our stockholders.

•	This is initially a “blind pool” offering because we do not currently own any properties or other lodging related investments and we have not identified any properties to acquire with the offering proceeds. Therefore, you may not have the opportunity to evaluate the economic merits of our investments prior to making your investment decision.

•	The past performance of programs sponsored by or affiliated with W. P. Carey is not an indicator of our future performance because those programs had a different investment strategy.

•	The offering price for shares being offered in this offering and through our distribution reinvestment plan was determined by our board of directors and may not be indicative of the price at which the shares would trade if they were listed on an exchange or were actively traded by brokers.

•	A delay in investing funds may adversely affect or cause a delay in our ability to deliver expected returns to investors and may adversely affect our performance.

•	Our distributions may exceed our earnings and our adjusted cash flow from operating activities and may be paid from borrowings, offering proceeds and other sources, without limitation, particularly during the period before we have substantially invested the net proceeds from this offering, which would reduce amounts available for the acquisition of properties.

•	As a new investor, you will experience substantial dilution in the net tangible book value of your shares equal to the offering costs associated with your shares.

•	Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investment.

•	If we only sell the minimum offering amount, we will invest in very few assets and our stockholders may recognize greater risk and a lower return.

•	Since this is a “best-efforts” offering, there is neither any requirement, nor any assurance, that more than the minimum offering amount will be raised.

Risks Related to Our Relationship with Our Advisor

•	Our success will be dependent on the performance of our advisor and the subadvisor.

•	The termination or resignation of the subadvisor could materially adversely affect the ability of our advisor to continue to perform services for us. In addition, it could be prohibitively expensive for us to repurchase the special general partner interest.

•	Payment of fees to our advisor, and distributions to our special general partner, will reduce cash available for investment and distribution.

•	Our advisor and the subadvisor and certain of our directors and officers may be subject to conflicts of interest.

•	We have limited independence from our advisor, and there are potential conflicts between our advisor and our stockholders.

Risks Related to Investments in the Lodging Industry

•	Failure of the U.S. economy to improve due to continuing adverse economic conditions, such as declines in U.S. GDP, may adversely affect our ability to execute our investment strategy, generate revenues, attain profitability and make distributions to our stockholders.

•	Although we expect lodging fundamentals to improve as forecast by industry analysts, such as PKF Hospitality Research and Smith Travel Research, there can be no assurance as to whether, or when, lodging industry fundamentals will in fact improve, or to what extent they will improve.

•	Seasonality of certain lodging properties may cause quarterly fluctuations in results of operations of our properties.

•	We are subject to the risk of potentially significant tax penalties in case our leases with the TRS lessees do not qualify for tax purposes as arm’s length.

•	Our results of operations, financial position, cash flows and ability to service debt and to make distributions to stockholders will depend on the ability of the independent property operators to operate and manage the hotels.

•	There may be operational limitations associated with management and franchise agreements affecting our properties and these limitations may prevent us from using these properties to their best advantage for our stockholders.

•	We will face competition in the lodging industry, which may limit our profitability and return to our stockholders.

Risks Related to an Investment in Our Shares

•	The lack of an active public trading market for our shares combined with the limit on the number of our shares a person may own may discourage a takeover and make it difficult for stockholders to sell shares quickly.

•	Failing to qualify as a REIT would adversely affect our operations and ability to make distributions.

•	Dividends payable by REITs generally do not qualify for reduced U.S. federal income tax rates because qualifying REITs do not pay U.S. federal income tax on their net income.

Our Advisor and the Subadvisor

We will be externally managed and advised by Carey Lodging Advisors, LLC, which is responsible to us under the advisory agreement for managing our overall portfolio and for identifying and making acquisitions on our behalf.

The subadvisor will provide services to the advisor primarily relating to acquiring, managing, financing and disposing of our assets and overseeing the independent property operators that manage the day-to-day operations of our properties. In addition, the subadvisor will agree to provide Mr. Medzigian’s services as our chief executive officer during the term of the subadvisory agreement, subject to the approval of our independent directors.

See the “Management” section of this prospectus for a description of the business background of the individuals who are responsible for the management of our operations and our advisor, as well as for a description of the services our advisor provides. In payment for these services, our advisor receives substantial fees, a portion of which will be paid by our advisor to the subadvisor.

Our Structure

The following chart shows our ownership structure and our relationship with our advisor, Carey Watermark Holdings, W. P. Carey and Watermark Capital Partners upon commencement of our offering. We do not currently own any assets. We intend to acquire and hold our assets through our operating partnership. Our structure is often referred to as an “UPREIT” structure. We believe this structure will enable us to offer sellers of real properties the opportunity to achieve tax deferral on the sale of the properties, which may give us a competitive edge in acquiring real properties when compared with buyers who are not able to offer consideration that will result in tax deferral for the seller. Generally, a sale of property directly to a REIT is a taxable sale to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may, in some cases, transfer the property to the UPREIT in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later exchanges his limited partnership units on a one-to-one basis for REIT shares or for cash pursuant to the terms of the limited partnership agreement. However, we may not have a competitive edge when compared with publicly-traded UPREITs because they can offer sellers of real property the opportunity to achieve tax deferral and the ability to convert operating partnership units into publicly-traded common stock. See “The Operating Partnership.”

(1)	We will initially own a 99.985% capital interest in the operating partnership consisting of general and limited partnership interests. We are the managing general partner of the operating partnership and, therefore, our board of directors controls substantially all decisions of our operating partnership. Our board has delegated authority for our management and the management of our operating partnership to our advisor subject to the terms of the advisory agreement.

(2)	W. P. Carey owns our advisor through its subsidiary Carey Asset Management Corp. W. P. Carey owns an interest in Carey Watermark Holdings through its subsidiaries CLA Holdings, LLC and Carey REIT II, Inc. In order to qualify as a REIT, Carey REIT II, Inc., has issued 120 shares of six percent cumulative redeemable non-voting preferred stock to 120 individuals, including to certain of our officers. Watermark Capital Partners owns an interest in Carey Watermark Holdings through its subsidiary CWA, LLC.

(3)	The special general partner interest will entitle Carey Watermark Holdings to receive a special allocation of our operating partnership’s profits as well as certain operating partnership distributions. See “Management Compensation.”

Our REIT Qualification

We expect to elect and qualify to be taxed as a REIT beginning with our taxable year ending December 31, 2010. Under the Internal Revenue Code of 1986, as amended, referred to herein as the “Internal Revenue Code” or the “Code,” REITs are subject to numerous organizational and operational requirements including limitations on certain types of gross income. As a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income that we distribute to our stockholders as long as we meet the REIT requirements, including that we distribute at least 90% of our net taxable income (excluding net capital gains) on an annual basis. If we fail to qualify for taxation as a REIT initially or in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for the following four years. Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to U.S. federal, state, local and foreign taxes on our income and property and to income and excise taxes on our undistributed income. See “Risk Factors — Risks Related to an Investment in Our Shares” for a description of risks associated with our election to be subject to taxation as a REIT.

Conflicts of Interest

Entities with which we may potentially have conflicts of interest are our advisor; the subadvisor; W. P. Carey, which is the indirect owner of our advisor, owns an indirect interest in the special general partner and is the parent company of Carey Financial; Carey Financial, which is the dealer manager for this offering; Watermark Capital Partners, which is the indirect owner of the subadvisor and owns an indirect interest in the special general partner; other entities or programs sponsored or managed by our advisor, the subadvisor or their respective affiliates now or in the future; and those of our officers and directors who have ownership interests in W. P. Carey and Watermark Capital Partners.

Our advisor, the subadvisor and their respective affiliates may experience conflicts in the management of our operations with respect to matters related to:

•	the advisor’s and the subadvisor’s compensation;

•	allocation of new investments and management time and services between us and various other affiliates;

•	the timing and terms of the investment in or sale of an asset;

•	investments with our affiliates, our advisor, the subadvisor and their respective affiliates;

•	purchases of assets from, sales of assets to, or business combination transactions involving, other programs or entities sponsored or managed by our advisor, the subadvisor and their respective affiliates;

•	pre-existing lodging interests owned and/or managed by W. P. Carey, Watermark Capital Partners and their respective affiliates which are not being contributed to us;

•	the termination of our advisory agreement;

•	the termination of the subadvisory agreement; and

•	our relationship with the dealer manager, Carey Financial, which is an affiliate of W. P. Carey.

Furthermore, our duties as general partner to our operating partnership and its limited partners may come into conflict with the duties of our directors and officers to us and to our stockholders.

Each of our advisor and the subadvisor has agreed that none of it and its affiliates will invest in lodging investments except for individual investments of less than $4 million, non-controlling interests in lodging investments and lodging investments that have been considered and rejected by our investment committee. These commitments of our advisor and the subadvisor will terminate upon the earliest to occur of (1) the termination of the subadvisory agreement, (2) the third anniversary of the commencement of this offering if we have not raised aggregate net proceeds of $500 million and (3) the date on which we have invested at least 90% of the net proceeds of this offering. No fund, including the CPA® REITs, managed by our advisor and its affiliates will be subject to these commitments of our advisor unless our advisor and its affiliates own a majority of the outstanding voting equity interests of such fund.

The “Conflicts of Interest” section discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

Prior Programs

The “Prior Programs” section of this prospectus contains a narrative discussion of the public and private real estate programs sponsored by affiliates of W. P. Carey in the past, including nine public limited partnerships and seven unlisted public REITs. Statistical data relating to the historical experience of prior CPA® Programs are contained in “Annex A — Prior Performance Tables.” Information in the “Prior Programs” section and in “Annex A — Prior Performance Tables” should not be considered as indicative of how we will perform. In particular, none of the prior programs included in these sections held significant investments in lodging properties. Watermark Capital Partners has never sponsored a prior public program or a prior private program with investment objectives similar to our objectives.

The Offering

Maximum Offering Amount	$1,000,000,000 of common shares

Maximum Amount Issuable Pursuant to Our Distribution Reinvestment Plan	$237,500,000 of common shares

Minimum Offering Amount	$10,000,000 of common shares

Minimum Investment	200 shares. (The minimum investment amount may vary from state to state. Please see the “Suitability Standards” section for more details.)

Suitability Standards for Initial Purchasers in this Offering and Subsequent Transferees	Net worth of at least $70,000 and annual gross income of at least $70,000 (For this purpose, net worth excludes home, home furnishings and personal automobiles);

OR

Net worth of at least $250,000.

Suitability standards may vary from state to state and by broker-dealer to broker-dealer. Please see the “Suitability Standards” section for more details.

Distribution Policy	Consistent with our objective of qualifying as a REIT, we expect to distribute at least 90% of our net taxable income each year. We intend to accrue and pay distributions on a quarterly basis and we will calculate our distributions based upon daily record and distribution declaration dates so investors will be able to earn distributions immediately upon purchasing common stock.

Estimated Use of Proceeds	Approximately 86% (maximum offering) or approximately 85% (minimum offering) — to acquire investments. Approximately 14% (maximum offering) or approximately 15% (minimum offering) — to pay fees and expenses of the offering, including the payment of fees to Carey Financial and the payment of fees and reimbursement of expenses to the advisor, a portion of which will be paid by the advisor to the subadvisor. These estimates assume we incur no leverage.

If you choose to purchase stock in this offering, you will fill out an order form, like the one attached to this prospectus as Annex B, for a specific number of shares and pay for the shares at the time of your order. Until subscription proceeds reach $33,333,334, funds received will be placed into escrow with UMB Bank, N.A., our Escrow Agent, along with those of other investors, in an interest-bearing escrow account until the time you are admitted by us as a stockholder. Until subscription proceeds reach $33,333,334, your check should be made payable to “UMB Bank, N.A., as Escrow Agent for Carey Watermark Investors Incorporated.” Promptly upon reaching the minimum offering amount of $10,000,000, subscription proceeds will be released to us from the escrow account and investors with subscription funds held in the escrow account will be admitted as stockholders, except that the subscription proceeds of Pennsylvania investors will not be released to us until subscription proceeds reach $33,333,334. As soon as practicable after the date a stockholder is admitted to CWI, we will pay to such stockholder whose funds had been held in escrow for at least 20 days, its share of interest earned. Interest earned, but not payable to a stockholder, will be paid to us. After subscription proceeds exceed $33,333,334, funds received will be placed in an interest-bearing account at Bank of the West. After the initial admission of stockholders in connection with the sale of the minimum offering amount, interest will be payable only to those stockholders whose funds have been held in the interest-bearing account maintained by Bank of the West for at least 20 days. Interest earned, but not payable to a stockholder, will be paid to us. It is our intention to admit stockholders generally every 20 days or sooner after we reach the minimum offering amount. We may not transfer your funds to us until at least five business days have passed since you received a final prospectus. The sale of shares pursuant to the order form will not be complete until we issue a written confirmation of purchase to you. At any time prior to the date the sale is completed, referred to as the settlement date, you may withdraw your order by notifying your broker-dealer.

No shares of common stock will be sold in the offering unless subscriptions for at least 1,000,000 shares have been received within six months after the date of this prospectus, or if we elect to extend it, to a period no later than one year after the date of this prospectus or, the Extended Period. If the minimum offering amount has not been received and accepted by September 15, 2010, or by the Extended Period, the escrow agent will promptly notify us and this offering will be terminated and investors’ funds will be returned promptly.

The offering of the maximum amount of shares is on a “best efforts” basis. When shares are offered to the public on a “best efforts” basis, we are not guaranteeing that any minimum number of shares will be sold. Any purchases of shares by W. P. Carey, Watermark Capital Partners, or their respective affiliates, any officers or directors of these entities, or any of our affiliates for the explicit purpose of meeting the minimum offering amount must be made for investment purposes only, and not with a view toward redistribution. However, none of our affiliates expects to purchase any shares for the purpose of meeting the minimum offering amount. Carey Financial will not purchase any shares in this offering.

We may sell our shares in the offering until September 15, 2012, which is two years after the date of this prospectus. However, our board of directors may extend the offering an additional year. If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of the effective date of this offering or the effective date of the subsequent registration statement. If we decide to extend the primary offering beyond September 15, 2012, we will provide that information in a prospectus supplement. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock. Our board of directors may terminate this offering at any time prior to the termination date. This offering must be registered in every state, the District of Columbia and Puerto Rico in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state, the District of Columbia and Puerto Rico in which the registration is not renewed annually.

Compensation

Outlined below are the material items of compensation payable to the advisor, the special general partner and our directors. Investors should note that when we refer to certain fees and distributions payable to the advisor or the special general partner as being subordinated to the “six percent preferred return rate,” we mean that such fees and distributions will accrue but will not be paid to the advisor or the special general partner if we have not paid distributions at an average, annualized, non-compounded rate of at least six percent on a cumulative basis from our initial issuance of shares pursuant to this offering through the date of calculation. Once we have achieved the six percent preferred return rate, we may commence paying accrued, subordinated fees and distributions for so long as the six percent preferred return rate is maintained. We will calculate the six percent preferred return rate based on the proceeds from the sale of our shares, as adjusted for redemptions and distributions of the proceeds from sales and refinancing of assets.

Estimated Amount
Entity Receiving		(Assuming Sale of
Compensation	Form and Method of Compensation	100,000,000 Shares)

Organization and Offering Stage
CLA	Reimbursement for organization and offering expenses, excluding selling commissions and the dealer manager fee; provided that the advisor shall bear all organization and offering expenses, excluding selling commissions and the dealer manager fee, that exceed in the aggregate two percent of the gross proceeds from this offering and our distribution reinvestment plan.	These expenses are estimated to be $7,754,000.
Carey Financial	Selling commissions will be paid to Carey Financial of up to a maximum of $0.70 per share sold. Carey Financial will, in turn, re-allow all selling commissions to selected dealers.	The maximum amount payable to Carey Financial is $70,000,000, all of which will be re-allowed to the selected dealers.
Carey Financial	A dealer manager fee will be paid to Carey Financial of up to a maximum of $0.30 per share sold. Carey Financial may, in turn, re-allow a portion of the dealer manager fee to selected dealers for shares sold by the selected dealers.	The amount payable to Carey Financial is $30,000,000, a portion of which may be re-allowed to the selected dealers.

Acquisition Stage
The total of all acquisition fees payable by sellers, borrowers or us to our advisor and unaffiliated third parties on all investments, and the total amount of acquisition expenses we pay, must be reasonable and together may not exceed six percent of the aggregate contract purchase price of all investments we purchase and the principal amount of loans we originate.

CLA	We will pay the advisor an acquisition fee in an amount equal to 2.50% of the total investment cost of the properties acquired and loans originated by us. We will also reimburse the advisor for acquisition expenses.

	Total investment cost means, with respect to a property acquired or a loan originated, an amount equal to the sum of the contract purchase price of such investment plus the acquisition fees and acquisition expenses paid in connection with the investment and other fees and costs approved by our independent directors relating to the initial capitalization of the investment.	Assuming, on average, 50% leverage, the acquisition fees payable to CLA are estimated to be approximately $44,612,300. Assuming 75% leverage (the maximum allowable), acquisition fees payable to CLA as a result of the offering (assuming an aggregate total cost of all investments of approximately $3,456,561,004) are estimated to be approximately $89,224,600.

Operational Stage
All fees, expenses and distributions on the special general partner interest payable during the operational stage are subject to the 2%/25% Guideline. The 2%/25% Guideline is the requirement that, in the twelve-month period ending on the last day of any fiscal quarter, operating expenses not exceed the greater of 2% of the average invested assets

Estimated Amount
Entity Receiving		(Assuming Sale of
Compensation	Form and Method of Compensation	100,000,000 Shares)

during such twelve-month period or 25% of our adjusted net income over the same twelve-month period. Average invested assets means the average aggregate book value of our investments, before deducting non-cash items, computed by taking the average of such values at the end of each month during such period. Adjusted net income means our total consolidated revenues less its total consolidated expenses, excluding non-cash items and gains, losses or writedowns from the sale of our assets.
CLA	Our advisor will be paid an annual asset management fee equal to 0.50% of the aggregate average market value of our investments. Average market value is equal to the total investment costs of the investment, less acquisition fees, unless a later appraisal by an independent appraiser is obtained, in which case that later appraised value will become the average market value.	Assuming 50% leverage, the average market value as a result of the offering would be approximately $1,728,280,502. The annual asset management fee on these assets would be approximately $8,641,403.

Assuming 75% leverage, the average market value as a result of the offering would be approximately $3,456,561,004. The annual asset management fee on these assets would be approximately $17,282,805.
CLA	In addition to reimbursement of third party expenses that will be paid by our advisor (including property-specific costs, professional fees, office expenses, travel expenses and business development expenses), we will reimburse our advisor for the allocated costs (including compensation) of personnel and overhead in providing management of our day-to-day operations, including asset management, accounting services, stockholder services, corporate management and operations, except that we will not reimburse our advisor for the cost of personnel to the extent such personnel are used in transactions (acquisitions, dispositions and refinancings) for which our advisor receives a transaction fee. Unless our independent directors determine otherwise, CLA must absorb, or reimburse us for, the amount in any twelve-month period ending on the last day of any fiscal quarter by which our operating expenses, including asset management fees, distributions paid on the special general partner interest during the operational stage, loan financing fees and disposition fees paid on assets, other than interests in real property, exceed the 2%/25% Guideline.	Not determinable at this time.
CLA	Loan Financing Fee. We will pay the advisor up to 1% of the principal amount of a refinanced loan secured by property if (1) the maturity date of the refinanced loan is less	Not determinable at this time.

Estimated Amount
Entity Receiving		(Assuming Sale of
Compensation	Form and Method of Compensation	100,000,000 Shares)

than one year away and the new loan has a term of at least five years, (2) in the judgment of the independent directors, the terms of the new loan represent an improvement over the refinanced loan or (3) the new loan is approved by the independent directors as being in our best interest.
Carey Watermark Holdings	Carey Watermark Holdings has a special general partner profits interest in our operating partnership, which will entitle Carey Watermark Holdings to receive 10% of distributions of available cash. Available cash means the cash generated by operating partnership operations and investments excluding cash from sales and refinancings, after the payment of debt and other operating expenses, but before distributions to partners. Distributions of available cash will be paid quarterly; however, if the amount of a quarterly distribution would cause the 2%/25% Guideline to be exceeded for the relevant twelve-month period, the portion of the distribution (which may be 100% of it) equal to the excess over the 2%/25% Guideline will be deferred until the next quarter in which the deferred portion of the distribution can be paid without exceeding the 2%/25% Guideline.	Not determinable at this time.
Officers of CWI and Officers and Employees of our Advisor, the Subadvisor and Non-Director Members of the Investment Committee	We have established the 2010 Equity Incentive Plan pursuant to which our officers and officers and employees of CLA, the subadvisor and their respective affiliates who perform services on our behalf and non-director members of the investment committee may be granted incentive awards in the form of restricted stock units.	Equity awards under our two equity incentive plans may not exceed, on a combined basis, four percent of our outstanding shares of common stock on a fully diluted basis, up to a maximum amount of 4,000,000 shares.
Independent Directors	We will pay each independent director (i) an annual fee of $34,000 and (ii) an annual fee of $10,000 to serve on the investment committee. In addition, the Chairman of the Audit Committee will receive an annual fee of $5,000.	The estimated aggregate compensation payable to the independent directors as a group for a full fiscal year is approximately $137,000.
	Each independent director is also entitled to receive an award of 1,000 restricted stock units under our 2010 Equity Incentive Plan when he or she joins the board and at each annual stockholders’ meeting thereafter. The restricted stock units will be fully vested on grant.	Equity awards under our two equity incentive plans may not exceed, on a combined basis, four percent of our outstanding shares of common stock on a fully diluted basis, up to a maximum amount of 4,000,000 shares.

Estimated Amount
Entity Receiving		(Assuming Sale of
Compensation	Form and Method of Compensation	100,000,000 Shares)

Non-Director Members of the Investment Committee	We will pay any non-director member of the investment committee who is not one of our officers an annual fee of $10,000 and an annual award of 500 fully vested restricted stock units to serve on the investment committee.	The estimated aggregate compensation currently payable for a full fiscal year is approximately $10,000.

Dispositions/Liquidation Stage
All disposition fees payable upon sales of assets, other than interests in real property, are subject to the 2%/25% Guideline.
CLA	If CLA provides a substantial amount of services in the sale of an investment, we will pay disposition fees in an amount equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) 1.5% of the contract sales price of a property. The total real estate commissions and the disposition fees we pay shall not exceed an amount equal to the lesser of: (i) six percent of the contract sales price of a property or (ii) the commission paid in a competitive market for the purchase or sale of a property that is reasonable and competitive in light of the size, type, location or other relevant characteristics of the property.	Not determinable at this time.
	If the advisory agreement is terminated, other than for cause, or not renewed, we will pay our advisor accrued and unpaid fees and expense reimbursements earned prior to termination or non-renewal of the advisory agreement. If our advisory agreement is terminated for cause, or by the advisor for other than good reason, we will pay our advisor unpaid expense reimbursements.	Not determinable at this time.
Carey Watermark Holdings	Interest in Disposition Proceeds. Carey Watermark Holdings’ special general partner interest will also entitle it to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (which will be equivalent to the initial investment by our stockholders in our shares) (through certain liquidity transactions or distributions) plus the six percent preferred return rate. W. P. Carey and Watermark Capital Partners may award their employees or employees of their affiliates (some of whom may also serve as our directors or officers) interests in such distributions. A listing will not trigger the payment of this distribution.	The incentive profits interest is dependent on our operations and the amounts received upon the sale or other disposition of the assets and is not determinable at this time.

Estimated Amount
Entity Receiving		(Assuming Sale of
Compensation	Form and Method of Compensation	100,000,000 Shares)

	If we terminate or do not renew the advisory agreement (including as a result of a merger, sale of substantially all of our assets or a liquidation), or if our advisor resigns, all after two years from the start of operations of our operating partnership, our operating partnership will have the right, but not the obligation, to repurchase all or a portion of Carey Watermark Holdings’ interests in our operating partnership at the fair market value of those interests on the date of termination, as determined by an independent appraiser.	Not determinable at this time.
	Subordinated Listing Distribution. At such time, if any, as listing occurs, the special general partner will receive a distribution in an amount equal to 15% of the amount by which (i) our market value plus the total distributions made to our stockholders since inception until the date of listing exceeds, (ii) 100% of our investment in the operating partnership (which will be equivalent to the initial investment by our stockholders in our shares) plus the total distributions required to be made to achieve the six percent preferred return rate.	Not determinable at this time.
The market value will be calculated on the basis of the average closing price or bid and asked price, as the case may be, of the shares over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange or listed or included for quotation.

There are many conditions and restrictions on the payment of fees and distributions to our advisor and the special general partner. For a more complete explanation of the fees and expenses and an estimate of the dollar amount of these payments, as well as commission and other fees that are re-allowed to selected dealers, please see the “Management Compensation” section of this prospectus.

Our Status Under the Investment Company Act

We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, or the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the Investment

Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership, we will be primarily engaged in non-investment company businesses related to the ownership of real estate.

We intend to hold our assets and operate our business through our operating partnership. We expect that our operating partnership will rely upon the exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of these subsidiaries’ assets must be comprised of qualifying real estate assets and at least 80% of each of their portfolios must be comprised of qualifying real estate assets and real estate-related assets under the Investment Company Act. We expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the operating partnership holding assets we might wish to sell or selling assets we might wish to hold.

If we fail to comply with the 40% test or if the operating partnership fails to maintain an exception or exemption from the Investment Company Act under Section 3(c)(5)(C) of that act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the Investment Company Act, either of which could have an adverse effect on us and our net asset value. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on retirement plans and individual retirement accounts, referred to as IRAs, subject to the Employee Retirement Income Security Act of 1974, as amended, referred to as ERISA, and/or the Internal Revenue Code.

Description of Shares

General

We will not issue stock certificates. A stockholder’s investment will be recorded on our books as held by Phoenix American Financial Services Inc., or Phoenix American, our transfer agent. If you wish to sell your shares, you will be required to comply with the transfer restrictions and send an executed transfer form to Phoenix American. Transfer fees will apply in certain circumstances.

Stockholder Voting Rights and Limitations

Stockholders will meet each year for the election of directors, who are elected by the holders of a majority of shares entitled to vote who are present, in person or by proxy, at such meeting at which a quorum is present. Other business matters may be presented at the annual meeting or at special stockholder meetings. You are entitled to one vote for each share you own. All stockholders are bound by the decision of the majority of stockholders who vote on each question voted upon or, in certain instances, by the decision of a majority of all stockholders entitled to vote.

Limitation on Share Ownership

Our charter restricts ownership by one person and their affiliates to no more than 9.8% of the value of our issued and outstanding shares of stock and no more than 9.8% in value or number, whichever is greater, of our issued and outstanding shares of common stock. See “Description of Shares — Restriction on Ownership of Shares.” These restrictions are designed, among other purposes, to assist us in complying with restrictions imposed on REITs by the Internal Revenue Code.

For a more complete description of the shares, including limitations on the ownership of shares, please refer to the “Description of Shares” section of this prospectus.

Reports to Stockholders

You will receive periodic updates on the performance of your investment in us, including:

•	Four quarterly distribution reports (including for investors in New York and Maryland detailed disclosure if our cash flow from operating activities for the most recently completed fiscal quarter for which we have filed financial results with the Securities and Exchange Commission, or the SEC, was less than the distribution being paid);

•	an annual report;

•	an annual U.S. Internal Revenue Service, or IRS, Form 1099, if applicable; and

•	supplements to the prospectus during the offering period, via mailings or website access.

Redemption Plan

We have adopted a discretionary redemption plan that, from and after the second anniversary of the effective date of this registration statement, allows our stockholders who hold shares purchased directly from us for at least one year to request that we redeem all or a portion of their shares subject to the limitations and in accordance with the procedures outlined in this prospectus. The redemption plan is described under the heading “Redemption of Shares” in the “Description of Shares” section of this prospectus.

Our board of directors has the ability, in its sole discretion, to amend or suspend the plan or to waive any specific condition if it is deemed to be in our best interest.

Distribution Reinvestment Plan

Prior to the commencement of the offering, we will adopt a distribution reinvestment plan in which investors can reinvest their distributions in additional shares. For information on how to participate in our distribution reinvestment plan, see the section of the prospectus entitled “Description of Shares — Summary of Our Distribution Reinvestment Plan.”

If you have more questions about this offering or
if you would like additional copies of this prospectus,
you should contact your registered representative or:

Carey Watermark Investors Incorporated
50 Rockefeller Plaza
New York, New York 10020
1-800-WP CAREY
www.careywatermark.com

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. The material risks are described below. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to purchase our securities.

Risks Related to This Offering

We have no operating history or established financing sources and may be unable to successfully implement our investment strategy or generate sufficient cash flow to make distributions to our stockholders.

We were incorporated in March 2008, have no operating history and no assets, and have not obtained any financing. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives as described in this prospectus and that the value of your investment could decline substantially. Our financial condition and results of operations will depend on many factors including the availability of opportunities for the acquisition of assets, readily accessible short and long-term financing, conditions in the lodging industry specifically and financial markets and economic conditions generally and the performance of our advisor and the independent property operators managing our properties. There can be no assurance that we will be able to generate sufficient cash flow over time to pay our operating expenses and make distributions to stockholders.

This is initially a “blind pool” offering, and therefore, you may not have the opportunity to evaluate the economic merits of our investments prior to making your investment decision.

This is initially a “blind pool” offering because we do not currently own any properties or other lodging related investments and further, we have yet to identify any specific hotel properties or lodging related investments to acquire with the offering proceeds. As a result, we are not able to provide you with information to evaluate the economic merit of our investments prior to acquisition and you will be relying entirely on the ability of our advisor to select well-performing investment properties. Additionally, our board of directors will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, borrowers or managers. These factors increase the risk that your investment may not generate the returns that you seek by investing in our shares.

Our advisor has no operating history; the past performance of programs sponsored by or affiliated with W. P. Carey is not an indicator of our future performance because those programs had a different investment strategy.

CLA was formed in January 2008 and has no operating history. Although W. P. Carey has a long operating history, you should not rely upon the past performance of the programs sponsored by or affiliated with W. P. Carey as an indicator of our future performance. This is particularly true since we will make investments that are different from net leased properties of the type that were the focus of prior programs sponsored by W. P. Carey. None of the prior programs sponsored by W. P. Carey has made significant investments in lodging properties or lodging assets. Watermark Capital Partners has never acted as advisor or subadvisor to a prior public program or a prior private program with investment objectives similar to our objectives. We cannot guarantee that we will be able to find suitable investments. Our failure to timely invest the proceeds of this offering, or to invest in quality assets, could diminish returns to investors and our ability to pay distributions to our stockholders.

The offering price for shares being offered in this offering and through our distribution reinvestment plan was determined by our board of directors and may not be indicative of the price at which the shares would trade if they were listed on an exchange or were actively traded by brokers.

The offering price of the shares being offered in this offering and through our distribution reinvestment plan was determined by our board of directors in the exercise of its business judgment. This price may not be indicative of the price at which shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a stockholder would receive if we were liquidated or dissolved or of the value of our portfolio at the time you purchase shares.

A delay in investing funds may adversely affect or cause a delay in our ability to deliver expected returns to investors and may adversely affect our performance.

We have not yet identified the assets to be purchased with the proceeds of this offering and our distribution reinvestment plan; therefore, there could be a substantial delay between the time you invest in shares and the time substantially all the proceeds are invested by us. We currently expect that, if the entire offering is subscribed for, it may take up to two years after commencement of the offering or one year after the termination of this offering, if later, until our capital is substantially invested. Pending investment, the balance of the proceeds of this offering will be invested in permitted temporary investments, which include short term U.S. government securities, bank certificates of deposit and other short-term liquid investments. The rate of return on those investments, which affects the amount of cash available to make distributions to stockholders, has fluctuated in recent years and most likely will be less than the return obtainable from real property or other investments. Therefore, delays in our ability to invest the proceeds of this offering could adversely affect our ability to pay distributions to our stockholders and adversely affect your total return. If we fail to timely invest the net proceeds of this offering or to invest in quality assets, our ability to achieve our investment objectives could be materially adversely affected.

Our distributions may exceed our earnings and adjusted cash flow from operating activities and may be paid from borrowings, offering proceeds and other sources, without limitation, particularly during the period before we have substantially invested the net proceeds from this offering, which would reduce amounts available for the acquisition of properties.

The amount of any distributions we may make is uncertain. If our lodging properties are not generating sufficient cash flow, which is especially likely to occur during periods before we have substantially invested the net proceeds from this offering, we may pay distributions using borrowings, offering proceeds or other sources, without limitation. Distributions in excess of our earnings and profits could constitute a return of capital for U.S. federal income tax purposes. If we fund distributions from financings, then such financings will need to be repaid, and if we fund distributions from offering proceeds, then we will have fewer funds available for the acquisition of properties, which may affect our ability to generate future cash flows from operations and, therefore, reduce your overall return. These risks will be greater for persons who acquire our shares relatively early in this offering, before a significant portion of the offering proceeds have been invested. In addition, since there may be a delay between the raising of offering proceeds and their investment in lodging or lodging related properties, if we fund distributions from offering proceeds during the stages of the offering prior to the investment of a material portion of the offering proceeds, persons who acquire shares relatively early in this offering, as compared with later stockholders, may receive a greater return of offering proceeds as part of the earlier distributions to our stockholders.

Stockholders’ equity interests may be diluted.

Our stockholders do not have preemptive rights to any shares of common stock issued by us in the future. Therefore, if we (1) sell shares of common stock in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into our common stock, (3) issue common stock in a private placement to institutional investors, (4) issue shares of common stock to our directors or to the advisor and its affiliates for payment of fees in lieu of cash, or (5) issue common stock under our 2010 Equity Incentive Plan, then existing stockholders and investors purchasing shares in this offering will experience dilution of their percentage ownership in us. Depending on the terms of such transactions, most notably the offer price per share, which may be less than the price paid per share in this offering, and the value of our properties and our other investments, existing stockholders might also experience a dilution in the book value per share of their investment in us.

As a new investor, you will experience substantial dilution in the net tangible book value of your shares equal to the offering costs associated with your shares.

If you purchase our common shares in this offering, you will incur immediate dilution equal to the costs of the offering associated with your shares. This means that the investors who purchase common shares will pay a price per share that substantially exceeds the per share value of our assets after subtracting our liabilities. The costs of this offering are currently unknown and cannot be precisely estimated at this time. The costs will be substantial.

Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of our stockholders. These policies may change over time. The methods of implementing our investment policies may also vary, as new investment techniques are developed. Except as otherwise provided in our charter, our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by a majority of the directors (including a majority of the independent directors), without the approval of our stockholders. As a result, the nature of your investment could change without your consent. Material changes in our investment focus will be described in our periodic reports filed with the SEC; however, these reports would typically be filed after changes in our investment focus have been made, and in some cases, several months after such changes. A change in our investment strategy may, among other things, increase our exposure to interest rate risk and hotel property market fluctuations, all of which could materially adversely affect our ability to achieve our investment objectives.

If we only sell the minimum offering amount, we will invest in very few assets and our stockholders may recognize greater risk and a lower return.

In the event we sell only the minimum offering of 1,000,000 shares, we estimate that approximately $8,800,000 would be available for investment in properties after the payment of offering and organizational fees and expenses and provision for working capital reserve and, therefore, we will invest in fewer properties. The fewer properties purchased, the greater the potential adverse effect of a single unproductive property upon our profitability. In addition, the returns on the shares of stock sold will be reduced as a result of allocating our expenses among the smaller number of shares of stock.

Since this is a “best-efforts” offering, there is neither any requirement, nor any assurance, that more than the minimum offering amount will be raised.

This is a “best-efforts,” as opposed to a “firm commitment” offering. This means that the dealer manager is not obligated to purchase any shares of stock, but has only agreed to use its “best efforts” to sell the shares of stock to investors. So long as the minimum of 1,000,000 shares priced at $10 per share (representing $10,000,000 in gross proceeds) is sold within six months after the date of this prospectus, or if we elect to extend it, to a period no later than one year after the date of this prospectus, or the Extended Period, these proceeds may be released from escrow to us and used by us for acquisitions, operations and the other purposes described generally in this prospectus. There is no requirement that any shares of commons stock above the minimum offering amount be sold, and there is no assurance that any shares of common stock above the minimum offering amount will be sold. Thus, aggregate gross proceeds from the offering made by this prospectus could be as low as $10,000,000. This relatively small amount of net offering proceeds available for investment would limit flexibility in implementation of our business plans and result in minimal, if any, diversification in property ownership.

As a general matter, at any point during the offering of our shares of common stock after the minimum offering is sold, there can be no assurance that more shares of common stock will be sold than have already been sold. Accordingly, investors purchasing such shares should not assume that the number of shares sold, or gross offering proceeds received, by us will be greater than the number of shares sold or the gross offering proceeds received by us to that point in time. No investor should assume that we will sell the maximum offering made by this prospectus, or any other particular offering amount. See “The Offering/Plan of Distribution” and “Estimated Use of Proceeds.”

Investors may wait up to one year before receiving their stocks or a refund of their money if the minimum offering is not achieved.

Until the minimum offering of 1,000,000 shares of common stock is achieved, investors will not receive their shares. If at least 1,000,000 shares of common stock have not been sold within six months after the date of this prospectus, or within the Extended Period, we will terminate this offering. If the minimum offering is sold within six months, or within the Extended Period, investors will receive their shares of common stock plus the applicable interest on their subscription monies at the time of closing. If the offering is terminated, investors will have their money promptly refunded with interest. See “The Offering/Plan of Distribution.”

We make forward-looking statements in this prospectus which may prove to be inaccurate.

This prospectus contains forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

Risks Related to Our Relationship with Our Advisor

Our success will be dependent on the performance of our advisor and the subadvisor.

Our ability to achieve our investment objectives and to pay distributions will be dependent upon the performance of our advisor in the acquisition of investments, the determination of any financing arrangements, and the management of our assets. Our advisor has not previously sponsored a program focused on lodging investments. Our advisor has retained the services of the subadvisor because the subadvisor is experienced in investing in and managing hotel properties and other lodging-related assets. If either our advisor or the subadvisor fails to perform according to our expectations, we could be materially adversely affected.

Uncertainty and risk are increased to you because investors will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus. You must rely entirely on the management ability of our advisor, the oversight of our board of directors and our advisor’s access to the lodging experience of the subadvisor. The past performance of W. P. Carey or Watermark Capital Partners or partnerships and programs sponsored or managed by W. P. Carey, including the CPA® Programs, may not be indicative of our advisor’s performance with respect to us. We cannot guarantee that our advisor will be able to successfully manage and achieve liquidity for us to the extent it has done so in the past.

We are dependent upon our advisor and our advisor’s access to the lodging experience of the subadvisor. The decision by our advisor to terminate the advisory agreement or by the subadvisor to terminate the subadvisory agreement will materially adversely affect our ability to meet our investment objectives.

We are subject to the risk that our advisor will terminate the advisory agreement and that the subadvisor will terminate the subadvisory agreement and that no suitable replacements will be found to manage us. We have no employees and have no separate facilities and are substantially reliant on our advisor, which has significant discretion as to the implementation and execution of our business strategies. Our advisor in turn is relying in part on the lodging experience of the subadvisor. We can offer no assurance that our advisor will remain our external manager, that the subadvisor will continue to be retained or that we will continue to have access to our advisor’s, W. P. Carey’s or Watermark Capital Partners’ professionals or their information or deal flow. If our advisor terminates the advisory agreement, we will not have access to our advisor’s, W. P. Carey’s or Watermark Capital Partners’ professionals or their information or deal flow and will be required to expend time and money to seek replacements all of which may impact our ability to execute our business plan and meet our investment objectives.

Moreover, lenders for certain of our assets may request change of control provisions in the loan documentation that would make the termination or replacement of our advisor, or the dissolution of our advisor, events of default or events requiring the immediate repayment of the full outstanding balance of the loan. While we will attempt to negotiate to not include such provisions, lenders may require such provisions. If an event of default or repayment event occurs with respect to any of our assets, our revenues and distributions to our stockholders may be adversely affected.

W. P. Carey and our dealer manager are parties to a settlement agreement with the SEC and are subject to a federal court injunction.

In 2008, W. P. Carey and Carey Financial, the dealer manager for this offering, settled all matters relating to an investigation by the SEC, including matters relating to payments by certain CPA® REITs other than us during 2000-2003 to broker-dealers that distributed their shares. In connection with implementing the settlement, a federal court injunction has been entered against W. P. Carey and Carey Financial enjoining them from violating a number of provisions of the federal securities laws. Any further violation of these laws by W. P. Carey or Carey Financial could result in civil remedies, including sanctions, fines and penalties, which may be more severe than if the violation had occurred without the injunction being in place. Additionally, if W. P. Carey or Carey Financial breaches the terms of the injunction, the SEC may petition the court to vacate the settlement and restore the SEC’s original action to the active docket for all purposes.

The settlement is not binding on other regulatory authorities, including FINRA, which regulates Carey Financial, state securities regulators, or other regulatory organizations, which may seek to commence proceedings or take action against W. P. Carey or its affiliates on the basis of the settlement or otherwise.

Additional regulatory action, litigation or governmental proceedings could adversely affect us by, among other things, distracting W. P. Carey and Carey Financial from their duties to us, resulting in significant monetary damages to W. P. Carey and Carey Financial which could adversely affect their ability to perform services for us, or resulting in injunctions or other restrictions on W. P. Carey’s or

Carey Financial’s ability to act as our advisor and dealer manager, respectively, in the United States or in one or more states.

Exercising our right to repurchase all or a portion of Carey Watermark Holdings’ interests in our operating partnership upon certain termination events could be prohibitively expensive and could deter us from terminating the advisory agreement.

The termination or resignation of CLA as our advisor, or non-renewal of the advisory agreement, and replacement with an entity that is not an affiliate of the advisor, all after two years from the start of operations of our operating partnership, would give our operating partnership the right, but not the obligation, to repurchase all or a portion of Carey Watermark Holdings’ interests in our operating partnership at the fair market value of those interests on the date of termination, as determined by an independent appraiser. This repurchase could be prohibitively expensive, could require the operating partnership to have to sell assets to raise sufficient funds to complete the repurchase and could discourage or deter us from terminating the advisory agreement. Alternatively, if our operating partnership does not exercise its repurchase right, we might be unable to find another entity that would be willing to act as our advisor while Carey Watermark Holdings owns a significant interest in the operating partnership. If we do find another entity to act as our advisor, we may be subject to higher fees than the fees charged by CLA.

The repurchase of Carey Watermark Holdings’ special general partner interest in our operating partnership upon the termination of Carey Lodging Advisors, LLC as our advisor in connection with a merger or other extraordinary corporate transaction may discourage a takeover attempt if our advisory agreement would be terminated and Carey Lodging Advisors, LLC is not replaced by an affiliate of W. P. Carey as our advisor in connection therewith.

In the event of a merger or other extraordinary corporate transaction in which our advisory agreement is terminated and CLA is not replaced by an affiliate of W. P. Carey as our advisor, the operating partnership must either repurchase all or a portion of Carey Watermark Holdings’ special general partner interest in our operating partnership or obtain the consent of Carey Watermark Holdings to the merger. This obligation may deter a transaction in which we are not the survivor. This deterrence may limit the opportunity for stockholders to receive a premium for their common shares that might otherwise exist if an investor attempted to acquire us through a merger or other extraordinary corporate transaction.

Payment of fees to our advisor, and distributions to our special general partner, will reduce cash available for investment and distribution.

Our advisor will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. Unless our advisor elects to receive our common stock in lieu of cash compensation, we will pay our advisor substantial cash fees for these services. In addition, our special general partner is entitled to certain distributions from our operating partnership. The payment of these fees and distributions will reduce the amount of cash available for investments or distribution to our stockholders.

Our advisor and the subadvisor may be subject to conflicts of interest.

Our advisor manages our overall business and selects our investments. The subsadvisor performs services for our advisor relating to us. Our advisor and the subadvisor have some conflicts of interest in the performance of their services which arise with respect to matters relating to the following:

•	the receipt of compensation by our advisor and the subadvisor for acquisitions of investments, leases, sales and financing, and listing and other liquidity transactions for us, which may cause our advisor and the subadvisor to engage in or recommend transactions that generate higher fees, rather than transactions that are more appropriate or beneficial for our business and our stockholders;

•	agreements between us and our advisor, and between the advisor and the subadvisor including agreements regarding compensation, will not be negotiated on an arm’s length basis as would occur if the agreements were with unaffiliated third parties;

•	acquisitions of single assets or portfolios of assets from affiliates, including other entities that may in the future be sponsored and/or managed by our advisor, the subadvisor or their respective affiliates or the CPA® REITs, which may take the form of a direct purchase of assets, a merger or another type of transaction;

•	competition with certain affiliates for investment acquisitions, which may cause our advisor, the subadvisor or their respective affiliates to direct investments suitable for us to other related entities;

•	a decision by the asset operating committee (on our behalf) of whether to hold or sell an asset. This decision could impact the timing and amount of fees payable to our advisor and the subadvisor as well as allocations and distributions payable to Carey Watermark Holdings pursuant to its special general partner interests. On the one hand, our advisor receives asset management fees and may decide not to sell an asset. On the other hand, our advisor receives disposition fees and Carey Watermark Holdings will be entitled to certain profit allocations and cash distributions based upon sales of assets as a result of its operating partnership profits interest, and the subadvisor will share in a portion of those fees and distributions;

•	a recommendation by our advisor that we declare distributions at a particular rate because our advisor and Carey Watermark Holdings may begin collecting subordinated fees and subordinated distributions once the applicable preferred return rate has been met; and

•	disposition fees based on the sale price of assets and interests in disposition proceeds based on net cash proceeds from sale, exchange or other disposition of assets, may cause a conflict between the advisor’s desire to sell an asset and our plans to hold or sell the asset. See “Conflicts of Interest.”

There are conflicts of interest with certain of our directors and officers who have duties to W. P. Carey and/or to Watermark Capital Partners and entities sponsored or managed by either of them with which we contract or with which we may compete for properties.

Several of the officers and certain of the directors of the advisor or the subadvisor are also our officers and directors, including Mr. Medzigian, Trevor P. Bond, Thomas E. Zacharias, Mark J. DeCesaris and Thomas J. Ridings, Jr. Our advisor will enter into contracts with us to provide us with asset management, property acquisition and disposition services, and the subadvisor will support the advisor in the provision of these services. Our officers may benefit from the fees and distributions paid to our advisor, the subadvisor and Carey Watermark Holdings.

In addition, Mr. Medzigian, one of our directors, is and will be a principal in other real estate investment transactions or programs that may compete with us. Currently, Mr. Medzigian is the Chairman and Managing Partner of Watermark Capital Partners. Watermark Capital Partners is a private investment and management firm that specializes in real estate private equity transactions involving hotels and resorts, resort residential products, recreational projects including golf and club ownership programs and new-urbanism and mixed-use projects. Watermark Capital Partners through its affiliates, currently owns interests in and/or manages seven lodging properties within the United States, including the three which are part of a joint venture with W. P. Carey and the one in which Watermark Capital Partners serves as asset manager pursuant to an asset management agreement with an affiliate of W. P. Carey. Mr. Bond, our Chairman, is a director and interim chief executive officer of W. P. Carey, which is a real estate advisory and investment company that has been sponsoring and advising real estate programs primarily engaged in long term net leased investments for more than 35 years. W. P. Carey and the CPA® REITs own five investments in 16 lodging properties located within the United States, including the two which are part of a joint venture with Watermark Capital Partners. None of W. P. Carey’s or Watermark Capital Partners’ pre-existing lodging investments will be contributed to us. W. P. Carey, the CPA® REITs and Watermark Capital

Partners, therefore, have an economic interest in other transactions, including in such pre-existing lodging investments, and Messrs. Medzigian and Bond, by virtue of their positions in Watermark Capital Partners, W. P. Carey and the CPA® REITs, as applicable, may be subject to conflicts of interests.

Furthermore, the CPA® REITs and other entities managed by W. P. Carey are restricted in making future investments in lodging properties, unless W. P. Carey owns a majority of the voting equity interests of such entities.

As a result of the interests described in this section, our advisor, the subadvisor and the directors and officers who are common to us, the CPA® REITs, W. P. Carey and Watermark Capital Partners will experience conflicts of interest.

We have limited independence, and there are potential conflicts between our advisor, the subadvisor and our stockholders.

Substantially all of our management functions are performed by officers of our advisor pursuant to our contract with the advisor and by the subadvisor pursuant to its subadvisory agreement with the advisor. Additionally, some of the directors of W. P. Carey and Watermark Capital Partners or entities managed by them, will also be members of our board of directors upon consummation of this offering. This limited independence, combined with our advisor’s and Carey Watermark Holdings’ interests in us, may result in potential conflicts of interest described in this prospectus because of the substantial control that our advisor has over us and because of its economic incentives that may differ from those of our stockholders. See “Conflicts of Interest — We have limited independence.”

We may face competition from entities managed by our advisor, the subadvisor and their respective affiliates in the purchase, sale and ownership of properties.

Entities managed by our advisor in the future, and entities separately managed now or in the future by W. P. Carey and Watermark Capital Partners, may compete with us with respect to properties, potential purchasers, sellers of properties; and mortgage financing for properties. See “Risk Factors — Risks Related to Our Relationship with Our Advisor — There are conflicts of interest with certain of our directors and officers who have duties to W. P. Carey and/or to Watermark Capital Partners and entities sponsored or managed by either of them with which we contract or with which we may compete for properties.” If in the future some of the entities formed and managed by our advisor or the subadvisor or their respective affiliates focus specifically on lodging investments, they may receive preference in the allocation of those types of investments. See “Conflicts of Interest — We may enter into transactions with or take loans from our advisor, the subadvisor or their respective affiliates or entities managed by them.” and “There may be competition from our advisor, the subadvisor or their respective affiliates for the time and services of officers and directors.”

The dealer manager’s affiliation with our advisor may cause a conflict of interest and may hinder the performance of its due diligence obligations.

Carey Financial will receive selling commissions and a dealer manager fee, all or a portion of which it may re-allow to other dealers, in connection with this offering. As dealer manager, Carey Financial has certain obligations under the federal securities laws to undertake a due diligence investigation with respect to the parties involved in this offering, including our advisor. Carey Financial’s affiliation with W. P. Carey may cause a conflict of interest for Carey Financial in carrying out its due diligence obligations. While we make certain representations to Carey Financial on which it may rely, Carey Financial has not requested and will not obtain from counsel an opinion to the effect that the prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the prospectus, in the light of the circumstances under which they were made, not misleading. The absence of an independent due diligence review by Carey Financial may increase the risk and uncertainty you face as a potential investor in our common shares. See also “Conflicts of Interest — Our dealer manager’s affiliation with W. P. Carey, its parent, may cause conflicts of interest.”

Risks Related to Our Operations

We may incur material losses on some of our investments.

Our objective is to generate attractive risk adjusted returns which means that we will take on risk in order to achieve higher returns. We expect that we will incur losses on some of our investments. Some of those losses could be material.

Liability for uninsured losses could adversely affect our financial condition.

Losses from disaster-type occurrences (such as wars, terrorist activities, floods or earthquakes) may be either uninsurable or not insurable on economically viable terms. Should an uninsured loss occur or a loss in excess of the limits of our insurance, we could lose our capital investment and/or anticipated profits and cash flow from one or more investments, which in turn could cause the value of the shares and distributions to our stockholders to be reduced.

Our participation in joint ventures creates additional risk because, among other things, we cannot exercise sole decision making power and our partners may have different economic interests than we have.

From time to time we may participate in joint ventures and purchase assets jointly with the other entities sponsored or managed by our advisor, W. P. Carey or Watermark Capital Partners and with third parties. There are additional risks involved in joint venture transactions. As a co-investor in a joint venture, we may not be in a position to exercise sole decision-making authority relating to the property, joint venture or other entity. In addition, there is the potential of our joint venture partner becoming bankrupt and the possibility of diverging or inconsistent economic or business interests of us and our partner. These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. The partition rights of each owner in a jointly owned property could reduce the value of each portion of the divided property. Further, the fiduciary obligation that our advisor or members of our board may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights.

Our operations could be restricted if we become subject to the Investment Company Act and your investment return, if any, may be reduced if we are required to register as an investment company under the Investment Company Act.

A person will generally be deemed to be an “investment company” for purposes of the Investment Company Act if:

•	it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which is referred to as the “40% test.”

We believe that we are engaged primarily in the business of acquiring and owning interests in real estate. We hold ourselves out as a real estate firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. Accordingly, we do not believe that we are, or following this offering will be, an “orthodox” investment company as defined in section 3(a)(1)(A) of the Investment Company Act and described in the first bullet point above. Further, following this offering, we will have no material assets other than our 99.985% ownership interest in the operating partnership. Excepted from the term “investment securities” for purposes of the 40% test described above, are securities issued by majority-owned subsidiaries, such as our operating partnership, that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We expect our operating partnership to rely upon the exemption from registration as an investment company pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of the operating partnership’s assets must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets. Qualifying assets for this purpose include mortgage loans and other assets, including certain mezzanine loans and B notes, that the SEC staff in various no-action letters has affirmed can be treated as qualifying assets. We intend to treat as real estate-related assets CMBS, debt and equity securities of companies primarily engaged in real estate businesses and securities issued by pass through entities of which substantially all the assets consist of qualifying assets and/or real estate-related assets. We expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the operating partnership holding assets we might wish to sell or selling assets we might wish to hold.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company we would be prohibited from engaging in our business as currently contemplated because the Investment Company Act imposes significant limitations on leverage. In addition, we would have to seek to restructure the advisory agreement because the compensation that it contemplates would not comply with the Investment Company Act. Criminal and civil actions could also be brought against us if we failed to comply with the Investment Company Act. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Because the operating partnership will rely on the exemption from investment company registration provided by Section 3(c)(5)(C), and the operating partnership will be a majority owned subsidiary of us, our interests in the operating partnership will not constitute investment securities for purposes of the 40% test. Our interests in the operating partnership will be our only material asset; therefore, we believe that we will satisfy the 40% test.

Compliance with the Americans with Disabilities Act may require us to spend substantial amounts of money which could adversely affect our operating results.

We must comply with the Americans with Disabilities Act and fire and safety regulations, which can require significant expenditures. All of our properties must comply with the applicable portions of the Americans with Disabilities Act and the related regulations, rules and orders, commonly referred to as the ADA, or similar applicable foreign laws. The ADA, for example, has separate compliance requirements for “public accommodations” and “commercial facilities,” but generally requires that buildings be made accessible to persons with disabilities. If we fail to comply with the ADA and other applicable laws, the United States, or in case we invest outside the United States, a foreign government might impose fines on us and award damages to individuals affected by the failure. In addition, we must operate our properties in compliance with numerous local and, if we invest outside the United States, with foreign fire and safety regulations, building codes and other land use regulations. Compliance with these requirements could require us to spend substantial amounts of money, which could adversely affect our operating results. Failure to comply with these requirements may also affect the marketability of the properties.

We will incur debt to finance our operations, which may subject us to an increased risk of loss.

We will incur debt to finance our operations. The leverage we employ will vary depending on our ability to obtain credit facilities, the loan-to-value and debt service coverage ratios of our assets, the yield on our assets, the targeted leveraged return we expect from our investment portfolio and our ability to meet ongoing covenants related to our asset mix and financial performance. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we acquire.

Debt service payments may reduce the net income available for distributions to our stockholders. Moreover, we may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. Our charter or bylaws do not restrict the form of indebtedness we may incur.

We are subject, in part, to the risks of real estate ownership which could reduce the value of our properties.

Our performance and asset value is, in part, subject to risks incident to the ownership and operation of real estate, including:

•	changes in the general economic climate;

•	changes in local conditions such as an oversupply of space or reduction in demand for real estate;

•	changes in interest rates and the availability of financing; and

•	changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

We may have difficulty selling our properties, and this lack of liquidity may limit our ability to quickly change our portfolio in response to changes in economic or other conditions.

Real estate investments generally have less liquidity compared to other financial assets and this lack of liquidity may limit our ability to quickly change our portfolio in response to changes in economic or other conditions. The real estate market is affected by many factors that are beyond our control, including general economic conditions, availability of financing, interest rates and other factors, such as supply and demand.

We may be required to spend funds to correct defects or to make improvements before a property can be sold. We may not have funds available to correct those defects or to make those improvements. In acquiring a lodging property, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These factors and any others that would impede our ability to respond to adverse changes in the lodging industry or the performance of our properties could have a material adverse effect on our results of operations and financial condition, as well as our ability to pay distributions to stockholders.

Our inability to sell properties that we have identified as held for sale may result in us owning lodging facilities which no longer fit within our business strategy. Holding these properties or selling these properties for losses may affect our earnings and, in turn, could adversely affect our value. Some of the other factors that could result in difficulty selling properties include, but are not limited to:

•	Inability to agree on a favorable price;

•	Inability to agree on favorable terms;

•	Restrictions imposed by third parties such as inability to transfer franchise or management agreements;

•	Lender restrictions;

•	Environmental issues; and/or

•	Property condition.

Potential liability for environmental matters could adversely affect our financial condition.

Although we will subject our properties to an environmental assessment prior to acquisition, we may not be made aware of all the environmental liabilities associated with a property prior to its purchase. There may be hidden environmental hazards that may not be discovered prior to acquisition. The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or rent the property or to borrow using the property as collateral.

Various federal, state and local environmental laws impose responsibilities on an owner or operator of real estate and subject those persons to potential joint and several liabilities. Typical provisions of those laws include:

•	Responsibility and liability for the costs of investigation, removal or remediation of hazardous substances released on or in real property, generally without regard to knowledge of or responsibility for the presence of the contaminants.

•	Liability for claims by third parties based on damages to natural resources or property, personal injuries, or costs of removal or remediation of hazardous or toxic substances in, on, or migrating from our property.

•	Responsibility for managing asbestos-containing building materials, and third-party claims for exposure to those materials.

Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures.

Risks Related to Investments in the Lodging Industry

Current economic conditions may adversely affect the lodging industry.

The performance of the lodging industry has historically been closely linked to the performance of the general economy and, specifically, growth in U.S. GDP. It is also sensitive to business and personal discretionary spending levels. Declines in corporate budgets and consumer demand due to adverse general economic conditions, risks affecting or reducing travel patterns, lower consumer confidence or adverse political conditions can lower the revenues and profitability of our future hotel properties and therefore the net operating profits of our TRS lessees. The current global economic downturn has led to a significant decline in demand for products and services provided by the lodging industry, lower occupancy levels and significantly reduced room rates.

We cannot predict how severe or prolonged the global economic downturn will be or how severe or prolonged the lodging industry downturn will be. A further extended period of economic weakness would likely have an adverse impact on our revenues and negatively affect our profitability.

Furthermore, a continued general reduction in available financing for real-estate related investments may impact our financial condition by increasing our cost of borrowing, reducing our overall leverage (which may reduce our returns on investment) and making it more difficult for us to obtain financing for ongoing acquisitions. These effects could in turn adversely affect our ability to make distributions to our stockholders.

We are subject to various operating risks common to the lodging industry, which may adversely affect our ability to make distributions to our stockholders.

Our hotel properties and lodging facilities will be subject to various operating risks common to the lodging industry, many of which are beyond our control, including the following:

•	competition from other hotel properties or lodging facilities in our markets;

•	over-building of hotels in our markets, which will adversely affect occupancy and revenues at the hotels we acquire;

•	dependence on business and commercial travelers and tourism;

•	increases in energy costs and other expenses affecting travel, which may affect travel patterns and reduce the number of business and commercial travelers and tourists;

•	increases in operating costs due to inflation and other factors that may not be offset by increased room rates;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	adverse effects of international, national, regional and local economic and market conditions;

•	unforeseen events beyond our control, such as terrorist attacks, travel related health concerns, including pandemics and epidemics such as H1N1 influenza (swine flu), avian bird flu and SARS, political instability, regional hostilities, imposition of taxes or surcharges by regulatory authorities, travel related accidents and unusual weather patterns, including natural disasters such as hurricanes, tsunamis or earthquakes;

•	adverse effects of a downturn in the lodging industry; and

•	risks generally associated with the ownership of hotel properties and real estate, as discussed below.

These risks could reduce the net operating profits of our TRS lessees, which in turn could adversely affect our ability to make distributions to our stockholders.

Seasonality of certain lodging properties may cause quarterly fluctuations in results of operations of our properties.

Certain lodging properties are seasonal in nature. Generally, occupancy rates and revenues are greater in the second and third quarters than in the first and fourth quarters. As a result of the seasonality of certain lodging properties, there may be quarterly fluctuations in results of operations of our properties. Quarterly financial results may be adversely affected by factors outside our control, including weather conditions and poor economic factors. As a result, we may need to enter into short-term borrowings in certain periods in order to offset these fluctuations in revenues, to fund operations or to make distributions to our stockholders.

The cyclical nature of the lodging industry may cause fluctuations in our operating performance.

The lodging industry is highly cyclical in nature. Fluctuations in operating performance, are caused largely by general economic and local market conditions, which subsequently affect levels of business and leisure travel. In addition to general economic conditions, new hotel room supply is an important factor that can affect lodging industry’s performance, and over-building has the potential to further exacerbate the negative impact of an economic recession. Room rates and occupancy, and thus RevPAR, tend to increase when demand growth exceeds supply growth. The continued decline in lodging demand beyond late 2010 to early 2011, or a continued growth in lodging supply, could result in returns that are substantially below expectations, or result in losses, which could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our stockholders.

Future terrorist attacks or increased concern about terrorist activities could adversely affect the travel and lodging industries and may affect operations for the lodging properties that we acquire.

As part of the effects of previous terrorist attacks in the United States, terrorist alerts and a decline in consumer and business spending, the lodging industry could experience a decline in business caused by a reduction in travel for both business and pleasure. Any kind of terrorist activity within the United States or elsewhere could negatively impact both domestic and international markets as well as our business. Such attacks or threats of attacks could have a material adverse effect on our business, our ability to insure our properties and our operations.

We may not have control over properties under construction.

We may acquire sites under development, as well as sites which have existing properties, including properties which require renovation. If we acquire a property for development or renovation, we may be subject to the risk that we cannot control construction costs and the timing of completion of construction or a developer’s ability to build in conformity with plans, specifications and timetables.

We are subject to the risk of increased lodging operating expenses.

We are subject to the risk of increased lodging operating expenses, including, but not limited to, the following cost elements:

•	wage and benefit costs;

•	repair and maintenance expenses;

•	employee liabilities;

•	energy costs;

•	property taxes;

•	insurance costs; and

•	other operating expenses.

Any increases in one or more of these operating expenses could have a significant adverse impact on our results of operations, cash flows and financial position.

We are subject to the risk of potentially significant tax penalties in case our leases with the TRS lessees do not qualify for tax purposes as arm’s length.

Our TRS lessees will incur taxes or accrue tax benefits consistent with a “C” corporation. If the leases between us and our TRS lessees were deemed by the Internal Revenue Service to not reflect arm’s length transactions for tax purposes, we may be subject to severe tax penalties as the lessor that will increase our lodging operating expenses and adversely impact our profitability and cash flows.

Our results of operations, financial position, cash flows and ability to service debt and to make distributions to stockholders will depend on the ability of the independent property operators to operate and manage the hotels.

Under the provisions of the Internal Revenue Code, as a REIT, we are allowed to own lodging properties but are prohibited from operating these properties. In order for us to satisfy certain REIT qualification rules, we will enter into leases with the TRS lessees for each of our lodging properties. The TRS lessees will in turn contract with independent property operators that will manage day-to-day operations of our properties. Although we will consult with the property operators with respect to strategic business plans, we may be limited, depending on the terms of the applicable operating agreement and the applicable REIT qualification rules, in our ability to direct the actions of the independent property operators, particularly with respect to daily operations. Thus even if we believe that our lodging properties are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, revenue per available room, average daily rates or operating profits, we may not have sufficient rights under a particular property operating agreement to enable us to force the property operator to change its method of operation. We can only seek redress if a property operator violates the terms of the applicable property operating agreement with the TRS lessee, and then only to the extent of the remedies provided for under the terms of the property operating agreement. Our results of operations, financial position, cash flows and ability to service debt and to make distributions to stockholders shall, therefore, be substantially dependent on the ability of the property operators to operate our properties successfully. Some of our operating agreements may have lengthy terms, may not be terminable by us before the agreement’s expiration and may require the payment of substantial termination fees. In the event that we are able to and do replace any of our property operators, we may experience significant disruptions at the affected hotels, which may adversely affect our ability to make distributions to our stockholders.

There may be operational limitations associated with management and franchise agreements affecting our properties and these limitations may prevent us from using these properties to their best advantage for our stockholders.

The TRS lessees will lease and hold some of our properties and may enter into franchise or license agreements with nationally recognized lodging brands. These franchise agreements may contain specific standards for, and restrictions and limitations on, the operation and maintenance of our properties in order to maintain uniformity within the franchiser system. We expect that franchisors will periodically inspect our properties to ensure that we maintain their standards. We do not know whether those limitations may restrict our business plans tailored to each property and to each market.

The standards are subject to change over time, in some cases at the direction of the franchisor, and may restrict our TRS lessee’s ability, as franchisee, to make improvements or modifications to a property without the consent of the franchisor. Conversely, as a condition to the maintenance of a franchise license, a franchisor could also require us to make capital expenditures, even if we do not believe the capital improvements are necessary, desirable, or likely to result in an acceptable return on our investment. Action or inaction on our part or by our TRS lessees could result in a breach of those standards or other terms and conditions of the franchise agreements and could result in the loss or termination of a franchise license.

In connection with terminating or changing the franchise affiliation of a property, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. A loss of a franchise license for one or more lodging properties could materially and adversely affect our results of operations, financial condition and cash flows, including our ability to service debt and make distributions to our stockholders.

We will face competition in the lodging industry, which may limit our profitability and return to our stockholders.

The lodging industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other lodging facilities both in the immediate vicinity and the geographic market where our lodging properties will be located. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We will also face competition from nationally recognized lodging brands with which we will not be associated.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts, national lodging chains and other entities that may have substantially greater financial resources than we do. If our advisor is unable to compete successfully in the acquisition and management of our lodging properties, our results of operation and financial condition may be adversely affected and may reduce the cash available for distribution to our stockholders.

As to our properties that will be operated by independent property operators, our revenues will depend on the ability of such independent property operators to compete successfully with other hotels and resorts in their respective markets. Some of our competitors may have substantially greater marketing and financial resources than us. If the independent property operators are unable to compete successfully or if our competitors’ marketing strategies are effective, our results of operations, financial condition and ability to service debt may be adversely affected and may reduce the cash available for distribution to our stockholders.

Risks Related to an Investment in Our Shares

The lack of an active public trading market for our shares could make it difficult for stockholders to sell shares quickly or at all. We may amend, suspend or terminate our redemption plan without giving you advance notice.

There is no active public trading market for our shares, and we do not expect there ever will be one. Moreover, you should not rely on our redemption plan as a method to sell shares promptly because our redemption plan includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our redemption plan without giving you advance notice. In particular, the redemption plan provides that we may redeem shares only if we have sufficient funds available for redemption and to the extent the total number of shares for which redemption is requested in any quarter, together with the aggregate number of shares redeemed in the preceding three fiscal quarters, does not exceed five percent of the total number of our shares outstanding as of the last day of the immediately preceding fiscal quarter. See “Description of Shares — Redemption of Shares” for a description of our redemption plan. Therefore, it will be difficult for you to sell your shares promptly or at all. In addition, the price received for any shares sold prior to a liquidity event is likely to be less than the proportionate value of the real estate we own. Investor suitability standards imposed by certain states may also make it more difficult to sell your shares to someone in those states. The shares should be purchased as a long-term investment only.

The limit in our charter on the number of our shares a person may own may discourage a takeover, which might provide you with liquidity or other advantages.

Our charter prohibits the ownership by one person or affiliated group of more than 9.8% in value of our stock or more than 9.8% in value or number, whichever is greater, of our common stock, unless exempted by our board of directors, to assist us in meeting the REIT qualification rules, among other things. This limit on the number of our shares a person may own may discourage a change of control of us and may inhibit individuals or large investors from desiring to purchase your shares by making a tender offer for your shares through offers, which could provide you with liquidity or otherwise be financially attractive to you.

Failing to qualify as a REIT would adversely affect our operations and ability to make distributions.

If we fail to qualify as a REIT in any taxable year, we would be subject to U.S. federal income tax on our net taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year we lost our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability, and we would no longer be required to make distributions. We might be required to borrow funds or liquidate some investments in order to pay the applicable tax. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. In order to qualify as a REIT, we must satisfy a number of requirements regarding the composition of our assets and the sources of our gross income. Also, we must make distributions to our stockholders aggregating annually at least 90% of our net taxable income, excluding net capital gains. In addition, legislation, new regulations, administrative interpretations or court decisions may adversely affect our investors, our ability to qualify as a REIT for U.S. federal income tax purposes or the desirability of an investment in a REIT relative to other investments. See “United States Federal Income Tax Considerations — Requirements for Qualification — General.”

Dividends payable by REITs generally do not qualify for reduced U.S. federal income tax rates because qualifying REITs do not pay U.S. federal income tax on their net income.

The maximum U.S. federal income tax rate for dividends payable by domestic corporations to taxable U.S. stockholders (as such term is defined under “United States Federal Income Tax Considerations” below) is 15% (through 2010 under current law). Dividends payable by REITs, however, are generally not eligible for the reduced rates, except to the extent that they are attributable to dividends paid by a taxable REIT subsidiary or a C corporation, or relate to certain other activities. This is because qualifying REITs receive an entity level tax benefit from not having to pay U.S. federal income tax on their net income. As a result, the more favorable rates applicable to regular corporate dividends could cause stockholders who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock. In addition, the relative attractiveness of real estate in general may be adversely affected by the reduced U.S. federal income tax rates applicable to corporate dividends, which could negatively affect the value of our properties.

Possible legislative or other actions affecting REITs could adversely affect our stockholders and us.

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service, or IRS, and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect our stockholders or us. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to our stockholders or us will be changed.

Our board of directors may revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.

Our organizational documents permit our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if the board determines that it is not in our best interest to qualify as a REIT. In such a case, we would become subject to U.S. federal income tax on our net taxable income and we would no longer be required to distribute most of our net taxable income to our stockholders, which may have adverse consequences on the total return to our stockholders.

Conflicts of interest may arise between holders of our common shares and holders of partnership interests in our operating partnership.

Our directors and officers have duties to us and to our stockholders under Maryland law in connection with their management of us. At the same time, we, as general partner will have fiduciary duties under Delaware law to our operating partnership and to the limited partners in connection with the management of our operating partnership. Our duties as general partner of our operating partnership and its partners may come into conflict with the duties of our directors and officers to us and our stockholders.

Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of our operating partnership provides that, for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.

Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, agents and employees, will not be liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees acted in good faith. In addition, our operating partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that: (1) the act or omission was committed in bad faith, was fraudulent or was the result of active and deliberate dishonesty; (2) the indemnified party actually received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. These limitations on liability do not supersede the indemnification provisions of our charter.

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.

Maryland law could restrict change in control which could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ interest.

Provisions of Maryland law applicable to us prohibit business combinations with:

•	any person who beneficially owns 10% or more of the voting power of our outstanding voting shares, referred to as an interested stockholder;

•	an affiliate who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares, also referred to as an interested stockholder; or

•	an affiliate of an interested stockholder.

These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding voting shares and two-thirds of the votes entitled to be cast by holders of our voting shares other than voting shares held by the interested stockholder or by an affiliate or associate of the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder. In addition, a person is not an interested stockholder if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

Our board of directors may determine that it is in our best interest to classify or reclassify any unissued stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of such stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. However, the issuance of preferred stock must also be approved by a majority of independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel. In addition, the board of directors, with the approval of a majority of the entire board and without any action by the stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue. If our board of directors determines to take any such action, it will do so in accordance with the duties it owes to holders of our common stock.

ESTIMATED USE OF PROCEEDS

The following table presents information about how the proceeds raised in this offering will be used. Information is provided assuming (i) the sale of the minimum number of shares in the offering, (ii) the sale of the maximum number of shares in the offering based on the $10.00 per share offering price and (iii) we incur no leverage. Many of the numbers in the table are estimates because all fees and expenses cannot be determined precisely at this time. The actual use of the capital we raise is likely to be different than the figures presented in the table because we may not raise the entire offering amount of $1,000,000,000. Raising less than the full $1,000,000,000 in the offering will alter the amounts of commissions, fees and expenses set forth below. In addition, we currently expect to incur leverage of 50% of our assets, on average. Based upon the assumptions described above, we expect that approximately 86% of the proceeds of the $1,000,000,000 offering will be used for investments, while the remaining 14% will be used to pay expenses and fees, including the payment of fees to Carey Financial and the payment of fees and reimbursement of expenses to our advisor. If we raise the minimum offering amount only, we expect that approximately 85% of the proceeds of the $10,000,000 minimum offering will be used for investments, while the remaining 15% will be used to pay expenses and fees, including the payment of fees to Carey Financial and the payment of fees and reimbursement of expenses to our advisor.

	Minimum Sale of		Maximum Sale
	1,000,000 Shares		100,000,000 Shares
	in the Offering		in the Offering
		Percent of		Percent of
	Amount	Public Offering		Public Offering
	($)	Proceeds	Amount ($)	Proceeds

Gross Public Offering Proceeds	10,000,000	100%	1,000,000,000	100%
Less Public Offering Expenses
Selling Commissions(1)	700,000	7.00%	70,000,000	7.00%
Dealer Manager Fee(2)	300,000	3.00%	30,000,000	3.00%
Other Organization and Offering Expenses(3)	200,000	2.00%	7,754,000	0.78%

Total Organization and Offering Expenses(4)	1,200,000	12.00%	107,754,000	10.78%

Amount of Public Offering Proceeds Available for Investment(5)	8,800,000	88.00%	892,246,000	89.22%

Acquisition Fees(6)	220,000	2.20%	22,306,150	2.23%
Acquisition Expenses(7)	65,000	0.65%	6,500,000	0.65%
Working Capital Reserve(8)	0	0	0	0

Total Proceeds to be Invested(9)	8,515,000	85.15%	863,439,850	86.34%

(1)	We will generally pay a selling commission in connection with the offering of $0.70 per share sold, equivalent to seven percent of the $10.00 offering price. Sales that qualify for volume discounts and net of commission sales will reduce the aggregate overall selling commissions. See “The Offering/Plan of Distribution” for a description of volume discounts. The offering proceeds are calculated as if all shares are sold at $10 per share and do not take into account any reduction in selling commissions.

(2)	We will pay a dealer manager fee of up to $0.30 per share sold, equivalent to three percent of the $10.00 offering price to Carey Financial. A portion of this fee may be re-allowed to any selected dealer that enters into an addendum to the selected dealer agreement with Carey Financial. See “The Offering/Plan of Distribution.”

(3)	“Other Organization and Offering Expenses” represent all expenses incurred in connection with our qualification and registration of our shares, including registration fees paid to the SEC, FINRA and state regulatory authorities, issuer legal and accounting expenses, due diligence costs, advertising, sales literature, fulfillment, escrow agent, transfer agent and personnel costs associated with preparing the registration and offering of our shares. Amounts of certain of the “Other Organization and Offering Expenses” are not determinable at this time; however, we expect that if we raise only the minimum offering amount, “Other Organization and Offering Expenses” will likely exceed 2.0% of the gross proceeds of this offering and our distribution reinvestment plan. If “Other Organization and Offering Expenses,” including reimbursements for bona fide invoiced due diligence expenses, exceed 2.0% of the gross proceeds of this offering and our distribution reinvestment plan, the excess will be paid by CLA with no recourse to us. See “Management Compensation.”

(4)	The total underwriting compensation in connection with this offering, including selling commissions and the dealer manager fee cannot exceed the limitations prescribed by FINRA. The “Total Organization and Offering Expenses” shall be reasonable and shall in no event exceed an amount equal to 15% of the gross proceeds of this offering and our distribution reinvestment plan. In addition, our advisor will be responsible for other organization and offering expenses in excess of two percent of the gross proceeds of this offering and our distribution reinvestment plan.

(5)	While we cannot say with certainty how many properties we would purchase if only the minimum offering amount is raised, we would hope to purchase a minimum of one to two properties if we only raise the minimum offering amount. See “Risk Factors — If we only sell the minimum offering amount, we will invest in very few assets and our stockholders may recognize greater risk and a lower return” and “Risk Factors — Since this is a “best-efforts” offering, there is neither any requirement, nor any assurance that more than the minimum offering amount will be raised” for a discussion of the risks associated with raising only the minimum offering amount. The above estimate is based on the assumption that we will tend to invest in smaller and less expensive properties if we were to raise the minimum offering amount only. However, the actual number of lodging properties will be based in large part on the size, pricing and leverage utilized for each property. As we continue to raise offering proceeds in excess of our minimum offering amount, we expect to increase the diversification of our lodging properties, including with respect to the size and type of lodging properties we invest in.

(6)	Acquisition fees include all fees and commissions paid by us in connection with the making of investments, including the purchase, development or construction of properties. However, acquisition fees exclude any development fee or construction fee paid to a person who is not an affiliate of our sponsor in connection with the actual development and construction of a project after our acquisition of the property. The presentation in the table assumes that all investments are in lodging properties. If we raise the maximum amount of the offering of $1,000,000,000 and all of our investments are 50% leveraged, the total acquisition fees payable will be $44,612,300. See “Management Compensation” for a complete description of the terms, conditions and limitations of the payment of fees to our advisor.

(7)	“Acquisition Expenses” are expenses related to our selection and acquisition of investments, whether or not the investments are ultimately acquired or originated. These expenses include but are not limited to travel and communications expenses, the cost of appraisals, title insurance, non-refundable option payments on investments not acquired, legal fees and expenses, accounting fees and expenses and miscellaneous expenses, related to selection and acquisition of investments whether or not ultimately acquired or originated. “Acquisition Expenses” do not include acquisition fees.

(8)	The advisor may, but is not required to, establish reserves from offering proceeds, operating funds or the available proceeds of any sales of our assets.

(9)	Cash amounts distributed to stockholders in excess of cash flow from operating activities may be funded, without limitation, from offering proceeds, which would reduce the amount of offering proceeds available for investment. We expect to use substantially all of the proceeds from our distribution reinvestment plan to fund redemptions under our redemption plan.

Once we receive minimum gross proceeds of $10,000,000 in this offering and thereafter on an ongoing basis, we intend to contribute the net proceeds of this offering and our distribution reinvestment plan to our operating partnership. Our operating partnership will use the net proceeds received from us: (1) to fund acquisitions and investments in accordance with our investment guidelines; (2) for working capital purposes; (3) to fund our ongoing operations and pay our expenses; (4) to fund redemptions of our common shares and interests in the operating partnership; and/or (5) repay indebtedness incurred under various financing instruments.

Set forth below is information about proceeds raised under our distribution reinvestment plan, assuming we sell all of the shares available under the plan, in one case, and half of the available shares, in the other case. We will pay no selling commissions or dealer manager fees in connection with purchases through our distribution reinvestment plan and we will not use offering proceeds to pay administrative expenses of the plan. Over the life of our company, we generally expect that the amount of proceeds received under our distribution reinvestment plan will be used to fund requests for redemptions by our stockholders. In the early years of our program, when we expect to receive fewer redemption requests, the proceeds from our distribution reinvestment plan will likely exceed redemption requests. Any such excess proceeds will not be reserved, but will be available for other purposes, which may include funding investments or for working capital. In the later years of our program, redemption requests may exceed the amount of proceeds received under our distribution reinvestment plan, in which event we may use other funds, to the extent available, to fund such redemptions.

	Maximum Sale of	Sale of 12,500,000
	25,000,000 Shares in	Shares in
	the Distribution Plan	the Distribution Plan

Gross Proceeds	$237,500,000	$118,750,000

MANAGEMENT COMPENSATION

The following table sets forth the type and, to the extent possible, estimates of the amounts of all fees, compensation, income, partnership distributions and other payments that our advisor, Carey Financial and their affiliates will be entitled to receive in connection with (1) our organization and offering stage, (2) our acquisition and operational stage and (3) our liquidation stage. These payments will result from non-arm’s length bargaining. See “Conflicts of Interest.” The estimated amounts of fees listed in the following table are based on the assumptions that (a) all investments are made in lodging properties and (b) the maximum net proceeds of the offering available for investment are $892,218,000 and the minimum net proceeds of the offering available for investment are $8,800,000 as discussed under “Estimated Use of Proceeds.” The following table also sets forth equity awards to be granted to our officers and directors, non-director members of the investment committee and to officers and employees of our advisor.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount

Organization and Offering Stage

CLA	Reimbursement for organization and offering expenses, excluding selling commissions and the dealer manager fee.(1) Our advisor will be responsible for other organization and offering expenses, excluding selling commissions and the dealer manager fee, in excess of two percent of the gross proceeds of this offering and our distribution reinvestment plan.	These expenses are estimated to be (i) $200,000 if 1,000,000 shares are sold in the offering and (ii) $7,754,000 if 100,000,000 shares are sold in the offering. Amounts that maybe reimbursed are not determinable at this time.

Carey Financial	Selling commissions paid in connection with the offering: Selling commissions will be paid to Carey Financial of up to a maximum of $0.70 per share sold. Carey Financial will, in turn, re-allow all selling commissions to selected dealers.	The maximum amount payable to Carey Financial is (i) $700,000 if 1,000,000 shares are sold in the offering and (ii) $70,000,000 if 100,000,000 shares are sold in the offering, all of which will be re-allowed to the selected dealers. The estimated amounts payable to Carey Financial take into consideration volume discounts and sales made net of commissions in connection with the offering only.

Selling commissions paid in connection with purchases pursuant to our distribution reinvestment plan: We will not pay selling commissions related to the purchases of shares through our distribution reinvestment plan.

Carey Financial	Dealer manager fees in connection with the offering: A dealer manager fee will be paid to Carey Financial of up to a maximum of $0.30 per share sold, a portion of which may be re-allowed to selected dealers for shares sold by the selected dealers.	The amount payable to Carey Financial is (i) $300,000 if 1,000,000 shares are sold in the offering and (ii) $30,000,000 if 100,000,000 shares are sold in the offering, a portion of which may be re-allowed to the selected dealers. The estimated amounts payable to

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount

Carey Financial take into consideration volume discounts and sales made net of commissions in connection with the offering only.

Dealer manager fees in connection with purchases pursuant to our distribution reinvestment plan: We will not pay dealer manager fees in connection with purchases of shares made pursuant to our distribution reinvestment plan.

Acquisition Stage

CLA	Total acquisition fees payable to CLA by us (which fees may include real estate brokerage fees, mortgage placement fees, lease-up fees and transaction structuring fees) will equal 2.50% of the total investment cost of the properties acquired and loans originated by us. We will also reimburse CLA for acquisition expenses.

	Total investment cost means, with respect to a property acquired or a loan originated, an amount equal to the sum of the contract purchase price of such investment plus the acquisition fees and acquisition expenses paid in connection with the investment and other fees and costs approved by our independent directors relating to the initial capitalization of the investment.	The actual amount to be paid to CLA will depend upon the aggregate total cost of the investments we make or acquire, which in turn is dependent upon the gross offering proceeds and the amount of leverage we use to implement our investment strategy, and accordingly is not determinable at this time. If the investments we make or acquire from the proceeds of this offering are, on average, 50% leveraged, the acquisition fees payable to CLA are estimated to be approximately (i) $440,000 if 1,000,000 shares are sold in the offering and (ii) $44,612,300 if 100,000,000 shares are sold in the offering. If the investments we make or acquire from the proceeds of this offering are, on average, 75% leveraged, the acquisition fees payable to CLA are estimated to be approximately (i) $880,000 if 1,000,000 shares are sold in the offering and (ii) $89,224,600 if 100,000,000 shares are sold in the offering.(2) See “Conflicts of Interest.”

The total of all acquisition fees payable by sellers, borrowers or us to CLA and unaffiliated third parties on all investments, and the total amount of acquisition expenses we pay, must be reasonable and together may not exceed six percent of the aggregate contract purchase price of all investments we purchase and the principal amount of loans we originate. A majority of the directors (including a majority of

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount

the independent directors) not otherwise interested in any transaction may approve fees in excess of these limits if they find the excess commercially competitive, fair and reasonable to us.(3)(4)

Operational Stage

All fees, expenses and distributions on the special general partner interest payable during the operational stage are subject to the 2%/25% Guideline.

CLA	An asset management fee is payable to CLA by us equal to 0.50% of the aggregate average market value of our investments.	If the minimum number of 1,000,000 shares is sold in the offering and the investments we make or acquire from the proceeds of this offering are 50% leveraged, the average market value as a result of the offering would be approximately $17,045,600. The annual asset management fee on these assets would be approximately $85,228.(2)

	Average market value is equal to the total investment costs of the investment, less acquisition fees, unless a later appraisal by an independent appraiser is obtained, in which case that later appraised value will become the average market value.	If the maximum number of 100,000,000 shares is sold in the offering and the investments we make or acquire from the proceeds of this offering are 50% leveraged, the average market value as a result of the offering would be approximately $1,728,280,502. The annual asset management fee on these assets would be approximately $8,641,403.

If the maximum number of 100,000,000 shares is sold in the offering and the investments we make or acquire from the proceeds of this offering are 75% leveraged, the average market value as a result of the offering would be approximately $3,456,561,004. The annual asset management fee on these assets would be approximately $17,282,805.(2)

CLA	We will reimburse CLA for various expenses incurred in connection with its provision of services to us. In addition to reimbursement of	Not determinable at this time.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount

third party expenses that will be paid by our advisor (including property-specific costs, professional fees, office expenses, travel expenses and business development expenses), we will reimburse our advisor for the allocated costs (including compensation) of personnel and overhead in providing management of our day- to-day operations, including asset management, accounting services, stockholder services, corporate management and operations, except that we will not reimburse our advisor for the cost of personnel to the extent such personnel are used in transactions (acquisitions, dispositions and refinancings) for which our advisor receives a transaction fee. CLA must absorb, or reimburse us for, the amount in any twelve-month period ending on the last day of any fiscal quarter by which our operating expenses, including asset management fees, distributions paid on the special general partner interest during the operational stage, loan financing fees and disposition fees paid on assets, other than interests in real property, exceed the 2%/25% Guideline. Such reimbursement must be made within 60 days after the end of the applicable twelve-month period. To the extent that operating expenses payable or reimbursable by us exceed this limit and a majority of independent directors determine that the excess expenses were justified based on any unusual and nonrecurring factors which they deem sufficient, CLA may be reimbursed in future quarters for the full amount of the excess, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the 2%/25% Guideline in the twelve-month period ending on the last day of such quarter.(3)(4)(5)

CLA	Loan Financing Fee. We will pay the advisor up to 1% of the principal amount of a refinanced	Not determinable at this time.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount

loan secured by property if (1) the maturity date of the refinanced loan is less than one year away and the new loan has a term of at least five years, (2) in the judgment of the independent directors, the terms of the new loan represent an improvement over the refinanced loan or (3) the new loan is approved by the independent directors as being in our best interest.

Carey Watermark Holdings	Carey Watermark Holdings has a special general partner profits interest in our operating partnership which will entitle Carey Watermark Holdings to receive 10% of distributions of available cash. Available cash means the cash generated by operating partnership operations and investments excluding cash from sales and refinancings, after the payment of debt and other operating expenses, but before distributions to partners. Distributions of available cash will be paid quarterly; however, if the amount of a quarterly distribution would cause the 2%/25% Guideline to be exceeded for the relevant twelve-month period, the portion of the distribution (which may be 100% of it) equal to the excess over the 2%/25% Guideline will be deferred until the next quarter in which the deferred portion of the distribution can be paid without exceeding the 2%/25% Guideline.(6)	Not determinable at this time. The actual amount to be paid to Carey Watermark Holdings is limited to the 2%/25% Guideline.

Officers of CWI and Officers and Employees of our Advisor, the Subadvisor and Non-Director Members of the Investment Committee	Our officers and officers and employees of CLA, the subadvisor and their respective affiliates who perform services on our behalf and non-director members of the investment committee may be granted awards in the form of restricted stock units under our 2010 Equity Incentive Plan.	Equity awards under our two equity incentive plans may not exceed, on a combined basis, four percent of our outstanding shares of common stock on a fully diluted basis, up to a maximum amount of 4,000,000 shares.

Independent Directors	We will pay to each independent director (i) an annual fee of $34,000, and (ii) an annual fee of $10,000 to serve on the investment committee. In addition, the Chairman of the Audit Committee will receive an annual fee of $5,000.	The estimated aggregate compensation payable to the independent directors as a group for a full fiscal year is approximately $137,000.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount

	Each independent director is also entitled to receive an award of 1,000 restricted stock units under our 2010 Equity Incentive Plan when he or she joins the board and at each annual stockholders’ meeting thereafter. The restricted stock units will be fully vested on grant.	Equity awards under our two equity incentive plans may not exceed, on a combined basis, four percent of our outstanding shares of common stock on a fully diluted basis, up to a maximum amount of 4,000,000 shares.

Non-Director Members of the Investment Committee	We will pay any non-director member of the investment committee who is not one of our officers an annual fee of $10,000 and an annual award of 500 fully vested restricted stock units to serve on the investment committee.	The estimated aggregate compensation currently payable for a full fiscal year is approximately $10,000.

Dispositions/Liquidation Stage

All disposition fees payable upon sales of assets, other than interests in real property, are subject to the 2%/25% Guideline.

CLA	If CLA provides a substantial amount of services in the sale of an investment, we will pay disposition fees in an amount equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) 1.5% of the contract sales price of a property. The total real estate commissions and the disposition fees we pay shall not exceed an amount equal to the lesser of: (i) six percent of the contract sales price of a property or (ii) the commission paid in a competitive market for the purchase or sale of a property that is reasonable and competitive in light of the size, type and location of the property.(3)(4)	Not determinable at this time.

	If the advisory agreement is terminated, other than for cause, or not renewed, we will pay CLA accrued and unpaid fees and expense reimbursements earned prior to termination or non- renewal of the advisory agreement. If our advisory agreement is terminated for cause, or by the advisor for other than good reason, we will pay CLA unpaid expense reimbursements.	Not determinable at this time.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount

Carey Watermark Holdings	Interest in Disposition Proceeds. Carey Watermark Holdings’ special general partner interest will also entitle it to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (which will be equivalent to the initial investment by our stockholders in our shares) (through certain liquidity events or distributions) plus the six percent preferred return rate. W. P. Carey and Watermark Capital Partners may award their employees or the employees of their affiliates (some of whom may also serve as our directors or officers) interests in such distributions. A listing will not trigger the payment of this distribution.	The incentive profits interest is dependent on our operations and the amounts received upon the sale or other disposition of the assets and is not determinable at this time.

	If we terminate or do not renew the advisory agreement (including as a result of a merger, sale of substantially all of our assets or a liquidation), or if our advisor resigns for good reason, all after two years from the start of operations of our operating partnership, our operating partnership will have the right, but not the obligation, to repurchase all or a portion of Carey Watermark Holdings’ interests in our operating partnership at the fair market value of those interests on the date of termination, as determined by an independent appraiser.(4)(5)	Not determinable at this time.

	Subordinated Listing Distribution. At such time, if any, as listing occurs, the special general partner will receive a distribution in an amount equal to 15% of the amount by which (i) our market value plus the total distributions made to our stockholders since inception until the date of listing exceeds, (ii) 100% of our investment in the operating partnership (which will be equivalent to the initial investment	Not determinable at this time.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount

by our stockholders in our shares) plus the total distributions required to be made to achieve the six percent preferred return rate.

The market value will be calculated on the basis of the average closing price or bid and asked price, as the case may be, of the shares over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange or listed or included for quotation.

(1)	“Organization and offering expenses” represents all expenses incurred in connection with our qualification and registration of our shares including registration fees paid to the SEC, the FINRA and state regulatory authorities, issuer legal and accounting expenses, due diligence costs, advertising, sales literature, fulfillment, escrow agent, transfer agent and personnel costs associated with preparing the registration and offering of our shares.

(2)	We currently estimate that in light of current market conditions, we will borrow, on average, 50% of the fair market value of our investment portfolio. The actual leverage percentage we experience will affect the amount of acquisition fees earned by CLA and the amount available for investment will be affected by the amount we borrow (i.e. the more that is borrowed, the more funds available for investment in properties). If the minimum offering of 1,000,000 shares are sold and the investment portfolio is 75% leveraged (the maximum allowable), acquisition fees payable to CLA as a result of the offering (assuming an aggregate total cost of all investments of approximately $34,091,200) are estimated to be approximately $880,000. If the minimum offering of 1,000,000 shares are sold and the investment portfolio is 75% leveraged (the maximum allowable), asset management fees payable to CLA as a result of the offering are estimated to be approximately $170,456.

(3)	CLA may choose on an annual basis to take the acquisition fee, asset management fee and disposition fee in cash or restricted shares, or a combination thereof. For purposes of calculating the value per share of restricted stock given for payment of a fee, the price per share shall be the net asset value per share as determined by the most recent appraisal performed by an independent appraiser or, if an appraisal has not yet been performed, $10.00 per share.

(4)	If at any time the shares become listed on a national securities exchange or are included for quotation on The NASDAQ Stock Market, we will negotiate in good faith with CLA a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with CLA. In negotiating a new fee structure, the independent directors shall consider the following factors and any other factors they deem relevant:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of CLA in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by CLA and its affiliates through their relationship with us whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by CLA;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by CLA for the account of other clients.

The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to CLA than the then-current fee structure.

(5)	If the advisory agreement is terminated, other than for cause, or not renewed, we will pay our advisor accrued and unpaid fees and expense reimbursements, including any subordinated fees, earned prior to termination or non-renewal of the advisory agreement.

(6)	Carey Watermark Holdings may choose on an annual basis to reinvest the distributions from its special general partnership in our operating partnership in exchange for partnership units.

CONFLICTS OF INTEREST

There are various conflicts of interest in the operation of our business. The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest arises and have a fiduciary obligation to act on behalf of the stockholders. Possible conflicts of interest include the following:

Our advisor and the subadvisor may realize substantial compensation.  A transaction involving the purchase, financing, or sale of any investment by us may result in the realization by our advisor of substantial compensation, a portion of which will be paid by our advisor to the subadvisor, and by Carey Watermark Holdings, which owns a special general partnership interest in our operating partnership, of substantial distributions. Our advisor is owned indirectly by W. P. Carey, the subadvisor is owned indirectly by Watermark Capital Partners and Carey Watermark Holdings is owned indirectly by both W. P. Carey and Watermark Capital Partners. In most cases, our advisor has discretion with respect to all decisions relating to any such transaction. Acquisition fees are based upon the total investment cost, rather than the quality or suitability of the investments. Asset management fees are based initially on the purchase price of the investments and later on an appraisal. Distributions on the special general partnership interest are based on available cash flow and gains from our investments. While compensation based on the total amount or value of the investment may create an incentive for the advisor to use more leverage to invest in assets, the maximum total overall leverage the advisor may arrange for us to incur without the need for further approval is the lesser of 75% of the total cost of all our investments, or 300% of our net assets, or a higher amount with the approval of a majority of our independent directors. Net assets are our total assets (other than intangibles), valued at cost before deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. Notwithstanding the leverage cap, a potential conflict still exists in that fees based on the total amount or value of the investment increase as leverage increases and more assets are purchased using leverage. Potential conflicts may also arise in connection with a decision by the asset operating committee (on our behalf) of whether to hold or sell an asset. Disposition fees, Carey Watermark Holdings’ right to certain distributions pursuant to its special general partnership profits interest and the subadvisor’s right to share in a portion of these fees and distributions, may create a conflict between the advisor, the subadvisor and us regarding the timing and terms of the sale of such assets. Alternatively, because our advisor receives asset management fees, it may have an incentive not to sell a property. Our advisor and the subadvisor may also face a conflict in recommending the rate at which we pay distributions because in a liquidity transaction, the special general partner will be entitled to distributions in respect of realized gains on the disposition of assets once stockholders have received a return of 100% of their initial investment and the six percent preferred return rate has been met.

Agreements between us and our advisor, W. P. Carey, Watermark Capital Partners or entities sponsored or managed by them or our advisor are not arm’s length agreements.  Such agreements and arrangements will not be the result of arm’s length negotiations. In addition, as a result of the fact that we have some common management with our advisor, the subadvisor and W. P. Carey, our board of directors may encounter conflicts of interest in enforcing our rights against them in the event of a default by, or disagreement with, any of them, or in invoking powers, rights or options pursuant to any agreement between any of them and us. Certain provisions of our charter require that compensation to our advisor be approved by a majority of the independent directors and that terms of transactions with our advisor, the subadvisor and their respective affiliates be no less favorable to us than terms which could be obtained from unaffiliated entities. In making such determinations our directors will use their judgment and may, but are not required to, retain the services of advisors, professional service providers or other third parties to assist them. We may enter into transactions, such as real estate joint ventures or investments in real estate funds with entities that are sponsored and/or managed by our advisor, the subadvisor or their respective affiliates. We may also purchase assets from, sell assets to, or enter into mergers or other business combination transactions with one or more entities managed by our advisor or the subadvisor in the future or managed now by W. P. Carey or Watermark Capital Partners. Although all such transactions must be approved on our behalf by our independent directors, and in some cases by our stockholders, conflicts may arise in the event of a disagreement between us and any such entity, or because certain of our directors serve on the boards of W. P. Carey and Watermark Capital Partners or entities managed by them, and may serve on the boards of other entities sponsored and/or managed in the future by W. P. Carey or Watermark Capital Partners or other entities, or in enforcing our rights against such entities under agreements we have with them.

We have limited independence.  A substantial portion of our management functions are performed by officers of CLA or W. P. Carey or Watermark Capital Partners pursuant to the advisory agreement and subadvisory agreement. Additionally, some of the members of the board of directors of W. P. Carey or entities managed by it and Mr. Medzigian, the chief executive officer of Watermark Capital Partners, will also be members of our board of directors upon consummation of this offering. Further, our independent directors were initially selected by our advisor. As a result of the foregoing, we have limited independence from our advisor, the subadvisor and their respective affiliates. This limited independence, combined with our advisor’s and Carey Watermark Holdings’ interest in us, may exacerbate the conflicts of interest described in this section by giving our advisor and the subadvisor substantial influence over us while having different economic incentives than our stockholders.

Several of our officers and certain of our directors have ownership interests in W. P. Carey or Watermark Capital Partners.  Several of our officers and certain of our directors own shares in W. P. Carey or Watermark Capital Partners. W. P. Carey is also the parent company of Carey Financial. These ownership interests may result in conflicts by creating an incentive for members of our management to make decisions or enter into transactions on our behalf, that may be beneficial to W. P. Carey or Watermark Capital Partners and not necessarily beneficial to us.

The following table sets forth as of June 30, 2010 certain information regarding ownership interest in W. P. Carey and Watermark Capital Partners of our directors and officers.

	Percentage Interest
	of Watermark Capital	Number of Shares
	Partners Beneficially	of W. P. Carey
Name	Owned	Beneficially Owned(1)

Michael G. Medzigian	99.9	0
Trevor P. Bond	0	20,612
Mark J. DeCesaris	0	94,695
Thomas J. Ridings, Jr.	0	27,579
Thomas E. Zacharias	0	296,960

(1)	Includes options exercisable in the next 60 days.

Our officers and directors who are employees of the advisor, the subadvisor or their respective affiliates, may also receive interests in distributions paid to the special general partner upon certain liquidity transactions. The ability to participate in such distributions may result in conflicts by creating an incentive for those officers and directors who participate in them to enter into liquidity transactions on our behalf which may not necessarily be to our benefit. See “Management Compensation.”

Certain of our independent directors provide advisory services to hotel investors and developers and invest in lodging assets, including lodging facilities, which may give rise to potential conflicts of interest. While we believe that we will benefit from the substantial experience of our independent directors, they may from time to time have interests in transactions which we are considering due to their other business affiliations. If an independent director has an interest in a matter under review by the board of directors, he or she will recuse himself or herself from considering the matter and the matter will be subject to approval by a majority of our disinterested directors.

We may enter into transactions with or take loans from our advisor, the subadvisor or their respective affiliates or entities managed by them.  We may borrow funds or purchase properties from, or enter into joint ventures with, our advisor, the subadvisor or their respective affiliates or entities managed by them if doing so is consistent with the investment procedures, our objectives and policies and if other conditions are met. See “Investment Objectives, Procedures and Policies.” We may borrow funds from our advisor, the subadvisor or their respective affiliates to provide the debt portion of a particular investment or to facilitate refinancings if we are unable to obtain a permanent loan at that time or, in the judgment of the board, it is not in our best interest to obtain a permanent loan at the interest rates then prevailing and the board has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term provided by our advisor, the subadvisor or their respective affiliates.

See “Investment Objectives, Procedures and Policies.” We may borrow funds on a short-term basis from W. P. Carey or Watermark Capital Partners or their affiliates at any time.

We may also acquire assets from, or through joint ventures with, entities sponsored or managed by our advisor, the subadvisor and their respective affiliates, including the CPA® REITs and other entities managed by W. P. Carey or Watermark Capital Partners, if we believe that doing so is consistent with our investment objectives and we comply with our investment policies and procedures. We may acquire single assets or portfolios of assets. Like us, the CPA® REITs intend to consider alternatives for providing liquidity for their stockholders some years after they have invested substantially all of the net proceeds from their public offerings. We may seek to purchase assets from another CPA® REIT that is entering its liquidation phase. These transactions may take the form of a direct purchase of assets, a merger or another type of transaction. We may invest in other vehicles, such as real estate opportunity funds, that are formed, sponsored or managed by our advisor or the subadvisor and their respective affiliates.

Except as provided in our charter, we may not invest in other REITs advised or managed, directly or through affiliates, by the advisor and with respect to which the advisor, the subadvisor and their respective subsidiaries or affiliates receive separate fees.

Our advisor, the subadvisor and their respective affiliates are engaged in or will engage in additional management or investment activities that have and may have in the future overlapping objectives with us.  Each of Watermark Capital Partners and our advisor has agreed that none of it and its affiliates will invest in lodging investments except for individual investments of less than $4 million, non-controlling interests in lodging investments and lodging investments that have been considered and rejected by the investment committee. No fund, including the CPA® REITs, managed by our advisor and its affiliates will be subject to these commitments of our advisor unless our advisor and its affiliates own a majority of the outstanding voting equity interests of such fund. The commitments of Watermark Capital Partners and our advisor will terminate upon the earliest to occur of (1) the termination of the subadvisory agreement, (2) the third anniversary of the commencement of this offering if we have not raised aggregate net proceeds of $500 million and (3) the date on which we have invested at least 90% of the net proceeds of this offering. In addition, none of W. P. Carey’s, the CPA® REITs’ or Watermark Capital Partners’ pre-existing lodging investments will be contributed to us.

In light of the foregoing, our advisor, the subadvisor and the directors and officers who are common to us, W. P. Carey, the CPA® REITs and Watermark Capital Partners, will experience conflicts of interest. In addition, our advisor, the subadvisor and their respective affiliates may establish in the future other investment vehicles that will invest in commercial real estate related assets, including lodging properties. To the extent that these entities have similar investment objectives, our advisor and the subadvisor may face conflicts of interest in allocating investment, purchase and sale, and financing opportunities among itself, the subadvisor or their respective affiliates.

The conflicts described in the preceding paragraph may be affected by variations in the economic benefits to our advisor, the subadvisor and such entities from different allocations of such opportunities. Our advisor will use its best efforts to present suitable investments to us consistent with our investment procedures, objectives and policies. If our advisor or any of its direct or indirect members is presented with a potential investment in an asset which might be made by a member or by more than one investment entity which it advises or manages, including a future REIT managed by the advisor with objectives similar to ours, the decision as to the suitability of the asset for investment by a particular entity will be made by the chief investment officer of our advisor based upon a variety of factors which may include:

•	cash flow from the asset;

•	effect of the acquisition of the asset on the diversification of each entity’s portfolio;

•	the amount of equity required to make the investment;

•	the policies of each entity relating to leverage;

•	the funds of each entity available for investment;

•	the estimated income tax effects of the purchase on each entity;

•	the length of time the funds have been available for investment and the manner in which the potential investment can be structured by each entity; and

•	whether a particular entity has been formed specifically for the purpose of making particular types of investments (in which case it will generally receive preference in the allocation of those types of investments).

Consideration will be given to joint ownership (e.g., tenancy-in-common or joint venture arrangement) of a particular asset determined to be suitable for more than one investment entity in order to achieve diversification of each entity’s portfolio and efficient completion of an entity’s portfolio. Our directors (including the independent directors) must approve any investment in which we invest jointly with an entity sponsored and/or managed by our advisor, the subadvisor or their respective affiliates.

There may be competition from our advisor, the subadvisor and their respective affiliates and entities which any of them manages for the time and services of our officers and directors.  We depend on the board, our advisor, the subadvisor and W. P. Carey for our operations and for the acquisition, operation and disposition of our investments. CLA has entered into the advisory agreement with us pursuant to which it will perform certain functions relating to the investment of our funds and our overall portfolio management, including overseeing and guiding independent property operators that carry out day-to-day management of our properties. See “Management — Advisory Agreement.” CLA will enter into a subadvisory with Watermark Capital Partners pursuant to which the subadvisor will provide services to the advisor primarily relating to acquiring, managing, financing and disposing of our assets and overseeing the independent property operators that manage day-to-day operations of our properties. In addition, the subadvisor will agree to provide Mr. Medzigian’s services as our chief executive officer during the term of the subadvisory agreement. Our advisor and the subadvisor may be performing similar services for other entities they manage in the future. W. P. Carey currently also performs such services for programs it sponsors or manages, and both W. P. Carey and Watermark Capital Partners may perform these services for REITs, partnerships or other investment entities in the future. Our advisor, the subadvisor and W. P. Carey are not required to devote any minimum amount of time and attention to us as opposed to the other entities managed or to be managed by them. They will devote the time to our affairs as they, within their sole discretion, exercised in good faith, determine to be necessary for our benefit and that of our stockholders. See “Management.” There is no exclusivity arrangement between W. P. Carey and Watermark Capital Partners, as described above, and further, CLA, the subadvisor and their respective affiliates and Carey Financial are not restricted from acting as general partner, advisor, underwriter, selling agent or broker-dealer in public or private offerings of securities in REITs, real estate partnerships or other entities which may have objectives similar to ours and which are sponsored by affiliated or non-affiliated persons.

Our UPREIT Structure.  Our directors and officers have duties to us and to our stockholders under Maryland law in connection with their management of us. At the same time, we, as general partner, have fiduciary duties under Delaware law to our operating partnership and to the limited partners in connection with the management of our operating partnership. Our duties as general partner to our operating partnership and its partners may come into conflict with the duties of our directors and officers to us and to our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of our operating partnership provides that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.

Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, agents and employees, will not be liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees acted in good faith. In addition, our operating partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that (1) the act or omission was committed in bad faith, was fraudulent or was the result of active and deliberate dishonesty; (2) the indemnified party actually received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. These limitations on liability do not supersede the indemnification provisions of our charter, which are discussed under “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties. See “Risk Factors — Risks Related to an Investment in Our Shares — Conflicts of interest may arise between holders of our common shares and holders of partnership interests in our operating partnership.”

Our dealer manager’s affiliation with W. P. Carey, its parent, may cause conflicts of interest.  Carey Financial, a subsidiary of W. P. Carey will receive, selling commissions and a dealer manager fee for each share sold, subject to certain exceptions, and will receive reimbursement for bona fide due diligence expenses. See “The Offering/Plan of Distribution.” As dealer manager, Carey Financial has certain obligations to undertake a due diligence investigation with respect to the parties involved in this offering, including W. P. Carey. This need to investigate its parent may cause a conflict of interest for Carey Financial in carrying out its due diligence obligations.

MANAGEMENT

We operate under the direction of a board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Prior to the initial offering date, our directors will have reviewed and approved our amended and restated charter. The board of directors is responsible for the management and control of our affairs. The board of directors has retained CLA to manage our overall portfolio, acquire and dispose of investments and to provide management oversight to our independent property operators, subject to the board’s supervision. CLA has retained the services of the subadvisor, an affiliate of Watermark Capital Partners, to provide it with access to the lodging experience of the subadvisor. We have no employees. We must have at least three directors and may have no more than nine directors.

A majority of the board of directors must be comprised of independent directors, except for a period of up to 90 days after the death, removal or resignation of an independent director pending the election of such independent director’s successor. An independent director is a director who is not and has not for the last two years been associated with the advisor or any of its affiliates or the subadvisor and its affiliates. A director is deemed to be associated with the advisor or subadvisor if he or she, directly or indirectly (including through a member of his or her immediate family), owns any interest in, is employed by, has any material business or professional relationship with, or serves as an officer or director of the advisor or any of its affiliates or the subadvisor and its affiliates, except as a director or trustee for not more than two other REITs organized by or advised by the advisor, W. P. Carey or Watermark Capital Partners. An independent director may not perform material services for us, except to carry out the responsibilities of a director.

Each director holds office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased by a majority of the existing directors, a decrease shall not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors (in case of election of an independent director, by a vote of a majority of the remaining independent directors) and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

The directors are not required to devote all of their time to us and are only required to devote the time to our affairs as their duties require. The directors will generally meet quarterly or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on our advisor. The board is empowered to fix the compensation of all officers that it selects and may pay remuneration to directors for services rendered to us in any other capacity. We will pay to each independent director (i) an annual fee of $34,000, and (ii) an annual fee of $10,000 to serve on the investment committee. In addition, the Chairman of the Audit Committee will receive an additional annual fee of $5,000. It is estimated that the aggregate compensation payable to the independent directors as a group for a full fiscal year will be approximately $137,000. Further, under our 2010 Equity Incentive Plan, each non-employee director will receive an award of 1,000 restricted stock units when he or she joins the board and at each annual stockholders’ meeting thereafter. The restricted stock units will be fully vested on grant. Except for potential awards under our 2010 Equity Incentive Plan, we will not pay any compensation to our officers or directors who also serve as officers or directors of our advisor or the subadvisor. However, we reimburse our advisor for the actual cost of personnel allocable to their time devoted to providing administrative services to us. See “Management — Advisory Agreement” for a more complete discussion of these reimbursements. The board may change the compensation of directors.

Our general investment and borrowing policies are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of us, our advisor and the independent property operators to assure that the policies are in the best interest of the stockholders and are fulfilled. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by the directors.

The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the fees and expenses incurred are reasonable in light of our investment performance, our net assets, net income, and the fees and expenses of other comparable unaffiliated REITs. In addition, a majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve all transactions with our advisor, the subadvisor or their respective affiliates (other than other publicly-registered entities, in which case only the allocation of interests in the transaction must be approved by the independent directors). The independent directors also will be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	the amount of the fee paid to our advisor in relation to the size, composition and performance of our investment portfolio;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	rates charged to other REITs and investment entities other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio relative to the investments generated by our advisor for itself.

The advisor may not vote any shares it now owns or hereafter acquires in any vote for the removal of our directors or any vote regarding the approval or termination of any contract with itself or any of its affiliates and any shares owned by the advisor will not be included in determining the requisite percentage in interest in shares necessary to take action on any such matter.

Directors and Executive Officers of the Company

Our directors, director nominees and executive officers are as follows:

Name	Office

Michael G. Medzigian	Chief Executive Officer and Director Nominee
Trevor P. Bond	Chairman and Director Nominee
Charles S. Henry	Independent Director Nominee
Michael D. Johnson	Independent Director Nominee
Robert E. Parsons, Jr.	Chairman of the Audit Committee and Independent Director Nominee
William H. Reynolds, Jr.	Independent Director Nominee
Mark J. DeCesaris	Chief Financial Officer
Thomas E. Zacharias	Chief Operating Officer

The director nominees will be elected to our board at the time the registration statement of which this prospectus is a part is declared effective. The initial directors will hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified. The following is a biographical summary of the experience of our directors, director nominees and executive officers, including information concerning the particular attributes, experience and/or skills that have led the board of directors to determine that each nominee should serve as a director or director nominee.

Trevor P. Bond, age 48, the Chairman and a Director Nominee, also serves as a Director and Chief Executive Officer of W. P. Carey and as a Director of W. P. Carey International LLC. From June 2007 to July 2010, Mr. Bond served as a Director and on the Investment Committee of Carey Asset Management. Mr. Bond served as a director and a member of the Audit Committees of CPA®:14, CPA®:15 and CPA®:16 — Global from February 2005 to April 2007. Mr. Bond has been the managing member of a private investment vehicle investing in real estate limited partnerships, Maidstone Investment Co., LLC, since 2002. Mr. Bond served in several management capacities for Credit Suisse First Boston (“CSFB”) from 1992 to 2002, including: co-founder of CSFB’s Real Estate Equity Group, which managed approximately $3 billion of real estate assets; founding team member of Praedium Recovery Fund, a $100 million fund managing distressed real estate and mortgage debt; and as a member of the Principal Transactions Group managing $100 million of distressed mortgage debt. Prior to CSFB, Mr. Bond served as an associate to the real estate and finance departments of Tishman Realty & Construction Co. and Goldman, Sachs & Co. in New York. Mr. Bond also founded and managed an international trading company from 1985 to 1987 that sourced industrial products in China for U.S. manufacturers. Mr. Bond received an M.B.A. from Harvard University. Mr. Bond was selected to serve on our board and as our Chairman based on his position as the acting Chief Executive Officer of W. P. Carey, his prior experience as a director of other CPA® REITS and his over 25 years of real estate experience in several sectors, including finance, development, investment and asset management, across a range of property types, as well as direct experience in Asia.

Michael G. Medzigian, age 50, a Director Nominee, has been Chairman and Managing Partner of Watermark Capital Partners, LLC since its formation in 2002. Watermark Capital Partners, LLC is a private real estate investment firm focused on hotels and resorts, golf, resort residential, fractional and club programs, and new-urbanism and mixed-use projects. Through 2001, Mr. Medzigian was President and Chief Executive Officer of Lazard Freres Real Estate Investors and a Managing Director of Lazard where he was recruited to oversee the repositioning of Lazard’s real estate private equity fund operations, one of the largest real estate repositionings in history. At Lazard, the real estate portfolio for which Mr. Medzigian was responsible included the ownership of three lodging operating companies, InTown Suites and Suburban Lodge in the United States and Cliveden/Destination Europe in the United Kingdom. From 1994 to 1999, Mr. Medzigian was a Founding Partner of Olympus Real Estate Corporation, the real estate fund management affiliate of Hicks,

Muse, Tate and Furst Incorporated. At Olympus he acquired and oversaw an extensive portfolio of lodging assets that included, among others, such properties as the Boca Raton Resort & Club, Boca Raton, FL, the Cheeca Lodge & Spa, Islamorada, FL, the Inn at Laguna Beach, Laguna Beach, CA, La Posada de Santa Fe Resort & Spa, Santa Fe, NM, the Ritz Carlton Rancho Mirage, Rancho Mirage, CA, the Algonquin, New York, NY, Equinox Resort & Spa, Manchester, VT, and the Fairmont Copley Plaza, Boston, MA as well as lodging operating companies that included RockResorts, Park Plaza International and Chalet Susse. Earlier in his career, Mr. Medzigian was President of Cohen Realty Services, a Chicago-based real estate investment services firm, he founded and was National Director of the Hospitality Consulting Practice at Deloitte & Touche, and he held various management positions with Marriott Corporation. Mr. Medzigian has served as Chairman and a Director of Atria, Inc., Chairman and a Director of Kapson Senior Quarters Corp., President, CEO and a Director of Park Plaza International, President, CEO and a Director of RockResorts, and as a Director of American Apartment Communities, the American Seniors Housing Association, Arnold Palmer Golf Management, the Assisted Living Federation of America, Dermody Properties, iStar Financial (NYSE: SFI, including serving in its audit and compensation committees), Kemayan Hotels and Leisure (Australian ASX), and the Rubenstein Company. He is or has been a member of the Cornell Hotel Society, the Cornell Real Estate Council, the Cornell University Council, Pension Real Estate Association, the Urban Land Institute (Chairman, Hotel Development Council), and Young President’s Organization (Executive Committee Member). Mr. Medzigian received a Bachelor of Science from Cornell University. Mr. Medzigian’s extensive experience in a broad range of investing activities in lodging assets, his executive experience with Watermark Capital Partners, LLC and his involvement in various companies, associations and councils in the hospitality industry led us to conclude that he should serve as a member of our board.

Charles S. Henry, age 57, an Independent Director Nominee, has been the President of Hotel Capital Advisers, Inc. (“HCA”), since he founded HCA in 1994. HCA currently manages a portfolio of hotel real estate and operating company investments with an equity value in excess of $2 billion. HCA’s portfolio of assets includes the Plaza in New York, the Savoy Hotel in London, and the Four Seasons George V in Paris, as well as hotel company investments that include stakes in Four Seasons Hotels, Fairmont Raffles Hotels International, and Moevenpick Hotels. Mr. Henry also served as a director of Four Seasons Hotels Inc. until the company was taken private in May 2007. Prior to founding HCA, Mr. Henry spent nine years in investment banking at CS First Boston and Salomon Brothers, where he was responsible for capital raising, property sales, and merger and financial advisory assignments in the hotel industry, including the sales of Regent International, Ramada, Holiday Inns, and Motel 6. Earlier in his career, Mr. Henry spent two years on the financial management faculty of the Cornell School of Hotel Administration. Additionally, he worked at Prudential Insurance in hotel asset management and at Hilton International in operations analysis. Mr. Henry received a B.S. in Hotel Administration and an M.B.A. in finance from Cornell University. Mr. Henry’s executive experience with HCA, as well as his extensive experience in the investing and management of hotel assets led us to conclude that he should serve as a member of our board.

Michael D. Johnson, age 54, an Independent Director Nominee, has been the Dean of Cornell University’s School of Hotel Administration since July 2006 and holds the E.M. Statler Professorship of Hotel Administration. Prior to joining Cornell University in 2006, Professor Johnson was the D. Maynard Phelps Collegiate Professor of Business Administration from 1998 and a Professor of Marketing from 1995 at the University of Michigan’s Ross School of Business. Dean Johnson serves as the Chairman of the Board of Governors of the Program in Real Estate at Cornell University, a member of the Board of Governors of Entrepreneurship@Cornell, and a member of the Board of eCornell, Cornell University’s online learning company. At Michigan, he served as the Director of the Center for Customer-Focused Management in Executive Education at the University of Michigan’s Ross School of Business from 2004 to May 2006. Professor Johnson also served as a member of the Executive Committee of the University of Michigan’s Ross School of Business from 1996 to 1998. Professor Johnson has consulted for a diverse range of companies and public agencies, including Promus Hotels, Northwest Airlines, the National Association of Convenience Stores, Dell Corporation, Dow Chemical,

Schering Pharmaceutical and Volvo focusing on, among other things, marketing strategy, service management, customer portfolio management and customer satisfaction measurement and relationship management. Professor Johnson is a founding member of the University of Michigan’s National Quality Research Center where he was instrumental in the development of the American Customer Satisfaction Index. He has authored over a hundred academic articles and industry reports over his career and his five books have been published in six different languages. His most recent books include Competing in a Service Economy: How to Create a Competitive Advantage through Service Development and Innovation (Jossey-Bass, 2003) and the award winning Improving Customer Satisfaction, Loyalty and Profit: An Integrated Measurement and Management System (Jossey-Bass, 2000). Professor Johnson has served as associate editor of the Journal of Consumer Research and served on the editorial boards of the Journal of Marketing, the International Journal of Research in Marketing, the Journal of Service Research, and the International Journal of Service Industry Management. Professor Johnson holds a Ph.D. and M.B.A. from the University of Chicago and a Bachelor of Science degree with honors from the University of Wisconsin. Professor Johnson’s distinguished academic career, his expertise in marketing and customer relationship management, his leadership of the leading institution for hospitality industry education and research and his consulting experience in the hospitality industry led us to conclude that he should serve as a member of our board.

Robert E. Parsons, Jr., age 55, an Independent Director Nominee, has been the Executive Vice President and Chief Financial Officer of Exclusive Resorts, LLC, the preeminent destination club, since 2004, shortly after its founding. Mr. Parsons has also served as a director, member of the audit committee and chairman of the compensation committee of Excel Trust, Inc. since April 2010. From 2002 until 2004, Mr. Parsons was Managing Director of Wasatch Investments, a privately held consulting and investment firm. He was the chief financial officer of Host Marriott Corporation from 1995 to 2002. He began his career with Marriott Corporation in 1981, and continued to work in various strategic planning and treasury capacities at the company until it split into Marriott International and Host Marriott Corporation in 1993. After the split, Mr. Parsons served as treasurer of Host Marriott Corporation, a company with over $9 billion in total lodging assets, before being promoted to chief financial officer. Mr. Parsons served as an independent director of CNL Hotels & Resorts, Inc. from 2003 to April 2007, where he was the lead independent director and chaired the audit committee. He also served as chairman of the Hotel Development Council of the Urban Land Institute and as a member of the National Advisory Counsel of the Graduate School of Management at Brigham Young University. Mr. Parsons received his MBA from Brigham Young University and earned his bachelor’s degree from the same alma mater in Accounting. Mr. Parsons’ extensive senior executive and director experience at several preeminent hospitality companies led us to conclude that he should serve as a member of our board.

William H. Reynolds, Jr., age 61, an Independent Director Nominee, has been the special assistant to the president at Trinity College since November 2008, where he is responsible for Board of Trustees liaison and support and campus and facilities planning. Mr. Reynolds served as Director/Senior Advisor to Thayer Lodging Group of Annapolis, Maryland (“Thayer”) from November 2008 to August 2010, prior to which he served as Thayer’s Chief Investment Officer and Managing Director from November 2006. Thayer is a private equity fund that invests in hospitality real estate, such as hotels and resorts. At Thayer, Mr. Reynolds directed the selection, underwriting, acquisition and disposition of hotel properties. After graduating from Trinity College in 1971 with a B.A. in English, Mr. Reynolds began his career by earning an M.P.A. from the University of New Haven and working in the town planning and zoning offices in Cheshire, Woodbury, and Southbury. In 1977, Mr. Reynolds worked for Portfolio Management, Inc., a commercial real estate developer in Texas and Connecticut, and spent several years acquiring, building, and renovating apartments and condominiums. In 1981, he partnered with an architectural firm and founded City Associates, which developed office properties in Houston. In 1985, Mr. Reynolds joined Metro Hotels, a privately held hotel development and management company in Dallas, where he oversaw development and construction, asset management, and project financing for 12 years. Mr. Reynolds then joined CapStar Hotel Company (“CapStar”) as Senior Vice President Development in 1996, and managed the company’s acquisition of

Metro Hotels in 1998. He held the same position at successors of CapStar, MeriStar Hotels & Resorts and Interstate Hotels. He then became Chief Investment Officer and Executive Vice President of the public REIT, MeriStar Hospitality Corp. in April 2004 until October 2005 when he entered into an agreement with USAA Real Estate Co. (“USAA”) to be Managing Director of a hotel fund USAA planned to form. Subsequently USAA elected not to form the fund and executed a sale of existing investments, at which point Mr. Reynolds joined Thayer Lodging Group. Mr. Reynolds is or has been a member of the ULI Hotel Development Council, the steering committee for America’s Lodging Investment Summit (“ALIS”), the advisory committee of Meet the Money, the advisory committee for the Hunter Hotel Investment Conference, and a Trustee of the American Resort Development Association. He is a frequent panelist and moderator at hospitality industry investment conferences. Mr. Reynolds served as a member of the Trinity College Board of Trustees from 1998 to 2007, and, from its inception in 2006 to the present, Mr. Reynolds has been a member of Trinity’s Cornerstone Capital Campaign Executive Committee. In 1996, he was awarded an Alumni Medal for Excellence by Trinity in recognition of his significant contributions to his profession, his community and to the college. Mr. Reynolds’ 35 years of experience in real estate development, investments, and strategic planning, involving many facets of hotel development and investment led us to conclude that he should serve as a member of our board.

Mark J. DeCesaris, age 51, our Chief Financial Officer, became Acting Chief Financial Officer, Chief Administrative Officer and Managing Director of W. P. Carey in November 2005 and was appointed as Chief Financial Officer in July 2010. Mr. DeCesaris also serves as Chief Financial Officer, Chief Administrative Officer and Managing Director for CPA®:17 — Global, CPA®:16 — Global, CPA®:15 and CPA®:14 and Manager of Carey Financial, LLC. Mr. DeCesaris had been a consultant to W. P. Carey’s finance department since May 2005. Prior to joining W. P. Carey, from March 2003 to December 2004, Mr. DeCesaris was Executive Vice President for Southern Union Company, a natural gas energy company publicly traded on the NYSE, where his responsibilities included overseeing the integration of acquisitions and developing and implementing a shared service organization to reduce annual operating costs. From August 1999 to March 2003, he was Senior Vice President for Penn Millers Insurance Company, a property and casualty insurance company where he served as President and Chief Operating Officer of Penn Software, a subsidiary of Penn Millers Insurance. From 1994 to August 1999, he was President and Chief Executive Officer of System One Solutions, a business consulting firm that he founded. Mr. DeCesaris is a certified public accountant and started his career with Coopers & Lybrand in Philadelphia, PA and earned his CPA license in 1983. Mr. DeCesaris graduated from Kings College with a B.S. in Accounting and Informational Technology. He currently serves as a member of the Board of Trustees of Kings College and the Board of Trustees of the Hilton Hospital Foundation.

Thomas E. Zacharias, age 56, currently our sole Director and our Chief Operating Officer, has also served in the same capacity and as a Managing Director with W. P. Carey, CPA®:14, and CPA®:15 since March 2005, and with CPA®: 17 — Global since October 2007. Mr. Zacharias joined W. P. Carey in 2002, is head of the Asset Management Department and has served as President of CPA®:16 — Global since 2003. Mr. Zacharias previously served as an Independent Director of CPA®:14 from 1997 to 2001 and CPA®:15 in 2001. Prior to joining W. P. Carey, Mr. Zacharias was a Senior Vice President of MetroNexus North America, a Morgan Stanley Real Estate Funds Enterprise. Prior to joining MetroNexus in 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., a subsidiary of Lend Lease Corporation, a global real estate investment management company. Between 1981 and 1998 Mr. Zacharias was a senior officer at Corporate Property Investors, which at the time of its merger into Simon Property Group in 1998 was the largest private equity REIT. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976 and a Masters in Business Administration from Yale School of Management in 1979. He is a member of the Urban Land Institute, International Council of Shopping Centers and NAREIT, and served as a Trustee of Groton School in Groton, Massachusetts between 2003 and May 2007.

Some of our future directors and officers may act as directors or officers of W. P. Carey or Watermark Capital Partners and their respective affiliates and entities they manage may own interests in those entities.

Audit Committee

Prior to the commencement of the offering, our board of directors will establish an Audit Committee comprised of three directors, all of whom will be independent directors as defined in our charter and by reference to the rules, regulations and listing standards of the New York Stock Exchange. We expect that Robert E. Parsons, Jr. will chair our audit committee and serve as our “audit committee financial expert,” as that term is defined by the SEC.

The Audit Committee will assist the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our consolidated financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and any internal auditors.

Additional Management

The individuals listed below who are officers of subsidiaries of W. P. Carey, will provide their services to our advisor, as described below and will initially also serve as our officers.

Name	Office

Susan C. Hyde	Managing Director and Secretary
Thomas J. Ridings, Jr.	Executive Director and Chief Accounting Officer
Kristin Chung	Controller

Susan C. Hyde, age 42, is a Managing Director, Corporate Secretary and Director of Investor Relations of W. P. Carey. Ms. Hyde oversees the Investor Relations, Corporate Communications and Special Events departments. Ms. Hyde also serves as a Board member of Carey Financial, LLC. Ms. Hyde is an associated person of Carey Financial, LLC. She joined W. P. Carey in 1990 after graduating from Villanova University, where she received a B.S. degree in Business Administration with a concentration in marketing and a B.A. degree in English. She is a member of NAREIT and The Society of Corporate Secretaries and Governance Professionals.

Thomas J. Ridings, Jr., age 42, joined W. P. Carey in July 2004 as First Vice President and was promoted to Senior Vice President in March 2006 and Executive Director in March 2007. He became Chief Accounting Officer in June 2007. Prior to joining W. P. Carey, Mr. Ridings was a Vice President at CA, Inc., a computer software company publicly traded on the NYSE. Between 1990 and 2000 he worked at Ernst & Young LLP. Mr. Ridings, a certified public accountant, received a B.S. in accounting from Long Island University.

Kristin Chung, age 43, Senior Vice President, joined W. P. Carey in September 2006 as Controller. From April 2004 until September 2006, Ms. Chung was Chief Financial Officer with First New York Partners, the manager and advisor of Forest City Enterprise, Inc.’s New York strategic business unit. Prior to joining First New York Partners, Ms. Chung was with Ernst & Young, LLC where she focused on assurance and advisory services for global financial institutions. Ms. Chung is a Certified Public Accountant, and received a B.A. with concentrations in Psychology and Economics from Wellesley College and an M.B.A. in Management from the Graduate School of Management in New Jersey.

Executive Compensation

We have no employees to whom we pay salaries. We do not intend to pay any annual cash compensation to our officers for their services as officers; however, we will reimburse CLA for various expenses incurred in connection with its provision of services to us. In addition to reimbursement of third party expenses that will be paid by our advisor (including property-specific costs, professional fees, office expenses, travel expenses and business development expenses), we will reimburse our advisor for the allocated costs (including compensation) of personnel and overhead in providing management of our day- to-day operations, including asset management, accounting services, stockholder services, corporate management and operations, except that we will not reimburse our advisor for the cost of personnel to the extent such personnel are used in transactions (acquisitions, dispositions and refinancings) for which our advisor receives a transaction fee. A portion of these reimbursements will be paid by the advisor to the subadvisor. In addition, we will use equity incentive awards under our 2010 Equity Incentive Plan to provide incentives to our officers and to officers and employees of our advisor, the subadvisor and their affiliates who perform services on our behalf.

2010 Equity Incentive Plan

We plan to adopt two stock incentive plans, which are described below. Awards under the two stock incentive plans will be limited in amount, on a combined basis, to four percent of the issued and outstanding shares of our common stock (on a fully diluted basis, including those issued and outstanding under the two stock incentive plans) at the time of award of the restricted stock units, subject to a ceiling of 4,000,000 shares. The purpose of the two stock incentive plans is to attract and retain the services of experienced and qualified individuals who are acting on our behalf, in a way that aligns their interests with those of the stockholders. As discussed below, the stock incentive plans will be administered by our independent directors. We expect that our independent directors in making decisions regarding awards under the Incentive Plan (as defined below) will consider various factors, including the incentive compensation payable to our advisor under the advisory agreement.

The Incentive Plan

Under one plan, the “Incentive Plan,” incentive awards may be granted to our officers and officers and employees of our advisor, W. P. Carey and Watermark Capital Partners who perform services on our behalf and to non-director members of the investment committee. Of our directors, initially Trevor P. Bond and Michael G. Medzigian will be eligible participants in the Incentive Plan. Incentive awards will be in the form of restricted stock units.

Any non-director member of the investment committee will be awarded 500 restricted stock units annually under the Incentive Plan which will be fully vested on grant.

Distributions or distribution equivalents may be payable on unvested awards at the discretion of the Plan Administrator, defined below.

None of the shares underlying the restricted stock units issued pursuant to the Incentive Plan may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on those shares shall have lapsed or been removed under the provisions of the Incentive Plan. If a holder of restricted stock units ceases to be employed by us, he will forfeit any restricted stock unit on which the restrictions have not lapsed or been otherwise removed.

The Incentive Plan will be administered by the independent directors of our board of directors as the “Plan Administrator.” Subject to the provisions of the Incentive Plan, the Plan Administrator has authority to determine:

•	when to grant incentive awards; and

•	which eligible employees will receive incentive awards.

The Plan Administrator may impose conditions on the transfer of restricted stock units received under the Incentive Plan, and may impose other restrictions and requirements as it may deem appropriate.

The Plan Administrator will also establish as to each restricted stock unit issued under the Incentive Plan the terms and conditions upon which the restrictions on those shares shall lapse. The terms and conditions may also include, without limitation, the lapsing of those restrictions as a result of the disability, death or retirement of the participant.

Amendment of the Incentive Plan and Incentive Awards

The board of directors may amend the Incentive Plan as it deems advisable, provided that to the extent required by Rule 16b-3 of the Securities Act of 1933, as amended, or the Securities Act, our stockholders must approve any amendment that would (i) materially increase the benefits accruing to participants under the Incentive Plan, (ii) materially increase the number of shares that may be issued under the Incentive Plan, (iii) materially modify the requirements of eligibility for participation in the Incentive Plan, or (iv) effect a change that could not be made under our charter without stockholder approval. Incentive awards granted under the Incentive Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Incentive Plan.

Directors’ Incentive Plan

We plan to adopt a second stock incentive plan, the “Directors’ Incentive Plan,” for members of our board of directors who are not our employees or employees of W. P. Carey or Watermark Capital Partners. Awards under the Directors’ Incentive Plan will also be in the form of restricted stock units.

None of the shares underlying the restricted stock units issued pursuant to the Directors’ Incentive Plan may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on those shares shall have lapsed or been removed under the provisions of the Directors’ Incentive Plan. If an independent director resigns, he will forfeit any restricted stock unit on which the restrictions have not lapsed or been otherwise removed.

Each independent director is entitled to receive an award of 1,000 restricted stock units under the Directors’ Incentive Plan when he or she joins the board and at each annual stockholder meeting thereafter. The restricted stock units will be fully vested on grant. Distributions or distribution equivalents may be payable on unvested awards at the discretion of the Plan Administrator.

The Plan Administrator will establish as to each restricted stock unit issued under the Directors’ Incentive Plan the terms and conditions upon which the restrictions on those shares shall lapse. The terms and conditions may also include, without limitation, the lapsing of those restrictions as a result of the disability, death or retirement of the participant.

Grants under the 2010 Equity Incentive Plan

As of the date of this prospectus, there have been no awards under the Incentive Plan or the Directors’ Incentive Plan.

Investment Decisions

Before an investment is made, the transaction is reviewed by the investment committee, unless the purchase price and contemplated capital improvements to the investment are $10,000,000 or less, in which case the investment may be approved by our Chief Executive Officer. The investment committee retains the authority to identify other categories of transactions that may be entered into without its prior approval. The investment committee is not directly involved in originating or negotiating potential investments, but instead functions as a separate and final step in the acquisition process.

We will also maintain an asset operating committee that will be responsible for evaluating and making decisions with respect to any capital expenditures, refinancing, disposition, sale and/or any other transaction in excess of $10,000,000 involving assets that we have previously acquired.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Under the Maryland General Corporation Law, a Maryland corporation may limit the liability of directors and officers to the corporation and its stockholders for money damages unless such liability results from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

In addition, the Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

•	the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Finally, the Maryland General Corporation Law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Except as prohibited by Maryland law and as set forth below, our organizational documents limit the personal liability of our directors and officers to us and our stockholders for monetary damages and provide that a director or officer or non-director member of the investment committee will be indemnified and advanced expenses in connection with legal proceedings. We also maintain a directors and officers liability insurance policy and we expect to enter into indemnification agreements with each of our directors and executive officers.

In addition to any indemnification to which our directors and officers are entitled, our organizational documents provide that we will indemnify other employees and agents to the extent authorized by the directors, whether they are serving us or, at our request, any other entity. Provided the conditions set forth below are met, we have also agreed to indemnify and hold harmless our advisor, the subadvisor and their affiliates performing services for us from any loss or liability arising out of the performance of its/their obligations under the advisory agreement and the subadvisory agreement, as applicable.

However, as required by the applicable guidelines of the North American Securities Administrators Association, Inc., our charter provides that a director, our advisor and any affiliate of our advisor will be indemnified by us for losses suffered by such person and held harmless for losses suffered by us only if all of the following conditions are met:

•	such person has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

•	such person was acting on our behalf or performing services for us;

•	the liability or loss was not the result of negligence or misconduct by such person (if a non-independent director, our advisor or an affiliate of our advisor);

•	the liability or loss was not the result of gross negligence or willful misconduct by such person (if an independent director); and

•	such indemnification or agreement to hold harmless is recoverable only out of our assets and not from the stockholders.

In addition, our charter provides that we may not indemnify a director, our advisor or any affiliate of our advisor for losses and liabilities arising from alleged violations of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•	a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of us were offered or sold as to indemnification for violation of securities laws.

Finally, our charter provides that we may not pay or reimburse reasonable legal expenses and other costs incurred by a director, our advisor or any affiliate of our advisor in advance of final disposition of a proceeding unless all of the following are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	such person has provided us with written affirmation of his, her or its good faith belief that the standard of conduct necessary for indemnification has been met;

•	the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his, her or its capacity as such, a court of competent jurisdiction approves such advancement; and

•	such person has provided us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person did not comply with the requisite standard of conduct and is not entitled to indemnification.

The general effect to investors of any arrangement under which any controlling person or any of our directors or officers is indemnified or insured against liability is a potential reduction in distributions resulting from such indemnification or our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals. As a result, we and our stockholders may be entitled to a more limited right of action than we and our stockholders would otherwise have if these indemnification rights were not included in our charter or the advisory agreement.

However, indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

We have been informed that the SEC and some states’ securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

Advisory Agreement

While our advisor will be responsible for the overall management of our business, including services related to acquisitions and dispositions of properties, typically an independent property management company will execute day-to-day property level responsibilities. Our advisor will be the asset manager responsible for our overall portfolio, including providing strategic direction to the independent property operators by identifying best practices, value enhancement opportunities and efficiencies and overseeing the implementation of our business plan.

Many of the services performed by the advisor and its affiliates in managing our activities are summarized below. This summary is provided to illustrate the material functions which the advisor and its affiliates perform for us and it is not intended to include all of the services which may be provided to us by other third parties.

Under the terms of our advisory agreement, the advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives. Subject to the authority of our board and at times with the assistance of the special general partner, the advisor:

•	sources, analyzes and makes investments on our behalf, consistent with our investment policies and objectives;

•	provides advice to us, and acts on our behalf with respect to the acquisition, financing, refinancing, holding, leasing and disposition of investments;

•	creates business plans and asset management strategies;

•	implements asset management strategies, including the following:

•	selecting and entering into agreements with the appropriate lodging brands and independent property management companies;

•	overseeing and guiding the independent property operators that carry out day-to-day management of our properties;

•	monitoring and consulting on revenue enhancement and cost containment initiatives;

•	overseeing risk management policies;

•	monitoring initial and ongoing capital expenditures; and

•	evaluating asset rationalization, expansion, and reuse strategies;

•	takes the actions and obtains the services necessary to effectuate the acquisition, financing, refinancing, holding, leasing and disposition of investments; and

•	provides overall management of our business activities and performs other administrative services for us as requested by the board.

Subject generally to the approval of the investment committee as described herein, the board has authorized the advisor to make investments in assets on our behalf if the investment, in conjunction with our other investments and proposed investments, is reasonably expected to fulfill our investment objectives and policies as established by the board and then in effect. The board has also authorized the advisor to enter into agreements with third parties as may be necessary to fulfill our investment objectives.

The term of the advisory agreement with respect to this offering of shares ends on September 30, 2011. The advisory agreement may be renewed for successive one-year periods, following an evaluation of our advisor’s performance by our independent directors as required by our charter. This review must be conducted annually and the agreement will continue in effect until 60 days after our independent directors shall have notified the advisor of their determination either to renew the agreement for an additional one-year period or terminate it, as required by our charter. The advisory agreement may be amended only by the written agreement of its parties. Pursuant to our charter all amendments to the advisory agreement must be approved by our independent directors. During our current fiscal year, our advisor has not yet received any compensation, as we have not yet begun our operations.

Additionally, the advisory agreement may be terminated:

•	immediately by us, at the sole option of a majority of our independent directors, upon the bankruptcy of the advisor or for “cause”;

•	without cause or penalty by action of our directors, a majority of our independent directors or majority of our stockholders upon 60 days’ written notice; or

•	immediately with good reason by the advisor.

“Good reason” is defined in the advisory agreement to mean either:

•	any failure to obtain a satisfactory agreement from any successor to us to assume and agree to perform our obligations under the advisory agreement, or

•	any material breach of the advisory agreement of any nature whatsoever by us provided that the breach is of a material term or condition of the advisory agreement and we have not cured it within 30 days after written notice or, if the breach cannot be cured within 30 days by reasonable effort, we have not taken all necessary action without a reasonable time period to cure the breach.

“Cause” is defined in the advisory agreement to mean with respect to the termination of the advisory agreement, the occurrence of any of the following: (i) the transfer of W. P. Carey’s interests in our advisor to one or more entities other than to one or more of its controlled subsidiaries, (ii) fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the advisor that, in each case, is determined by a majority of independent directors to be materially adverse to us, or (iii) a breach of a material term or condition of the advisory agreement by the advisor which breach has not been cured within 30 days after written notice or, if the breach cannot be cured within 30 days by reasonable effort, the advisor has not taken all necessary action within a reasonable time period to cure the breach.

If the advisory agreement is terminated without cause upon 60 days notice, we will pay our advisor accrued and unpaid fees and expense reimbursements, including any payment of subordinated fees, earned prior to termination of the advisory agreement.

In the event the advisory agreement is not renewed upon the expiration of its then-current term, or is terminated for any reason or the advisor resigns and an affiliate of the advisor is not the advisor under the replacement advisory agreement, all after two years from the start of operations of our operating partnership, our operating partnership will have the right, but not the obligation, to repurchase all or a portion of Carey Watermark Holdings’ interests in our operating partnership at the fair market value of those interests on the date of termination, as determined by an independent appraiser. In such event, the purchase price will be paid in cash or common shares, at the option of Carey Watermark Holdings. The operating partnership must purchase any such interests within

120 days after it gives Carey Watermark Holdings’ written notice of its desire to repurchase all or a portion of Carey Watermark Holdings’ interests in the operating partnership. If the advisory agreement is terminated or not renewed, we will pay our advisor accrued and unpaid fees and expense reimbursements earned prior to termination or non-renewal of the advisory agreement.

The advisor, the subadvisor and their respective affiliates engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. See “Conflicts of Interest.” However, pursuant to the advisory agreement, the advisor must devote sufficient resources to the administration of us to discharge its obligations. The advisory agreement is not assignable or transferable by either party without the consent of the other party, except that we may assign or transfer the advisory agreement to a successor entity and the advisor may assign the advisory agreement to an entity that is directly or indirectly controlled by the advisor and that has a net worth of at least $5 million. In addition, the advisor may subcontract some of its duties to affiliates without our consent so long as the advisor remains liable for their performance. The directors shall determine that any successor advisor possesses sufficient qualifications to justify the compensation provided for in its contract with us.

The actual terms and conditions of transactions involving investments in assets shall be determined in the sole discretion of the advisor, subject at all times to compliance with the foregoing requirements.

Some types of transactions require the prior approval of the board, including a majority of the independent directors and a majority of directors not interested in the transaction, including the following:

•	investments that may not be reasonably expected to fulfill our investment objectives and policies;

•	investments made through joint venture arrangements with W. P. Carey, Watermark Capital Partners, the advisor or their affiliates;

•	investments which are not contemplated by the terms of a prospectus;

•	transactions that present issues which involve conflicts of interest for the advisor, the subadvisor or their respective affiliates (other than conflicts involving the payment of fees or the reimbursement of expenses);

•	the lease of assets to W. P. Carey, Watermark Capital Partners, the advisor or their affiliates, or to any of our directors;

•	any purchase or sale of an investment asset from or to the advisor, the subadvisor or any of their respective affiliates; and

•	the retention of any affiliate of the advisor to provide services to us not expressly contemplated by the advisory agreement and the terms of such services by such affiliate.

We will pay to the advisor compensation for services it provides to us. See “Management Compensation.”

We will pay directly or reimburse the advisor for all of the costs incurred in connection with organization and offering expenses, which include expenses attributable to preparation, printing, filing and delivery of any registration statement or prospectus (including any amendments thereof or supplements thereto), qualification of the shares for sale under state securities laws, escrow arrangements, filing fees and expenses attributable to selling the shares, including, but not limited to, advertising expenses, expense reimbursement, counsel and accounting fees; provided, however, that the advisor will be responsible for the payment of all other organization and offering expenses in excess of two percent of the gross offering proceeds. The amounts of certain of the organization and offering expenses are not determinable at this time.

In addition, we will reimburse the advisor for all of the costs it incurs in connection with certain other services provided to us, including, but not limited to:

•	expenses incurred in connection with the investment of our funds;

•	interest and other costs for borrowed money, including discounts, points and other similar fees;

•	taxes and assessments on income, to the extent advanced or paid by the advisor, or on assets and taxes as an expense of doing business;

•	certain insurance costs in connection with our business;

•	expenses of managing and operating assets owned by us, whether payable to an affiliate of the advisor or a non-affiliated person;

•	fees and expenses of legal counsel, auditors and accountants;

•	payments to directors for expenses in connection with director and stockholder meetings as well as payments to non-director members of the investment committee for investment committee meetings;

•	expenses relating to the listing of the shares on a securities exchange;

•	expenses in connection with dividend payments;

•	expenses of organizing, revising, amending, converting, modifying, or terminating our company, our operating partnership, or the governing instruments of our company or of our operating partnership;

•	expenses of maintaining communication with our stockholders, including the cost of mailing annual reports;

•	expenses related to investments and other fees relating to making investments, including personnel and other costs incurred in any transaction, where a fee is not payable to the advisor; and

•	all other expenses the advisor incurs in connection with providing services to us including reimbursement to the advisor or its affiliates for the costs of rent, goods, materials and personnel incurred by them based upon the compensation of the persons involved and an appropriate share of the overhead allocable to those persons.

The advisor must absorb, or reimburse us at least annually for, the amount in any twelve-month period immediately preceding the end of any fiscal quarter by which our operating expenses, including asset management fees, exceed the 2%/25% Guideline. To the extent that operating expenses payable or reimbursable by us exceed this limit and a majority of independent directors determine that the excess expenses were justified based on any unusual and nonrecurring factors which they deem sufficient, the advisor may be reimbursed in future quarters for the full amount of the excess, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the 2%/25% Guideline in the twelve-month period ending on the last day of such quarter. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. This information shall also be reflected in the minutes of the meeting of our board of directors.

We do not have any agreements requiring our advisor, the subadvisor or their respective affiliates to provide services to us other than our advisory agreement with the advisor, the subadvisory agreement between the advisor and the subadvisor and our operating partnership agreement, which provides that Carey Watermark Holdings will assist in certain management functions for no additional consideration. As of the date of this prospectus, we have not yet paid or accrued any fees to our advisor for services relating to the identification, evaluation, negotiation and purchase of investments. Pursuant to the subadvisory agreement, our advisor will be responsible for paying fees due to the subadvisor. We will not pay fees directly to the subadvisor; however, as an owner of the special general partner, the subadvisor will be entitled to its proportionate share of distributions we make to the special general partner. If the advisory agreement is not renewed by us or is terminated by us without cause or with good reason by the advisor, we will pay all accrued and unpaid fees and expense reimbursements. See “Management Compensation.”

Promoter

W. P. Carey is the promoter of our company because it is our founder and organizer.

In 2008, W. P. Carey and Carey Financial, the dealer manager for this offering, settled all matters relating to an investigation by the SEC, including matters relating to payments by certain CPA® REITs other than us during 2000-2003 to broker-dealers that distributed their shares.

Under the settlement, W. P. Carey was required to cause payments to be made to the affected CPA® REITs of approximately $20 million and paid a civil monetary penalty of $10 million. Also, in connection with implementing the settlement, a federal court injunction has been entered against W. P. Carey and Carey Financial enjoining them from violating a number of provisions of the federal securities laws. Any further violation of these laws by W. P. Carey or Carey Financial could result in civil remedies, including sanctions, fines and penalties, which may be more severe than if the violation had occurred without the injunction being in place. Additionally, if W. P. Carey or Carey Financial breaches the terms of the injunction, the SEC may petition the court to vacate the settlement and restore the SEC’s original action to the active docket for all purposes.

The settlement is not binding on other regulatory authorities, including FINRA, which regulates Carey Financial, state securities regulators, or other regulatory organizations, which may seek to commence proceedings or take action against W. P. Carey or its affiliates on the basis of the settlement or otherwise.

Subadvisory Agreement

The advisor will enter into a subadvisory agreement with the subadvisor. The term of the subadvisory agreement will be concurrent with the term of the advisory agreement, unless it is terminated earlier by the advisor or the subadvisor as a result of a default by the other party or otherwise in accordance with its terms. Under the subadvisory agreement, the subadvisor will provide services to the advisor primarily relating to acquiring, managing, financing and disposing of our assets and overseeing the independent property operators that manage the day-to-day operations of our properties. In addition, the subadvisor will agree to provide Mr. Medzigian’s services as our chief executive officer, subject to the approval of our independent directors.

The subadvisor will be subject to the oversight of our advisor. Our advisor will remain primarily liable to us to perform its obligations under the advisory agreement.

Our advisor is responsible to the subadvisor for the payment of fees and the reimbursement of expenses under the subadvisory agreement. We will reimburse the advisor for expenses incurred by the subadvisor if such expenses would be reimbursable under the advisory agreement had they been incurred by the advisor.

License Agreements

Watermark Capital Partners and W. P. Carey will enter into license agreements with us pursuant to which Watermark Capital Partners and W. P. Carey will each grant us a royalty free and non-exclusive license to use their respective service marks, corporate names and trade names “Carey” and “Watermark.” Such license agreements will terminate 12 months after the date on which Watermark

Capital Partners or W. P. Carey or one of their respective affiliates, as applicable, is no longer providing services pursuant to the advisory agreement or the subadvisory agreement, as applicable.

Shares Owned by the Advisor

Compensation payable to the advisor pursuant to the advisory agreement will be paid in cash unless the advisor chooses to receive all or a portion of such compensation in the form of our common stock or a combination of cash and our common stock by notifying us in writing. Shares acquired in lieu of cash fees under the advisory agreement are subject to ratable vesting over five years after their issuance and cannot be sold prior to vesting. Furthermore, any resale of the shares that the advisor or its affiliates own and the resale of any shares that may be acquired by our affiliates are subject to the provisions of Rule 144, promulgated under the Securities Act, which limits the number of shares that may be sold at any one time and the manner of such resale. Although CLA is not prohibited from acquiring additional shares, CLA has no options or warrants to acquire any additional shares. It may acquire additional shares by electing to take certain fees in the form of shares. There is no limitation on the ability of CLA or its affiliates to resell any shares they may acquire in the future, other than restrictions included as part of any fee arrangement or restriction imposed by securities laws. Our advisor may not vote any shares it now owns or hereafter acquires in any vote for the removal of directors or any vote regarding the approval or termination of any contract with itself or any of its affiliates and any shares owned by the advisor will not be included in determining the requisite percentage in interest in shares necessary to take action on any such matter. See “Security Ownership of Certain Beneficial Owners and Management” for a discussion of the share ownership of our officers and directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our board of directors oversees our management. However, Carey Lodging Advisors, LLC is responsible for managing our overall portfolio and identifying and making investments on our behalf. CLA is owned indirectly by W. P. Carey. Pursuant to a subadvisory agreement, Watermark Capital Partners, LLC will provide services to the advisor primarily relating to acquiring, managing, financing and disposing of our assets and overseeing the independent property operators that manage day-to-day operations of our properties. In addition, the subadvisor will agree to provide Mr. Medzigian’s services as our chief executive officer during the term of the subadvisory agreement. Our dealer manager, Carey Financial, an indirect wholly-owned subsidiary of W. P. Carey, will also provide services to us in connection with the offering and investments made through our distribution reinvestment plan. Several of our officers and directors are also officers and directors of our advisor, W. P. Carey and Watermark Capital Partners and their respective affiliates. For a more complete explanation of these relationships see “Conflicts of Interest” and “Management.”

The advisor, Carey Watermark Holdings, Carey Financial and their affiliates will receive the compensation described under “Management Compensation” and “Conflicts of Interest.” Our advisor will be responsible for paying fees due to the subadvisor under the subadvisory agreement between the advisor and the subadvisor. We will not pay fees directly to the subadvisor; however, as an owner of the special general partner, the subadvisor will be entitled to its proportionate share of distributions we make to the special general partner.

Carey Watermark Holdings, the special general partner, will be entitled to receive profits allocations and cash flow distributions equal to 10% of our operating profits and available cash flow, respectively, and 15% of the profit and the net proceeds arising from the sale, exchange or other disposition of our assets or other liquidity transaction once our stockholders have received a return of 100% of their initial investment plus the six percent preferred return rate. If we terminate the advisory agreement and do not name another affiliate of the advisor as successor advisor or the advisor resigns for good reason, all after two years from the start of operations of our operating partnership, our operating partnership will have the right, but not the obligation to repurchase all or a portion of Carey Watermark Holdings’ interests in our operating partnership at the fair market value of those interests on the date of termination, as determined by an independent appraiser. See “Risk Factors — Risks Related to Our Relationship with Our Advisor.”

We may enter into joint venture or other investment transactions with the other entities managed by our advisor, W. P. Carey or Watermark Capital Partners. For a more complete description of the conflicts of interest that may arise, see “Conflicts of Interest.” We will operate pursuant to certain policies and procedures for the review, approval or ratification of our transactions with related persons. These policies will include the following:

•	Transactions with our Advisor. Except for transactions under the advisory agreement or as otherwise described in this prospectus, we will not purchase goods or services from our advisor or its affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transactions approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•	Transactions with the Advisor, the Subadvisor and their respective Affiliates. We will not purchase investments or lease properties in which our advisor, the subadvisor or their respective affiliates have an ownership interest without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the investment to our advisor, the subadvisor or their respective affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value. We will not sell investments or lease properties to our advisor, the subadvisor or their respective affiliates or to our directors unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determine the transaction is fair and reasonable to us.

•	Loans. We will not make any loans to our advisor or the subadvisor or their respective affiliates or to our directors except for mortgage loans in respect of underlying assets that have been appraised by an independent appraiser, as approved by our independent directors. We may not borrow money from any of our directors or from our advisor and the subadvisor or their respective affiliates unless approved by a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than loans between unaffiliated parties under the same circumstances.

INVESTMENT OBJECTIVES, PROCEDURES AND POLICIES

General

Our objective is to achieve long-term growth in value and generate attractive risk adjusted returns for our stockholders primarily through capital appreciation and also through current distributions. We will seek to create a portfolio with the potential to generate attractive risk adjusted returns across varying economic cycles, including by taking advantage of opportunities to acquire assets at attractive prices in the currently disrupted economic environment.

Our core strategy for achieving these objectives is to acquire, own, dispose of and manage and seek to enhance the value of, interests in lodging and lodging related properties. We expect to make investments primarily in the United States. However, we may consider investments outside the United States and we are not prohibited under our organizational documents from making investments outside the United States. While our core strategy will be focused on the lodging industry, we may also invest in other real estate property sectors. We will adjust our investment focus from time to time based upon market conditions and our advisor’s views on relative value as market conditions change. Material changes in our investment focus will be described in our periodic reports filed with the SEC; however, these reports would typically be filed after changes in our investment focus have been made, and in some cases, several months after such changes.

Our advisor will actively manage our portfolio and supervise our independent property operators, with a goal of enhancing our profitability and the value of our assets. We believe that an experienced asset manager can improve the performance of a lodging asset by actively overseeing brand and management changes, market positioning, revenue and expense management, strategic capital expenditures and enhancement of operating efficiencies. We expect to qualify as a REIT and will undertake our asset management in a manner necessary to qualify as a REIT.

In the past, W. P. Carey and Watermark Capital Partners have worked together on four lodging transactions as described below. None of these investments, which are small to medium by lodging industry standards, will be included in our portfolio.

•	In 2005, affiliates of W. P. Carey and Watermark Capital Partners entered into an agreement to redevelop and reposition the Holiday Inn — Livonia West, a 226-unit full-service hotel located in Livonia, Michigan, which had been owned by an affiliate of W. P. Carey since 1987. Watermark Capital Partners assumed property management as well as development and construction management responsibilities and implemented a $12 million renovation and re-branding program under which the hotel was rebranded as a Radisson hotel. The hotel’s operating results have underperformed expectations since the renovation and rebranding, which management believes is primarily due to the difficult economic environment in the Detroit metropolitan area, which was particularly affected during that time by the decline in the auto industry.

•	In 2007, affiliates of W. P. Carey acquired the Doubletree Hotel Memphis Downtown, an urban full-service 280-unit hotel located in downtown Memphis, Tennessee in a privately negotiated transaction. Watermark Capital Partners is the asset manager and has a performance-based carried interest in the property. The incumbent third party property management company prior to the acquisition continued in its management role with oversight by Watermark Capital Partners as asset manager. Net income of the hotel has remained essentially flat since the acquisition in 2007, reflecting slight declines in both revenues and expenses during the period. The hotel was acquired for approximately $39.3 million or $140,000 per room, which included an acquisition cost of approximately $35.5 million and $3.8 million for capital expenditures, working capital and transaction costs.

•	In December 2009, Watermark Capital Partners entered into an asset management agreement with an affiliate of W. P. Carey with respect to its investment in the Hilton Minneapolis/Bloomington, a 257-unit hotel located in Bloomington, Minnesota.

•	In May 2010, affiliates of W. P. Carey acquired Springhill Suites by Marriott, a select service hotel located in Hillsboro, Oregon for approximately $14.8 million including working capital. Watermark Capital Partners is the asset manager and has a performance-based carried interest in the property.

Our chief executive officer has extensive experience acquiring, managing, developing, repositioning and disposing of lodging and other real estate assets on behalf of sophisticated institutional investors in real estate private equity funds. We expect to benefit from Mr. Medzigian’s institutional-quality approach and we believe that our strategy will entail lower risk when compared with private equity funds because we expect our investment portfolio to be 50% leveraged, on average, and generally expect to have longer holding periods than such funds, which typically have holding periods of four to eight years. However, our organizational documents permit us to incur maximum leverage of up to 75% of the total costs of our investments, or 300% of our net assets, or a higher amount with the approval of a majority of our independent directors.

We believe that the following market factors and attributes of our investment model are particularly important to our ability to meet our investment objective:

•	our investment model should benefit from the current economically disrupted environment;

•	a lodging-centric and opportunistic investment strategy provides an opportunity for attractive returns and a potentially effective inflation hedge;

•	as compared with certain other types of real estate assets, the lodging sector provides a broad range of value creation opportunities that can enhance returns;

•	a differentiated investment approach;

•	a lack of legacy issues; and

•	our investment strategy, resources and investment structure differentiate us from other sources of capital for the real estate industry.

Each of these attributes is discussed below.

Our investment model should benefit from the current economically disrupted environment.

Our investment model should benefit from both near-term opportunities to acquire assets at attractive returns due to current economic conditions and long-term growth that may result from advantageous demographics.

We believe that the current distress in the credit markets, financial markets and real property markets presents us with opportunities to acquire distressed or undervalued real estate assets. As a result of this distress, many property owners have been unable to meet debt-service obligations, loan maturity obligations or arrange financing for scheduled purchases. In our experience, distressed market conditions and cyclical downturns in the lodging industry expose the weaknesses of certain property operators that had access to capital when it was plentiful but that are not experienced with market downturns. Consequently, we expect that these distressed market conditions will result in a significant increase of undercapitalized property owners, which, when combined with the lack of available traditional debt financing, should provide investment opportunities for us in situations involving changes in an asset’s or a company’s capital structure, loan-forgiveness and restructuring arrangements between debtors and creditors and opportunities to provide “mezzanine financing” which is senior to a borrower’s equity position but subordinated to senior debt and, therefore, carries a higher interest rate than senior debt. In transactions where property owners have utilized recourse debt financing the resulting circumstances can be particularly challenging for them. Furthermore, we believe these opportunities will be available to us during a period of declining fundamentals, particularly in the lodging industry, when performance, and therefore pricing, is depressed. Given the conditions caused by the distressed economic environment, and coupled with the experience and expertise of our advisor and the subadvisor, we expect to be well positioned to capitalize on these opportunities to create an attractive investment portfolio.

As the U.S. economy plunged into a recession in 2008, inflated lodging asset prices could not be sustained in an environment where economic growth slowed and assumptions in capital availability, pricing and underwriting criteria became more conservative. Additionally, factors external to the real estate industry such as reduced consumer and business spending have also negatively impacted the sector. As a result of the deteriorating market and operating fundamentals as well as the declining property values, real estate owners are increasingly experiencing distressed situations, as they face the inability to meet debt service obligations or refinance existing debt as it comes due. We believe that over-extended borrowers’ attempts to reduce the amount of their leverage and improve their capital structure will present a need for new equity capital that we will seek to provide.

Our strategy is to make opportunistic lodging and other real estate investments that exploit the recent disruption in real estate and credit markets, as well as investments in value creation opportunities in markets with growth characteristics and in assets with stable underlying fundamentals. In addition to acquiring assets from, among others, distressed sellers and financial institutions seeking to dispose of real estate assets and securities, we will seek to invest in transactions adjusting an asset’s or a company’s capital structure, as well as to provide capital to market participants that provide us access to attractive investment opportunities.

The following commercial real estate and lodging industry information contains historical data and forward-looking information, including historical and forecasted changes in hotel room values, U.S. hotel revenue per available room, or RevPAR, and net operating income for the U.S. hotel industry for the periods indicated in the charts. The amounts and percentages shown in the charts do not reflect returns realized or potentially realizable from lodging investments during those periods. The amounts and percentages should not be construed as indicators of the returns that may be realized by an investor in our common stock. In addition, certain assumptions regarding macroeconomic factors are incorporated into the forecasts and actual results may vary depending on whether those assumptions prove accurate. In particular, factors such as GDP, unemployment and consumer spending, among others, may all impact the forecasted results. Investments in the lodging industry are subject to risks, as described in “Risk Factors — Risks Related to Investments in the Lodging Industry,” and there can be no assurance that the estimates discussed below will be realized.

As illustrated in the chart below, while the CMBS market has been a growing and important source of commercial real estate debt capital, that source of capital effectively collapsed in 2008 as the broader markets experienced financial crisis and recession.

Source:  Commercial Mortgage Alert

This collapse in the CMBS market coincided with reduced bank lending and more conservative underwriting guidelines. According to the Federal Deposit Insurance Corporation, or the FDIC, in its fourth quarter 2009 Quarterly Banking Profile, total assets of insured institutions declined by $731.7 billion, or 5.3%, in 2009, which is the largest annual percentage decline since the inception of the FDIC in 1942. One result of these conditions is that commercial real estate debt availability has declined precipitously, contributing to reduced sales transactions and property values.

As illustrated in the two charts below, transaction volumes for both commercial real estate and hotels declined significantly in 2008 and 2009. However, Jones Lang LaSalle Hotels projects that the aggregate value of sale transactions involving hotels in the Americas, which includes both North and South America, will increase by approximately 62% in 2010.

(1)	Includes office, retail, apartments and industrial properties valued over $5 million.

Source:  Real Capital Analytics

Source:  Data obtained from information that Jones Lang LaSalle Hotels generally makes available on a public basis.

In the most recent real estate and lodging industry cycle, we believe commercial real estate values peaked in October 2007, following several years of appreciation. As of December 2009, commercial real estate values have declined 29% year-over-year and 41% from the October 2007 peak. We believe that this significant decline in real estate values presents us with an attractive investment entry point in the real estate and lodging industry cycle.

Source:  MIT Center for Real Estate

As illustrated in the chart below, hotel sector values have declined 44% from their 2006 peak, and are expected to increase at a compound annual growth rate of 15% from 2009 to 2015. Specifically, according to HVS, hotel sector values are projected to remain unchanged in 2010 and then increase year-over-year 20%, 24%, 24%, 16% and 9% in 2011, 2012, 2013, 2014, and 2015, respectively.

Source:  HVS

Foresight Analytics LLC estimates that commercial and multifamily mortgage maturities will total approximately $1.5 trillion from 2010 through 2014. Combined with reduced real estate debt availability and sales transactions, we believe this anticipated high volume of debt maturities will further pressure borrowers, creating additional need for equity capital and investment opportunities.

Source:  Foresight Analytics LLC

In response to declining operating incomes and property values, reduced liquidity, the aggressive levels of leverage employed in recent years and the new increasingly conservative underwriting standards, the commercial real estate mortgage market has experienced significant distress, which continues to worsen. CMBS delinquency rates and commercial real estate loan default rates increased dramatically in both 2008 and 2009. In particular, CMBS delinquency rates increased from 0.3% in December 2007 to 6.3% in February 2010 and are expected to peak at 12% in 2012. Hotel CMBS delinquency rates are the highest among the major property types, reaching 16.6% in February 2010 and are expected to peak at 25% to 30% in 2012. Additionally, default rates of commercial real estate loans held by FDIC-insured institutions, both commercial banks and savings institutions, that are non-current increased from 0.7% in the first quarter of 2007 to 3.8% in the fourth quarter of 2009, which was the highest default rate for such institutions since the first quarter of 1994.

(1)  Nonfarm nonresidential real estate loans held by FDIC-insured institutions, both commercial banks and savings institutions, that are past due 90 days or more or that are in nonaccrual status.

Source:  Federal Deposit Insurance Corporation

The limited debt availability for new construction, coupled with the recent decline in industry and economic fundamentals are expected to limit new hotel room supply growth over the next several years. As illustrated in the chart below, after increasing 3.2% year-over-year in 2009, hotel room supply is forecast to increase only 1.8% and 1.0% in 2010 and 2011, respectively, both below the 20-year average growth rate of 2.0%. According to Lodging Econometrics, in 2009, new construction projects declined 58% and new project announcements declined 51%, both measured by the number of hotel rooms. The same factors will limit supply growth for other property types in the near term.

Source:  Smith Travel Research

With the economic crisis forcing the lending and capital markets environment to become more disciplined, prices of existing properties have been moderated as a result of reduced competition from highly leveraged investors and the development of new properties has been curtailed. We believe that a more conservative capital markets environment will benefit companies like us who expect to operate at a moderate level of leverage, at 50% on average; however, our organizational documents permit us to incur maximum leverage of up to 75% of the total costs of our investments, or 300% of our net assets, or a higher amount with the approval of a majority of our independent directors. New construction that had not been funded prior to the recent capital contraction has virtually come to a halt, resulting in dampening supply growth and setting the stage for less operational competition and the future recovery of the lodging market. Accordingly, we believe that the conditions in the current market present a unique opportunity in which we may experience not only less operational competition, but also less investment competition, therefore potentially providing opportunities to acquire properties and build our portfolio on favorable terms. Although there is no assurance that our expectations will be realized, we believe that the real estate pricing environment is at an attractive cyclical point of entry, enabling us to capitalize on opportunistic acquisitions. However, we believe that other real estate investment trusts, private funds and other market participants have raised capital in recent months seeking to take advantage of these opportunities in the lodging sector and may be sources of competition for us as we seek to execute our business strategy. See “Risk Factors — Risks Related to Investments in the Lodging Industry — We will face competition in the lodging industry, which may limit our profitability and return to our stockholders.”

A lodging-centric and opportunistic investment strategy provides an opportunity for attractive returns and a potentially effective inflation hedge.

Lodging properties can provide investors with an attractive blend of current cash flow and opportunity for capital appreciation. Cash flow is generated primarily from daily property operations, and capital appreciation may be achieved by growth over time and enhanced by employing active management strategies such as brand and management changes, market positioning, revenue and expense management, strategic capital expenditures and enhancement of operating efficiencies. While our strategy is significantly focused on lodging and lodging-related sectors, it also embodies a flexible approach that enables us to shift our investment focus to areas that may present more attractive relative value in response to changing market dynamics.

As illustrated in the chart below, growth in U.S. hotel RevPAR has historically been closely correlated with growth in U.S. GDP. Lodging properties do not have a fixed lease structure, unlike other property types and therefore rental rates on lodging properties can be determined on virtually a daily basis. As a result, lodging industry fundamentals tend to decline, and also recover, sharply and more quickly than other property types as economies enter, and exit, recessionary periods, respectively.

Source:  Smith Travel Research and Bureau of Economic Analysis

The current economic downturn negatively impacted hotel fundamentals, as indicated by the decline in RevPAR of 1.8% and 16.7% year-over-year in 2008 and 2009, respectively. According to PKF Hospitality Research, or PKF, the 2009 RevPAR decline was the highest annual decline since the early 1930s. As illustrated in the chart below, given the significant RevPAR decline and despite aggressive cost cutting efforts industry wide, PKF estimates that unit-level net operating income, or NOI, declined 34.9% year-over-year in 2009, the greatest annual decline since PKF began tracking U.S. hotel performance in the 1930s. Notably, after two years of declining demand, overall U.S. hotel room demand is expected to increase 1.8% in 2010, according to Smith Travel Research. Smith Travel Research has also reported that lodging demand experienced a quarterly year-over-year increase in the first quarter 2010, after eight consecutive quarters of declines. Although Smith Travel Research is projecting RevPAR to decline 3.2% year-over-year in 2010, it also projects RevPAR to increase 4.2% in 2011. As illustrated in the chart below, in its March 2010 forecast, PKF is projecting that hotel unit-level NOIs will decline 5.3% year-over-year in 2010 and then increase 11.3%, 15.6% and 19.7% in

2011, 2012 and 2013, respectively. As further illustrated in the chart below, significant NOI increases have been common following other recent economic and industry downturns.

In light of these forecasts, we believe that the lodging industry will be among the first real estate asset classes to recover as GDP growth returns along with the anticipated recovery of the U.S. economy. As we expect to be well positioned to acquire assets with low operating income, we believe that due to the historically cyclical nature of the lodging industry, we will not only be able to benefit from the anticipated U.S. economic recovery, but also the related recovery of lodging industry fundamentals.

Source:  Smith Travel Research

Source:  PKF Hospitality Research, March 2010 forecast

Lodging properties can also provide a potentially effective inflation hedge as hotel operators can adjust room rates on nearly a daily basis utilizing advanced yield management systems, reflecting real-time market conditions. Typical lease terms for major property types are set forth in the table below.

Source:  CWI Management

While lodging properties, along with other property types, are experiencing a decrease in fundamentals, the lodging industry is large and has displayed long-term growth characteristics. The lodging industry is a primary component of the travel and tourism industry, which is one of the largest industries in terms of its contribution to U.S. GDP. Year-over-year demand for U.S. hotel rooms has increased in 16 of the past 20 years. Furthermore, total demand for U.S. hotel rooms during that same 20-year period increased by approximately 23%. While total lodging demand is not tracked on a global basis, the United Nations World Tourism Organization, or UNWTO, maintains data on total worldwide tourist arrivals, which can be indicative of the fundamentals supporting lodging demand. According to UNWTO, total worldwide tourist arrivals were approximately 880 million people in 2009, up from 440 million in 1990 and 25.3 million in 1950.

We believe that demand in the U.S. lodging sector should continue to increase in the long-term due to the following factors:

•	Growth in international trade and commerce, the opening of emerging markets, exposure of consumers through the media to various travel alternatives, and the expansion of travel infrastructure have contributed to an increased propensity for consumers to travel and spend on business and leisure activities.

•	Demographics for the lodging industry are advantageous. Members of the largest age cohort in United States history, the “Baby Boomer” generation (individuals born between 1946 and 1964), have shown an increased interest in leisure pursuits and as they approach retirement they are expected to engage in greater travel, which should in turn increase demand for lodging. Many lodging demand segments such as leisure, international, and conference and association meetings have been growing faster than the economy as a whole.

•	A weak United States dollar tends to increase domestic travel within the United States and also tends to increase international travel to the United States.

•	The disruption in the United States credit markets has made it significantly more difficult to obtain debt financing for new lodging construction, thereby reducing the new supply of lodging properties, to the benefit of existing lodging properties.

Although we believe that these factors are favorable for our investment model, there can be no assurance that periods of slow economic growth will not result in slower growth and even further contraction in the lodging industry. While these periods have occurred infrequently over the past two decades as described above, they can still occur and negatively impact the operating results of lodging properties.

As compared with certain other types of real estate assets, the lodging sector provides a broad range of value creation opportunities that can enhance returns.

The operationally intense nature of lodging assets presents opportunities to employ a variety of strategies to enhance value, including brand and management changes, revenue and expense management, strategic capital expenditures, repositioning, facility reuse and reuse or sale of excess land. Our asset management approach is designed to capitalize on opportunities during periods of strong growth and also to exploit efficiencies and operating leverage during periods of slower growth.

Lodging properties can also benefit from efficiencies created by technological advances and innovations in sales and marketing. According to PricewaterhouseCoopers LLP, it is estimated that between 1990 and 2009, United States hotel employees per 100 occupied rooms have decreased by approximately 12%. We expect to benefit from technology and process-driven industry developments.

Our asset management team and our senior management will proactively manage our third-party management companies in order to enhance operational performance and returns to our stockholders. This process entails creating and executing business plans for each investment in our portfolio, which may include brand and management changes, market positioning, revenue and expense management, strategic capital expenditures and enhancement of operating efficiencies.

A differentiated investment approach.

We intend to make some of our investments through joint ventures with qualified owners and operators of properties. Over his many years as a real estate professional, our chief executive officer has developed a network of relationships with operating partners in a variety of sectors and geographies that may provide sources of investment opportunities for us. In addition to expanding our investment sourcing network, investing through joint ventures may provide us with specialized resources and capabilities. We will explore joint venture opportunities as part of our investment strategy because joint ventures may be particularly effective in challenging times such as the current recessionary environment, when industry participants in need of capital may prefer not to sell or lose control of their assets but still control or have access to potentially attractive investment opportunities that they seek to exploit. Joint venture investing may also be a risk mitigant as we may be able to structure our investments on a more senior basis, involving preferred equity, mezzanine debt or cross collateralization of assets, creating additional security for our investments.

A lack of legacy issues.

As described above, we believe the 2008 financial crisis and the associated real estate downturn resulted in a number of owners with existing, or legacy, properties that will be constrain their ability to make acquisitions over the next several years as they address issues. These issues, which we refer to as legacy issues, are faced by owners with highly leveraged capital structures resulting from the undisciplined lending practices of prior years and owners who hold portfolios consisting of underperforming properties, either of which could limit access to new capital and debt financing for both existing properties and new acquisitions. As a company with no operating history or established financial resources, we also do not have any legacy issues, which may benefit our stockholders in two ways. Firstly, we have not yet acquired any assets and therefore, our stockholders will not have invested in a portfolio that includes assets acquired at the inflated prices that existed prior to the 2008 financial crisis. Secondly, our management team will be able to focus its resources on value creation on behalf of the stockholders, without having the distractions created by under-performing or troubled assets acquired at the peak of the market.

Our investment strategy, resources and investment structure differentiate us from other sources of capital for the real estate industry.

The combination of our investment strategy and the resources of our advisor and the subadvisor have historically been available only to large institutional investors via real estate private equity funds with high minimum investment requirements. We also expect to benefit from access to our advisor’s global investment management platform with approximately 150 employees worldwide. Furthermore, this access to our advisor’s resources is complimented by our highly qualified independent board of directors and investment committee.

We believe that our investment structure offers certain advantages over other private equity fund and traded REIT competitors. Unlike certain private equity funds, we currently expect our investment portfolio to be 50% leveraged, on average, and limit our exposure to the potential default risks associated with investor subscription agreements; however, our organizational documents permit us to incur maximum leverage of up to 75% of the total costs of our investments, or 300% of our net assets, or a higher amount with the approval of a majority of our independent directors. As compared to traded REITs, we will not be subject to share price volatility and pressures relating to quarterly earnings estimates and near term share price targets, which can impede real estate value maximization. These differentiating factors may make us more competitive in the property and investment markets and enable us to take a more balanced approach when making acquisitions and implementing investment and operational strategies.

Our Business

The lodging properties we acquire may include full-service branded hotels located in urban settings, resort properties, high-end independent urban and boutique hotels, select-service hotels and mixed-use projects with non-lodging components. Full-service hotels generally provide a full complement of guest amenities including food and beverage services, meeting and conference facilities, concierge and room service, porter service or valet parking, among others. Select-service hotels typically have limited food and beverage outlets and do not offer comprehensive business or banquet facilities. Resort properties may include smaller boutique hotels and large-scale integrated resorts. We generally intend to acquire fee ownership of our properties but may consider leasehold interests. While our portfolio will develop based upon opportunities and market conditions prevailing from time to time, we expect to target a mix of properties, including those that offer high current income, value-added properties that provide opportunity for capital appreciation, and to the extent available, distressed situations where our investment may be on opportunistic terms.

At this time we are unable to predict what percentage of our assets may consist of investments in any one category of the target lodging portfolio. As opportunities arise, we may invest in other types of real estate-related investments in the lodging industry, such as loans secured by lodging properties, mezzanine loans related to lodging properties (i.e. loans senior to the borrower’s common and preferred equity in, but subordinated to a mortgage loan on, a property), subordinated interests in loans secured by lodging properties and equity and debt securities issued by companies engaged in the lodging sector. We may invest in the securities of other issuers for the purpose of exercising control.

While our core strategy will focus on lodging, we may also invest across other real estate property sectors. We will adjust our investment focus from time to time based upon market conditions and our advisor’s views on relative value as market conditions change. Our portfolio may include the following:

•	Lodging, recreation and leisure-related assets such as hotels, resorts, clubs, resort residential, timeshare and fractional products, and golf, spa, marina, ski and other related uses.

•	Commercial assets including office, industrial, retail and mixed-use assets.

•	Single and multifamily rental and for-sale residential uses.

•	Real estate securities including senior and junior debt positions, commercial mortgage-backed securities, or CMBS, mezzanine debt and preferred equity.

•	Other — real estate-related entity-level investments, land and land development, developmental projects, and secondary property types such as senior living assets and single tenant facilities.

We expect to make investments primarily in the United States. However, we may consider investments outside the United States and we are not prohibited under our organizational documents from making investments outside the United States. Our advisor will evaluate potential acquisitions on a case-by-case basis. We are not required to meet any diversification standards and have no specific policies or restrictions regarding the geographic areas where we make investments or on the percentage of our capital that we may invest in a particular asset. However, without the prior approval of a majority of our independent directors, we may not invest more than 25% of our equity capital in non-lodging-related investments.

We currently expect that, if the entire offering is subscribed for, it may take up to three years after commencement of the offering or one year after the termination of this offering, if later, until our capital is substantially invested. Pending investment, the balance of the proceeds of this offering will be invested in permitted temporary investments, which include short-term U.S. Government securities, bank certificates of deposit and other short-term liquid investments.

Our Operating Structure

We intend to qualify as a REIT for U.S. federal income tax purposes. So long as we qualify as a REIT, we generally will not be subject to U.S. federal corporate income tax on our net taxable income to the extent we annually distribute that income to our stockholders. We believe that the REIT structure can enhance our returns because of its tax-advantaged nature.

The REIT structure does, however, impose limitations on our operations. In general, a REIT can own, but cannot operate, lodging properties. In order to comply with applicable REIT qualification rules, we will enter into leases for each of our properties with the TRS lessees. A taxable REIT subsidiary, or a TRS, is generally subject to U.S. federal, state and local income taxes on its earnings.

The TRS lessees will in turn contract with one or more unaffiliated property management companies that will execute day-to-day property level responsibilities. These independent property operators may or may not be affiliated with franchisors. Any net profit from these leases held by the TRS lessees, after payment of any applicable corporate tax, will be available for distribution to us as dividends.

We expect that our leases for our lodging properties with our TRS lessees will generally be long-term leases. We anticipate that we will generally have identified and secured an independent property management company and licensor at or prior to entering into a lease agreement with the TRS lessees. We anticipate that each lease will provide that rents will be based on a base amount and a percentage of gross income. We expect that our leases for our lodging properties with the TRS lessees will be consistent with our objective of qualifying as a REIT.

The provisions of the operating agreements with the independent management companies will vary. Typically the management company is empowered to act only within the boundaries of the operating agreement that we negotiate as further limited by the annual budgets that we approve at the outset of the investment and/or annually. Often, a new operating agreement would be negotiated as part of the purchase of the property but in some circumstances we may acquire assets that are encumbered by existing operating agreements. Operating agreements may or may not be terminable early in the event of certain circumstances, as both approaches are common in the industry.

We expect that the lodging properties within our portfolio will in many cases be affiliated with boutique, national and international franchise companies and in other cases will be independent assets operated without franchise affiliations. Our advisor believes that some distinctive properties can be operated more profitably without the costs associated with a franchise. In particular, at the very high end of the lodging market and in many resort locales it is not uncommon to operate without a brand or to minimize the visibility of the brand. We do not anticipate affiliating ourselves with only one brand or franchise, providing us with a broader range of investment alternatives to chose from.

Our advisor will be responsible for managing our overall portfolio, including providing oversight and strategic direction to the independent property managers that carry out day-to-day property management. Our advisor will utilize the services of the subadvisor. In its asset management role, our advisor develops business plans for the investments and oversees the execution of the plans working with and guiding the independent management companies. Business plans are generally created for each investment at the time of investment and the plans are generally updated over time to reflect both progress toward goals and appropriate revisions.

Investment Evaluation

Our advisor, through its investment committee, expects to consider a broad range of criteria when evaluating proposed lodging investments. The criteria can generally be grouped into the categories of (i) market fundamentals, (ii) property attributes, (iii) financial considerations, and (iv) real estate and other considerations. In considering a possible investment, our advisor will not assign any prescribed weighting to a particular criteria and will evaluate each investment on a case by case basis. Without limiting the matters to be evaluated, our advisor generally expects to consider, among other things, the following:

•	Market fundamentals. The advisor will evaluate each potential investment based upon the quantity, nature, seasonality and diversification of demand for such property. The advisor will consider the competitive environment for the potential investment, including the positioning of other properties in the market, potential additions to the competitive supply, barriers or lack of barriers to entry relating to future competitive supply and the desirability of the competitive market and competitive positioning as compared with other competitive and potentially competitive markets. In addition, the advisor will assess the general economic environment, growth prospects of the potential investment and the various risks associated with making the investment. Brand representation and availability, and legislative and other environmental factors, will also be part of the advisor’s evaluation of a potential investment.

•	Property attributes. The advisor will attempt to invest in properties that it believes to have the advantage of location, visibility and access. The advisor will consider competitive attributes and disadvantages as compared with the primary competitors, including range and quality of facilities, amenities and appropriateness as they relate to targeted market demand. In considering an investment, the advisor will evaluate opportunities to enhance the competitive positioning of the property and otherwise assess the ability to enhance the asset through capital investment, strategic positioning, merchandising, operational procedures and through the implementation of environmentally friendly or “green” initiatives. The advisor will also weigh the appropriateness of the brand and management and the implications of changes thereto.

•	Financial considerations. Our advisor will review the quality of historical earnings and detailed components of revenues and expenses and pricing metrics, including revenue multipliers, price per guest unit, and capitalization rates, sustainability of income and alternatives for increasing same through revenue growth and cost containment. Additionally, our advisor will conduct an evaluation of external influences such as tax reassessments, insurance rates and availability, labor availability and quality, and inflationary factors.

•	Real estate and other considerations. In analyzing a potential investment, our advisor will consider real estate matters, including title, compliance with zoning and all other jurisdictional requirements, the presence of all required permits and licenses, the findings of environmental, building condition and accessibility for purposes of the ADA studies, the terms of all contractual relationships, including sellers, partners, lenders, franchisors and managers and any seller obligations to be assumed. Our advisor will weigh various risk factors relating to the investment transaction, ongoing operations and all critical components of the business plan. In addition, the advisor’s investment strategy will include a consideration of the capital structure of the proposed investment, including the terms of equity and debt relating to the property, as well as any structural requirements unique to the investment. Control issues and analyses of all parties to the investment, assessment of holding periods and alternative exit strategies will be part of the investment considerations utilized by our advisor in making investments on our behalf. Our advisor will be guided by the principles of the REIT rules and tax implications of potential investments while contemplating investments for us.

Investment Procedures

We will utilize our advisor’s and its principals’ expertise and many years of experience in reviewing and analyzing potential investments. Our advisor’s principals have experience in all aspects of making investments, including underwriting and pricing, evaluating, due diligence and legal and financial structuring. Our advisor will also utilize the expertise and experience of the subadvisor.

Before an investment is made, the transaction is reviewed by the investment committee, unless the purchase price and contemplated capital improvements to the investment are $10,000,000 or less, in which case the investment may be approved by the Chief Executive Officer. The investment committee is not directly involved in originating or negotiating potential investments, but instead functions as a separate and final step in the acquisition process. Subject to limited exceptions, our advisor and the subadvisor generally will not invest in a transaction on our behalf unless it is approved by a majority of the members of the investment committee present at the meeting at which an investment is considered.

Each of our directors is a member of the investment committee. For additional biographical information on each of the members, see “Management — Directors and Executive Officers of the Company.”

The investment committee has developed policies that permit certain investments to be made without committee approval. Under current policy, investments of $10,000,000 or less may be approved by the chief investment officer. Additional such delegations may be made in the future, at the discretion of the investment committee. For example, the advisor may create one or more investment advisory committees with specialized expertise in a particular geographic market or type of lodging investment to assist the investment committee.

Subject to the terms of our advisory agreement, our asset operating committee will be responsible for evaluating and making decisions with respect to any capital expenditures, refinancing, disposition, sale and/or any other transaction in excess of $10,000,000 involving assets we have previously acquired.

Investments with Affiliates

We may acquire some investments in joint ventures with other entities sponsored or managed by our advisor, the subadvisor and their respective affiliates. These investments may permit us to own interests in larger properties without unduly restricting the diversity of our portfolio. We may invest in funds sponsored by our advisor, the subadvisor or their respective affiliates in which entities sponsored or managed by them invest. We may also merge with entities sponsored or managed by them or acquire property portfolios or single assets from such entities. We will not enter into a joint venture to make an investment that we would not be permitted to make on our own.

We may participate jointly with publicly registered investment programs or other entities sponsored or managed by the advisor, the subadvisor or its direct or indirect partners in investments as tenants-in-common or in some type of joint venture arrangement. Joint ventures with affiliates of W. P. Carey or Watermark Capital Partners will be permitted only if:

•	a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction approve the allocation of the transaction among the affiliates as being fair and reasonable to us; and

•	the affiliate makes its investment on substantially the same terms and conditions as us.

Investment Limitations

Numerous limitations are placed on the manner in which we may invest our funds. These limitations cannot be changed unless the charter is amended, which requires the approval of the stockholders. Unless the charter is amended in connection with a listing of our common stock, we will not:

•	invest in commodities or commodity futures contracts, with this limitation not being applicable to futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property, unless such investment is justified by the presence of other underwriting criteria such as the credit rating of the borrower, collateral that is adequate to justify the waiver of this limitation or the guarantee of the mortgage by a government agency. For this purpose, we do not treat CMBS as mortgage loans;

•	invest in contracts for the sale of real estate unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable;

•	borrow in amounts such that the total amount of all borrowings does not exceed the lesser of 75% of the total costs of our investments or 300% of our net assets, absent a satisfactory showing that a higher level of borrowing is appropriate. “Net assets,” for the purpose of this clause means total assets (other than intangibles), valued at cost before deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities;

•	make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets. “Unimproved real property” means property which has the following three characteristics:

•	an equity interest in property which was not acquired for the purpose of producing rental or other operating income;

•	no development or construction is in process on the property; and

•	no development or construction on the property is planned in good faith to commence on the property within one year of acquisition;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities in a private offering if the voting rights per share issued in a private offering exceed the voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share;

•	issue shares redeemable solely at the option of the holders (except pursuant to our redemption plan);

•	take any action that would cause us to be classified as an “investment company” under the Investment Company Act;

•	grant warrants and/or options to purchase shares to our advisor, our directors or affiliates thereof except on the same terms as the options or warrants are sold to the general public and provided that the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;

•	make any investment inconsistent with our objectives of qualifying and remaining qualified as a REIT; or

•	make or invest in mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors, or our affiliates.

Subject to the limitations set forth in our charter, our charter currently provides that we will not engage in transactions with our directors, W. P. Carey, Watermark Capital Partners or any affiliate thereof, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by a majority of our independent directors and a majority of our directors who are not interested in the transaction after a determination by them that: (1) the transaction is on such terms as at the time of the transaction and under the circumstances then prevailing, fair and reasonable to us; and (2) the terms of such transaction are at least as favorable as the terms then prevailing for comparable transactions with unaffiliated third parties.

Under Delaware law (where our operating partnership is formed), we, as a general partner, have a fiduciary duty to our operating partnership and, consequently, such transactions with our directors also are subject to the duties of care and loyalty that we, as general partner, owe to limited partners in our operating partnership to the extent such duties have not been eliminated pursuant to the terms of the limited partnership agreement of our operating partnership. Under the terms of the partnership agreement, we are under no obligation to consider the separate interests of the limited partners in deciding whether to cause our operating partnership to take any actions. Furthermore, in the event of a conflict of interest between the interests of our stockholders and the limited partners, the partnership agreement provides that we must endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that for so long as we directly own a controlling interest in our operating partnership, any such conflict that we, in our sole discretion, determine cannot be resolved in a manner not adverse to either our stockholders or the limited partners, will be resolved in favor of our stockholders.

Our charter currently provides that we will not purchase an investment in property from our directors, W. P. Carey, Watermark Capital Partners or their affiliates, unless a majority of the independent directors and a majority of the directors who are not interested in the transaction approve such transaction as being fair and reasonable to us and (i) at a price to us no greater than the cost of the asset to the affiliate, or (ii) if the price to us is in excess of such costs, that a substantial justification for such excess exists, such excess is reasonable and the total purchase price for the property does not exceed the appraised value of such property. The consideration we pay for an investment in property shall ordinarily be based on the fair market value of the property, as determined by a majority of our directors or a majority of the members of a committee of our board. In cases in which a majority of our independent directors or such committee determine, or if the property is acquired from our directors, W. P. Carey, Watermark Capital Partners or their affiliates, such fair market value shall be determined by a qualified independent appraiser selected by our independent directors.

If at any time the character of our investments would cause us to be deemed an “investment company” for purposes of the Investment Company Act, we will take the necessary action to ensure that we are not deemed to be an “investment company.” Our advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act. Among other things, they will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an investment company under the Investment Company Act. We have been advised by counsel that if we operate in accordance with the description of our proposed business in this prospectus, we will not be deemed an “investment company” for purposes of the Investment Company Act.

Although we are authorized to issue senior securities, we have no current plans to do so. In addition, we will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities. Further, we are authorized to offer securities in exchange for property if approved by our board of directors.

Our reserves, if any, will be invested in permitted temporary investments. Our advisor will evaluate the relative risks and rate of return, our cash needs and other appropriate considerations when making short-term investments on our behalf. The rate of return on permitted temporary investments may be less than or greater than would be obtainable from real estate investments.

Other Investment Policies

Holding Period for Investments and Application of Proceeds of Sales or Refinancings

We generally intend to hold our investments in real property for an extended period depending on the type of investment. We may dispose of other types of investments, such as investments in securities, more frequently. However, circumstances might arise which could result in the early sale of some assets. An asset may be sold before the end of the expected holding period if in our judgment or in the judgment of our advisor, the sale of the asset is in the best interest of our stockholders.

The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation or avoiding increases in risk. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price, although we have no current plans to do so. In these instances, our taxable income may exceed the cash received in the sale. See “United States Federal Income Tax Considerations — Requirements for Qualification — General.”

The terms of payment will be affected by custom in the area in which the investment being made is located and the then prevailing economic conditions. To the extent that we receive purchase money mortgages rather than cash in connection with sales of properties, there may be a delay in making distributions to stockholders. A decision to provide financing to such purchasers would be made after an investigation into and consideration of a number of factors including creditworthiness of the purchaser and the circumstances of the transaction. See “United States Federal Income Tax Considerations.”

Change in Investment Objectives and Limitations

Our charter requires that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. Each determination and the basis therefor shall be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment procedures, objectives and policies, except as otherwise provided in the charter, may be altered by a majority of the directors (including a majority of the independent directors) without the approval of the stockholders. Material changes in our investment focus will be described in our periodic reports filed with the SEC; however, these reports would typically be filed after changes in our investment focus have been made, and in some cases, several months after such changes.

Financing Policies

We may borrow at the corporate level or the asset level. We generally will seek to borrow in amounts that we believe will maximize the return to our stockholders. Our indebtedness may be recourse or non-recourse indebtedness. Recourse indebtedness means that the lenders would have access to our general assets to satisfy their debt. Non-recourse indebtedness means the indebtedness of the borrower or its subsidiaries is secured only by the assets to which such indebtedness relates without recourse to the borrower or any of its subsidiaries, other than in case of customary carve-outs for which the borrower or its subsidiaries acts as guarantor in connection with such indebtedness, such as fraud, misappropriation, misapplication of funds, environmental conditions and material misrepresentation. In some cases, particularly with respect to non-U.S. investments, the lenders may require that they have recourse to other assets owned by a subsidiary borrower, in addition to the asset securing the debt. If we invest in an asset denominated in a foreign currency, any financing that we undertake will generally be in the same currency. This will enable us to hedge a portion of our currency risk on the investment.

We currently expect that in light of current market conditions, obtaining financing for transactions in the near term will remain difficult and may require that we fund the purchase of properties solely or primarily using our equity capital until market conditions improve. We currently estimate that our investment portfolio will be 50% leveraged, on average; however, there is no limitation on the amount we may borrow against any single investment. If conditions in the financing markets improve, our average portfolio leverage may exceed our current expectations. Our aggregate borrowings, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by our board of directors at least quarterly. Aggregate borrowings as of the time that the net proceeds of the offering have been fully invested and at the time of each subsequent borrowing may not exceed on average the lesser of 75% of the total costs of all investments, or 300% of our net assets unless the excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with justification for the excess. Net assets are our total assets (other than intangibles), valued at cost before deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities.

It is expected that, by operating on a leveraged basis, we will have more funds available and, therefore, will make more investments and be in a better position to improve the returns to our stockholders than would otherwise be possible without such leverage. This is expected to result in a more diversified portfolio. Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to our other assets in limited circumstances not related to the repayment of the indebtedness, such as under an environmental indemnity, an adverse change in loan to value ratios or in cases of fraud.

Lenders typically seek to include in the terms of a loan change of control provisions making the termination or replacement of the advisor, or dissolution of the advisor, events of default or events requiring the immediate repayment of the full outstanding balance of the loan. While we will attempt to negotiate to not include such provisions, lenders may require them.

We may refinance properties or defease loans during the term of a loan when a decline in interest rates makes it profitable to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate. The prepayment of loans may require us to pay a yield maintenance premium to the lender in order to pay off a loan prior to its maturity.

We may enter into borrowing arrangements such as secured or unsecured credit lines, warehouse facilities or other types of financing arrangements. We may also issue corporate debt securities, subject to the limitations in our charter. Some of these arrangements may be recourse to us or may be secured by our assets. Many of these arrangements would likely require us to meet financial and non-financial covenants. Some of these borrowings may be short term and may require that we meet margin requirements.

We may borrow funds or purchase properties from our advisor or the subadvisor or their respective affiliates if doing so is consistent with the investment procedures, our objectives and policies and if other conditions are met. See “Investment Objectives, Procedures and Policies.” We may borrow funds from our advisor or the subadvisor or their respective affiliates to provide the debt portion of a particular investment or to facilitate refinancings if we are unable to obtain a permanent loan at that time or, in the judgment of the board, it is not in our best interest to obtain a permanent loan at the interest rates then prevailing and the board has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term provided by our advisor or the subadvisor or their respective affiliates.

These short-term loans may be fully or partially amortized, may provide for the payment of interest only during the term of the loan or may provide for the payment of principal and interest only upon maturity. In addition, these loans may be secured by a first or junior mortgage on the asset to be invested in or by a pledge of or security interest in the offering proceeds that are being held in escrow which are to be received from the sale of our shares. Any short-term loan from our advisor or the subadvisor or their respective affiliates will bear interest at a rate equal to the lesser of one percent above the prime rate of interest published in the Wall Street Journal or the rate that would be charged to us by unrelated lending institutions on comparable loans for the same purpose in the locality of the investment. See “Conflicts of Interest — We may enter into transactions with or take loans from our advisor, the subadvisor or their respective affiliates or entities managed by them.”

Our charter currently provides that we will not borrow funds from our directors, our advisor or their affiliates unless the transaction is approved by a majority of the independent directors and a majority of the directors who are not interested in the transaction as being fair, competitive and commercially reasonable and not less favorable than those prevailing for loans between unaffiliated third parties under the same circumstances.

Our Status Under the Investment Company Act

A person will generally be deemed to be an “investment company” for purposes of the Investment Company Act if:

•	it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which is referred to as the “40% test.”

We believe that we are engaged primarily in the business of acquiring and owning interests in real estate. We hold ourselves out as a real estate firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. Accordingly, we do not believe that we are, or following this offering will be, an “orthodox” investment company as defined in section 3(a)(1)(A) of the Investment Company Act and described in the first bullet point above. Further, following this offering, we will have no material assets other than our 99.85% ownership interest in the operating partnership. Excepted from the term “investment securities” for purposes of the 40% test described above, are securities issued by majority-owned subsidiaries, such as our operating partnership, that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We expect our operating partnership to rely upon the exemption from registration as an investment company pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of the operating partnership’s assets must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets. Qualifying assets for this purpose include mortgage loans and other assets, including certain mezzanine loans and B notes, that the SEC staff in various no-action letters has affirmed can be treated as qualifying assets. We intend to treat as real estate-related assets CMBS, debt and equity securities of companies primarily engaged in real estate businesses and securities issued by pass through entities of which substantially all the assets consist of qualifying assets and/or real estate-related assets. We expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the operating partnership holding assets we might wish to sell or selling assets we might wish to hold.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company we would be prohibited from engaging in our business as currently contemplated because the Investment Company Act imposes significant limitations on leverage. In addition, we would have to seek to restructure the advisory agreement because the compensation that it contemplates would not comply with the Investment Company Act. Criminal and civil actions could also be brought against us if we failed to comply with the Investment Company Act. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Because the operating partnership will rely on the exemption from investment company registration provided by Section 3(c)(5)(C), and the operating partnership will be a majority owned subsidiary of us, our interests in the operating partnership will not constitute investment securities for purposes of the 40% test. Our interests in the operating partnership will be our only material asset; therefore, we believe that we will satisfy the 40% test.

PRIOR PROGRAMS

The information in this section should not be considered as indicative of how we will perform. This discussion refers to the performance of prior programs sponsored by affiliates of W. P. Carey over the lifetime of the programs. We will not make investments comparable to those reflected in this section. In particular, none of the prior programs included in this section held significant investments in lodging properties and, as discussed below, an investment in lodging properties is different from an investment in the prior programs discussed below, including the CPA® REITs. If you purchase our shares, you will not have any ownership interest in any of the real estate programs described in this section (unless you are also an investor in those real estate programs).

Investments in the lodging industry have certain characteristics that are different from investments in triple-net leased properties such as those made by the CPA® REITs. Among these differences are:

•	An investment in the lodging industry is focused on a single industry, whereas the CPA® REITs seek to diversify across a number of different industries. While we expect to seek geographic and customer based diversity in our portfolio, investors will not have the benefit of industry diversification and our performance will depend in significant measure on economic factors affecting the lodging industry, which may differ from those factors affecting other industries.

•	The properties owned by the CPA® REITs are typically leased to single commercial tenants under long-term net leases providing that all operating and maintenance costs must be absorbed by the tenants. Occupancy rates at lodging facilities, and revenues from operations, fluctuate on a daily basis, and depending upon demand, a lodging facility operator could face difficulties in raising rates to cover increases in operating and maintenance costs.

•	A portfolio of triple-net leased properties tends to produce a stable flow of income over the life of the lease, which income may increase over time, as contractual lease rate increases take effect. In general, the most significant risk to this cash flow arises from changes in the tenant’s ability to make the contractual lease payments when due. Income from lodging facilities is subject to potentially greater fluctuation over time, due to factors that may include seasonality, as well as the effect of economic conditions, competition, management decisions, or external events that weaken demand. These factors in turn may affect our distributions to stockholders.

We believe, however, that the risks inherent in the lodging industry are balanced by increased opportunities for capital appreciation. In particular, because of the greater opportunities for cash flow growth, yields on lodging facility investments have been greater over the past several years than yields on other major property types. Additionally, a major part of our strategy is to purchase properties whose revenues and profitability have the potential to increase through execution of targeted asset management strategies, which may include brand and management changes, market positioning, revenue and expense management, strategic capital expenditures and enhancement of operating efficiencies. This creates a potential opportunity for value enhancement that is not generally applicable to properties with single, long-term tenants. Also, the ability to reprice rooms on a daily basis potentially allows a lodging operator to respond rapidly to increases in inflation rates. These characteristics of lodging sector investment thus may produce a different risk/reward profile for us from that of the CPA® REITs and potential investors should carefully consider their overall portfolio objectives in determining whether to invest in us.

In the past, affiliates of W. P. Carey organized the limited partnerships known as:

•	Corporate Property Associates (CPA®:1)

•	Corporate Property Associates 2 (CPA®:2)

•	Corporate Property Associates 3 (CPA®:3)

•	Corporate Property Associates 4 (CPA®:4)

•	Corporate Property Associates 5 (CPA®:5)

•	Corporate Property Associates 6 (CPA®:6)

•	Corporate Property Associates 7 (CPA®:7)

•	Corporate Property Associates 8 (CPA®:8)

•	Corporate Property Associates 9 (CPA®:9)

On January 1, 1998, these nine partnerships were merged into Carey Diversified LLC (“CDC”), a New York Stock Exchange listed limited liability company. In this merger, limited partners of CPA®:1 through CPA®:9 had the option to exchange their units for shares of CDC or, through subsidiary partnership units, or SPUs, to retain a direct interest in the respective CPA partnership. The SPUs were redeemed for cash in July 1998 based on appraised valuations of each partnership as of May 31, 1998. The partnerships no longer operate as independent entities. In June 2000, CDC acquired the net lease business operations of W. P. Carey & Co. Inc. and is now known as W. P. Carey & Co. LLC (NYSE:WPC). The rollup of these nine partnerships occurred within the contemplated timeframes for a liquidity event that were disclosed in the initial offering documents for these partnerships, except with regard to Corporate Property Associates, Corporate Property Associates 2 and Corporate Property Associates 3. The initial offering documents for these partnerships contemplated potential liquidity events prior to the end of 1992, 1995 and 1997, respectively.

Affiliates of W. P. Carey have also organized the REITs listed below:

•	Corporate Property Associates 10 Incorporated (CPA®:10)

•	Carey Institutional Properties Incorporated (CIP®)

•	Corporate Property Associates 12 Incorporated (CPA®:12)

•	Corporate Property Associates 14 Incorporated (CPA®:14)

•	Corporate Property Associates 15 Incorporated (CPA®:15)

•	Corporate Property Associates 16 — Global Incorporated (CPA®:16 — Global)

•	Corporate Property Associates 17 — Global Incorporated (CPA®:17 — Global)

In May 2002, CPA®:10 and CIP® merged, with CIP® being the surviving company. In this transaction CPA®:10 stockholders exchanged their shares for either shares of CIP® or 4% promissory notes. The promissory notes were redeemed for cash at par value in December 2002. In September 2004, CIP® and CPA®:15 merged, with CPA®:15 being the surviving company and CIP® stockholders received either cash or CPA®:15 shares, at the stockholders’ election, in addition to receiving a special cash distribution out of the proceeds of the sale of certain assets to W. P. Carey. In December 2006, CPA®:12 and CPA®:14 merged, with CPA®:14 being the surviving company. In this transaction, CPA®:12 stockholders received either cash or CPA®:14 shares, at the stockholders’ election, and also received a special cash distribution out of the proceeds of the sale of certain assets to W. P. Carey. Each of these liquidity events occurred within the timeframes contemplated by the initial offering documents of the acquired company. The offering materials for each of the entities that have not been liquidated, namely CPA®:14, CPA®:15, CPA®:16 — Global and CPA®:17 — Global disclose an anticipated timeframe for liquidation, which timeframes have not yet passed, although CPA®:14 is in the timeframe during which its offering materials disclosed that it will seek possible liquidity alternatives. The primary investment objectives of the CPA® Programs have been to own a diversified portfolio of income producing, single tenant net leased commercial real estate assets.

We do not have any current plans to merge with a CPA® REIT; however, a merger transaction is not prohibited by our organizational documents and it is possible that our board of directors might determine that a merger transaction is advisable in the future. Any merger between us and a CPA® REIT would require the approval of the holders of at least a majority of our outstanding shares of common stock. If we were the surviving entity of a merger between us and a CPA® REIT, the merger would result in our advisor being eligible to collect disposition fees from the CPA® REIT if the applicable stockholder return conditions for the payment of the fees were satisfied. If we were the acquired company in a merger between us and a CPA® REIT, our advisor would be eligible to receive disposition fees and Carey Watermark Holdings would be eligible to receive its 15% profits distributions if the applicable stockholder preferred return conditions were satisfied. These same fees and distributions would be payable if we were to be acquired by an unrelated third party.

The following is information relating to the CPA® Programs for the ten year period beginning January 1, 2000 and ending December 31, 2009:

Total equity raised:	$3,284,432,000
Total investors (at December 31, 2009):	120,047
Total number of Properties Purchased:	654
Properties Purchased Outside the United States:	240
Aggregate Purchase Price of Properties:	$6,988,458,000
Total Equity Investment in Properties:	$2,883,928,000
Total Mortgage Financing:	$4,104,530,000

Of all properties acquired by the CPA® Programs during the ten year period between January 1, 2000 and December 31, 2009, approximately 34% had newly constructed buildings or buildings being constructed, and approximately 66% had previously constructed buildings (percentages are based on aggregate purchase price).

The CPA® Programs have made international investments totaling more than $2.5 billion from January 1, 2000 to December 31, 2009.

The following table summarizes all property acquisitions by CPA® REITs from January 1, 2007 to December 31, 2009. This table reflects information regarding properties acquired and is not indicative of the total portfolios of the entities listed below. See “W. P. Carey Group — Portfolio Diversification” for additional information.

Acquisition of properties by
CPA®:14, CPA®:15, CPA®:16 — Global and CPA:17 — Global
from January 1, 2007 to December 31, 2009

	CPA®:14	CPA®:15	CPA®:16 — Global	CPA®:17 — Global
	(Note 1)	(Note 1)	(Note 1)	(Note 1)

Locations	IA, Germany, Finland	Germany, Poland	AZ, CA, CO, CT, FL, GA, IL, IN, KS, MD, MI, MN, NC, NY, OK, SC, TN, TX, WA, Canada, Finland, France, Germany, Poland, Hungary	AZ, IL, IN, LA, KS, MD, NC, NE, NY, TX, Germany, Hungary, Poland, Spain, United Kingdom
Type of property	(Note 2)	(Note 2)	(Note 2)	(Note 2)

Gross leasable space (sq.ft.)	1,229,116	2,318,930	8,957,376	5,500,019
Dates of purchase	4/2007-4/2009	3/2007-12/2009	2/2007-12/2009	12/2007-12/2009
Original mortgage financing	$127,932,802	$172,693,947	$526,848,168	$271,449,188
Cash down payment-equity	30,841,125	74,535,781	412,525,879	376,353,667
Contract purchase price plus acquisition fees (Note 3)	158,773,927	247,229,728	939,374,047	647,802,855
Other cash expenditures expensed	—	—	—	—
Other capitalized expenditures (Note 4)	56,432	81,491	5,647,974	2,459,993

Total cost of property	$158,830,359	$247,311,219	$945,022,021	$650,262,848

(1)	The fund owns interests in one or more joint ventures or tenants-in-common with affiliates that own property. The amounts included in the table above reflect the fund’s percentage ownership in joint ventures or tenants-in-common.

(2)	Acquisitions consist of the following types of properties:

CPA®:14 — Office and retail facilities

CPA®:15 — Distribution, industrial, office, retail and warehouse facilities

CPA®:16 — Global — Distribution, hotel, industrial, office, retail, transportation and warehouse facilities

CPA®:17 — Global — Office, health and fitness, industrial, educational, residential, distribution, retail and warehouse facilities

(3)	Consists of initial purchase price, including closing costs such as the cost of appraisals, attorney’s and accountants’ fees, costs of title reports, transfer and recording taxes and title insurance. For properties under construction, this column consists of amounts funded to date. Amounts are based on currency conversion rates in effect on date funded, where applicable.

(4)	Consists of capitalized interest, net of construction rents, and also includes cost of improvements/adjustments subsequent to acquisitions. For properties under construction, interest on mortgages is capitalized rather than expensed and rentals received are recorded as a reduction of the basis in the properties.

While we expect that obtaining financing for transactions in the near term will remain difficult and may require that we fund the purchase of properties solely or primarily using our equity capital until market conditions improve, we currently estimate that we will borrow 50%, on average, of the purchase price of our properties. The CPA® Programs had an expectation of borrowing between approximately 50% and 60% of the purchase price of properties. International portions of the CPA® Programs have averaged approximately 66% leverage.

No CPA® Program has missed a quarterly distribution payment during the 10-year period from January 1, 2000 to December 31, 2009, although one CPA® Program reduced the rate of distributions as a result of adverse developments as described below. During periods before each CPA® Program substantially invested the net proceeds of its initial public offering in real estate assets, each CPA® Program funded portions of its distributions using offering proceeds, and we will likely do the same. In addition, in 2009, CPA®:14 and CPA®:15 suspended their redemption programs in part to preserve liquidity and capital in the currently distressed economic environment.

As of December 31, 2009, the most recently published estimated net asset values per share for CPA®:14 and CPA®:15 are $11.80 and $10.70, respectively, which are above their original issue prices of $10.00 per share each, but reflect decreases of 9.2% and 6.9%, respectively, from their prior valuation as of December 31, 2008. The most recently published estimated net asset value per share for CPA®:16 — Global is $9.20 per share, which reflects a 6% decrease from its $10.00 original issue price. CPA®:17 — Global has not yet estimated its net asset value per share. The CPA® REITs currently provide an average distribution yield of 7.2%. Between January 1, 2000 and December 31, 2009, the CPA® Programs have paid 159 quarterly distributions, with 3 initial payments, no payments going down from the prior quarter, 18 payments staying the same and 138 payments increasing over the prior quarter. Occupancy rates for CPA® Programs have averaged in excess of 97% every year during that 10-year period.

The CPA® Programs have sold all or a portion of 133 properties during the 10-year period between January 1, 2000 and December 31, 2009.

Some CPA® Programs have experienced adverse business developments during the 10 year period from January 1, 2000 through December 31, 2009, which have included the filing by some tenants for protection from creditors under the bankruptcy code, the vacating of facilities by a tenant at the end of an initial lease term, and litigation with tenants involving lease defaults and sales of properties. These developments caused a reduction in cash flow and/or an increase in administrative expenses of the affected CPA® Programs for certain periods of time. Most CPA® Programs in which these developments occurred were able to meet their obligations and maintain distributions to their investors, primarily as a result of the efforts of management and the existence of cash reserves for distribution payments. However, in 1997, primarily as a result of the expiration of a significant lease and the bankruptcy of Harvest Foods, CPA®:10 reduced its annualized regular distribution rate from 8.30% in the fourth quarter of 1996 to 7.02% for the first quarter of 1997. CPA®:10 maintained a reduced annualized regular distribution rate ranging from 7.02% in the first quarter of 1997 to 7.18% through its liquidation in April 2002.

Additional information regarding the prior performance of the CPA® Programs is set forth in Annex A beginning on page A-1 of this prospectus.

Upon written request to the Director of Investor Relations, 50 Rockefeller Plaza, New York, New York 10020, 1-800-WP CAREY, W. P. Carey will provide, at no fee, the most recent annual report (on Form 10-K) filed by any of the CPA® REITs and, at a reasonable fee, the exhibits to the annual reports. These annual reports and exhibits, as well as other reports required to be filed with the SEC, are also available at the SEC’s Website at www.sec.gov.

W. P. CAREY’S COMPLETED PROGRAMS
from January 1, 2000 through December 31, 2009

		CPA®:10	CIP®	CPA®:12

Total Cash Distributions Plus End Value per $10,000 Invested(1)		$20,833	$24,243	$23,552
Value Received at Liquidation per $10,000 Invested(1)(2)		$11,230	$13,900	$13,300
Total Cash Distributions per $10,000 Invested(1)		$9,603	$10,343	$10,252
Percentage of Original Investment Received		208%	242%	236%
Average Annual Return(3)		8.81%	11.22%	10.91%
	2006			8.27%
	2005			8.27%
Annualized Yields Based on Calendar Year Distributions(4)	2004		8.58%	8.27%
	2003		8.54%	8.26%
	2002	7.18%	8.51%	8.23%
	2001	7.15%	8.41%	8.20%
	2000	7.12%	8.32%	8.17%

Past Performance is not a guarantee of future results.

(1)	The date on which the initial investment of $10,000 was made was September 14, 1990, December 19, 1991 and May 12, 1994 for CPA® :10, CIP® and CPA® :12, respectively.

(2)	In May 2002, CPA®:10 and CIP® merged, with CIP® being the surviving company. In this transaction CPA®:10 stockholders exchanged their shares for either shares of CIP® or 4% promissory notes. Those who elected promissory notes received interest and $11.23 per share at the end of 2002, as illustrated here. In September 2004, CIP® and CPA®:15 merged with CPA®:15 being the surviving company. In the merger, CIP® stockholders received a special cash distribution of $3.00 per share and, in addition, the choice of either $10.90 in cash or 1.09 shares of CPA®:15. In December 2006, CPA®:12 and

CPA®:14 merged, with CPA®:14 being the surviving company. In the merger, CPA®:12 stockholders received a special cash distribution of $3.19 per share and, in addition, the choice of $10.30 in cash or 0.8692 shares of CPA®:14.

(3)	Average annual return for each CPA® Program is calculated by dividing (i) cumulative total return including cash distributions, special distributions and exchange value/liquidation dividends at the end of the program above the original capital paid to an investor who invested $10,000 at the start of the CPA® Program and held through its completion, by (ii) the number of years of the respective CPA® Program representing the investment holding period. Average annual returns do not assume or include any distribution reinvestment.

(4)	Cash return percentages, represented as annualized yields, are calculated by dividing the cash distributed during any given year (excluding distributions of cash from property sales) by the total investment in the program. Cash distributions from property sales are deducted from the original investment in calculating subsequent cash return percentages. When a fund’s first or last year was a partial year, the cash distribution rate for that year is quoted on an annualized basis. Yields do not reflect any special distributions or liquidating distributions.

W. P. CAREY’S CURRENTLY OPERATING PROGRAMS
from January 1, 2000 through December 31, 2009

Cash Distributions From Operations(1)

		CPA®:14	CPA®:15	CPA®:16 — Global	CPA®:17 — Global

Total Cash Distributions Per $10,000 Invested(2)		$9,160	$5,260	$3,610	$1,330
Annualized Yields Based On Calendar Year Distributions(3)	2009	8.29%	7.15%	6.62%	6.16%
	2008	8.19%	6.89%	6.56%	5.52%
	2007	8.11%	6.64%	6.48%
	2006	7.79%	6.48%	6.33%
	2005	7.63%	6.37%	5.36%
	2004	7.58%	6.29%	4.54%
	2003	7.54%	6.21%
	2002	7.49%	6.05%
	2001	7.08%
	2000	6.59%

Past Performance is not a guarantee of future results.

(1)	Cash distributions for all periods presented in the table were sourced by cash flow from operations, except that for CPA®:17 — Global, cash distributions from inception to December 2009 were 74% sourced from adjusted cash flow from operations and 26% from offering proceeds.

(2)	Total cash distributions include those received from operations and from property sales through January 15, 2010 and are exclusive of increases or decrease in property values and equity build-up from paydown of mortgage balances. The percentages reflected above will represent a return of the money originally invested in a program and not a return on such money to the extent aggregate proceeds from the sale of such program’s properties are less than the gross investment in such program.

(3)	Cash distribution percentages, represented as annualized yields, are calculated by dividing the cash distributed during any given year (excluding distributions of cash from property sales) by the total original investment in the program assuming investment in first closing. Beginning in July 2006, CPA®:14 cash distribution percentages are based on a $9.55 per share investment after adjusting for a $0.45 per share special distribution paid in July 2006. Beginning in January 2008, CPA®:15 cash distribution percentages are based on a $9.92 per share investment after adjusting for a $0.08 per share special distribution paid in January 2008. Cash distribution percentages are quoted on an annualized basis.

The following chart summarizes information regarding the cash distributions paid by the CPA® Programs and the percentage of these distributions that was covered by the net cash provided by operating activities as calculated in accordance with GAAP for the 10-year period from January 1, 2000 through December 31, 2009.

W. P. CAREY’S COMPLETED AND CURRENTLY OPERATING PROGRAMS
from January 1, 2000 through December 31, 2009

Percentage of Cash Distributions Covered From Operations
(In thousands)

	Cash	Net Cash
	Distributions	Provided by (Used In)%
	Paid	Operating Activities	Coverage

2009
CPA®:17 — Global	$27,193	$32,240	119%
CPA®:16 — Global	80,778	119,879	148%
CPA®:15	88,939	160,033	180%
CPA®:14	68,832	87,900	128%
2008
CPA®:17 — Global	5,196	4,443	86%
CPA®:16 — Global	79,011	117,435	149%
CPA®:15	98,153	180,789	184%
CPA®:14	68,851	110,697	161%
2007
CPA®:17 — Global(1)	0	(17)	0%
CPA®:16 — Global	72,551	120,985	167%
CPA®:15	85,327	162,985	191%
CPA®:14	68,323	89,730	131%
2006
CPA®:16 — Global	41,227	52,255	127%
CPA®:15	82,850	144,818	175%
CPA®:14	83,633	102,232	122%
CPA®:12(2)	19,265	27,364	142%
2005
CPA®:16 — Global	28,939	40,338	139%
CPA®:15	80,475	124,049	154%
CPA®:14	51,905	70,895	137%
CPA®:12	25,431	44,285	174%
2004
CPA®:16 — Global	5,918	7,584	128%
CPA®:15	67,797	90,721	134%
CPA®:14	50,973	70,590	138%
CPA®:12	25,173	27,529	109%
CIP®(3)	12,093	17,306	143%

	Cash	Net Cash
	Distributions	Provided by (Used In)%
	Paid	Operating Activities	Coverage

2003
CPA®:16 — Global(4)	0	(30)	0%
CPA®:15	40,498	55,536	137%
CPA®:14	50,173	59,410	118%
CPA®:12	24,960	28,979	116%
CIP®	23,891	33,198	139%
2002
CPA®:15	6,179	13,333	216%
CPA®:14	48,581	60,569	125%
CPA®:12	24,692	28,575	116%
CIP®	20,877	25,599	123%
2001
CPA®:15(5)	0	(12)	0%
CPA®:14	32,811	53,275	162%
CPA®:12	24,205	26,571	110%
CIP®	18,550	23,916	129%
CPA®:10(6)	5,452	8,482	156%
2000
CPA®:14	21,466	28,689	134%
CPA®:12	23,435	29,953	128%
CIP®	18,187	24,731	136%
CPA®:10	5,430	6,681	123%

Past Performance is not a guarantee of future results.

(1)	Represents the period from CPA®:17 — Global’s inception, February 20, 2007, through December 31, 2007.

(2)	Represents the period from January 1, 2006, through November 30, 2006. On December 1, 2006, CPA®:12 merged into CPA®:14. As a result of the merger, CPA®:12 did not file financial statements for the fourth quarter of 2006 or thereafter.

(3)	Represents the period from January 1, 2004, through August 30, 2004. On September 1, 2004, CIP® merged into CPA®:15. As a result of the merger, CIP® did not file financial statements for the third quarter of 2004 or thereafter.

(4)	Represents the period from CPA®:16 — Global’s inception, June 5, 2003, through December 31, 2003. CPA®:16 — Global paid its first dividend in April 2004.

(5)	Represents the period from CPA®:15’s inception, February 26, 2001, through December 31, 2001. CPA®:15 paid its first dividend in April 2002.

(6)	In May 2002, CPA®:10 merged into CIP®. As a result of the merger, CPA®:10 did not file financial statements for the first quarter of 2002 or thereafter.

The charts above include, in summary form, the performance histories of the CPA® Programs and should not be considered as indicative of our possible operations. CWI was formed to invest primarily in lodging properties and so will contain a portfolio different from those owned by the predecessor CPA® Programs. As such, the inclusion of these charts does not imply in any manner that CWI will make investments comparable to those reflected in the charts with respect to cash flow, taxable income or other factors, nor does it imply or indicate that purchasers of shares will experience returns comparable to those experienced by investors in the real estate portfolios other than CWI referred to in the charts. Moreover, the size of cash distributions is only one criterion on which a decision to invest in CWI should be based. Investors who purchase shares in CWI will not have ownership interests in any of the real estate portfolios depicted here (unless they are also investors in those real estate portfolios). An investment in the portfolios listed above was subject to risks certain of which are similar to those of an investment in CWI, except that, CWI is subject to different risks associated with significant investments in lodging properties.

W. P. Carey Group — Portfolio Diversification

The following charts show, as of December 31, 2009, the portfolio diversification of each of the CPA® REITs.

Portfolio Diversification by Tenant Industry
(Based on Annualized Contractual Lease Revenue at December 31, 2009)

CPA®:14	CPA®:15

CPA®:16- Global	CPA®:17 - Global

Amounts may not add to 100% due to rounding.

Portfolio Diversification by Facility Type
(Based on Annualized Contractual Lease Revenue at December 31, 2009)

CPA®:14	CPA®:15

CPA®:16 - Global	CPA®:17 - Global

Portfolio Diversification by Region (Based on Annualized Contractual Lease Revenue at December 31, 2009)

CPA®:14	CPA®:15

CPA®:16 - Global	CPA®:17 - Global

Amounts may not add to 100% due to rounding.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of August 25, 2010 certain information regarding the ownership of our shares of common stock beneficially owned, both immediately prior and after this offering, by:

•	each of our directors and named executive officers;

•	all of our directors and executive officers as a group; and

•	all persons known to us that are expected to be the beneficial owner of more than five percent of our common stock.

We have issued 22,222 shares of our common stock to Carey REIT II, Inc., an affiliate of our advisor. In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	All shares the investor actually owns beneficially or of record;

•	All shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	All shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

	Number of Shares of Common Stock
Name	Beneficially Owned	Percentage(1)

Carey REIT II, Inc.(3)	22,222	100
Trevor P. Bond(3)	0	0
Michael G. Medzigan(2)	0	0
Charles S. Henry(4)	0	0
Michael D. Johnson(2)	0	0
Robert E. Parsons, Jr.(2)	0	0
William H. Reynolds, Jr.(4)	0	0
Mark J. DeCesaris(3)	0	0
Thomas E. Zacharias(3)	0	0
All directors and executive officers as a group (eight persons)	0	0%

(1)	Assumes the issuance of 100,000,000 shares in the offering.

(2)	The business address of the stockholders is 207 E. Westminster, Suite 200, Lake Forest, IL 60045.

(3)	The business address of the stockholder is 50 Rockefeller Plaza, New York, New York 10020.

(4)	The business address of the stockholder is c/o 50 Rockefeller Plaza, New York, New York 10020.

SELECTED FINANCIAL DATA

We have no operating history as a REIT or a public company. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes thereto, included elsewhere in this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We have no operating history. We are dependent upon proceeds received from the offering to conduct our proposed activities. In addition, we currently own no properties. The capital required to purchase any property will be obtained from the offering and from any mortgage indebtedness that we may incur in connection with the acquisition of any property or thereafter. In August 2010, we were capitalized with $200,000 from the sale of 22,222 shares to an affiliate of our advisor. We have no commitments to acquire any property or to make any other material capital expenditures. We will not commence our operations until we have sold at least the minimum offering of shares. In the event we sell only the minimum offering of 1,000,000 shares, we will likely make only a limited number of investments and will not be able to achieve significant diversification or meet our investment objectives. For information concerning the anticipated use of proceeds from the offering, see “Estimated Use of Proceeds” and “Investment Objectives, Procedures and Policies.”

Liquidity would be affected adversely by unanticipated costs and greater-than-anticipated operating expenses. To the extent that the working capital reserve is insufficient to satisfy our cash requirements, additional funds may be provided from cash generated from operations or through short-term borrowings. In addition, subject to limitations described in this prospectus, we may incur indebtedness in connection with the acquisition of any property, refinance the debt thereon, arrange for the leveraging of any previously unfinanced property or reinvest the proceeds of financings or refinancings in additional properties. See “Investment Objectives, Procedures and Policies.”

We intend to qualify as a real estate investment trust, or REIT. If we qualify as a REIT, we will not be subject to U.S. federal income taxes on amounts distributed to stockholders provided we meet certain conditions including distributing at least 90% of our taxable income to stockholders. Our objectives are to pay quarterly distributions at an increasing rate, to increase equity in our real estate through regular mortgage principal payments and to own a geographically diversified portfolio of lodging properties that will increase in value.

Under the provisions of the Internal Revenue Code, as a REIT, we are allowed to own lodging properties but are prohibited from operating these properties. In order to comply with applicable REIT qualification rules, we will enter into leases for each of our lodging properties with the TRS lessees. The TRS lessees will in turn contract with independent property operators that will manage day-to-day operations of our properties.

We will be advised by CLA, an indirect subsidiary of W. P. Carey, pursuant to an advisory agreement. CLA will manage us with assistance from Watermark Capital Partners, pursuant to a subadvisory agreement. Our contract with CLA may be renewed for successive one-year periods following an evaluation of our advisor’s performance by our independent directors as required by our charter. This review must be conducted annually and the contract will continue in effect until 60 days after our independent directors shall have notified the advisor of their determination either to renew the agreement for an additional one-year period or terminate it, as required by our charter. See “Management — Advisory Agreement.”

While our advisor and the subadvisor will be responsible for managing our overall portfolio, the independent property operators will manage day-to-day operations of our properties under the oversight of the subadvisor.

THE OPERATING PARTNERSHIP

General

We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes. We are structured as an umbrella partnership REIT, or UPREIT, under which substantially all of our future business will be conducted through our operating partnership. Our operating partnership will be formed under Delaware law to acquire, own and lease properties on our behalf. We will utilize this UPREIT structure generally to enable us to acquire real property in exchange for limited partnership units in our operating partnership, or the OP units, from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their property or the transfer of their property to us in exchange for our common stock or cash. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for U.S. federal income tax purposes (see “United States Federal Income Tax Considerations”), the REIT’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the REIT.

The property owner’s goals are accomplished because the owner may contribute property to our operating partnership in exchange for OP units on a tax deferred basis. Further, our operating partnership will be structured to make distributions with respect to OP units which are equivalent to the dividend distributions made to our stockholders. Finally, a limited partner in our operating partnership may later redeem his, her or its OP units for shares of our common stock (in a taxable transaction) or cash and achieve liquidity for his, her or its investment.

We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest, and we intend to make future acquisitions of real properties using the UPREIT structure. We are the controlling general partner of and a limited partner in the operating partnership and, as of the commencement of the offering, will own a 99.85% capital interest in the operating partnership. We are the managing general partner of our operating partnership and therefore, our board of directors controls all decisions of our operating partnership. Our board has delegated authority for our management and the management of our operating partnership to our advisor subject to the terms of the advisory agreement. Carey Watermark Holdings will assist our advisor in management and will hold a special general partnership profits interest entitling it to receive certain profit allocations and distributions of cash. Upon the commencement of this offering, Carey Watermark Holdings will own a 0.15% capital interest in our operating partnership.

The following is a summary of certain provisions of the limited partnership agreement of our operating partnership, which we intend to enter into prior to the commencement of this offering. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the actual partnership agreement, a copy of which will be filed as an exhibit to the registration statement of which this prospectus is a part, for more detail.

Capital Contributions

In connection with this offering and future offerings of our common stock, we will transfer substantially all of the net offering proceeds to our operating partnership in exchange for OP units. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds, and our operating partnership will be deemed to have simultaneously paid the underwriting discounts and commissions and other costs associated with the offering. Carey Watermark Holdings will make an initial capital contribution of approximately $200,000 in cash and will provide services to the operating partnership in exchange for its special general partnership interest.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and our company.

Fiduciary Duties

For a description of the fiduciary duties that we, as a general partner, owe to limited partners in our operating partnership pursuant to Delaware law and the terms of the partnership agreement, see “Investment Objectives, Procedures and Policies — Investment Procedures.”

Operations

The partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for U.S. federal income tax purposes, unless we otherwise cease to qualify as a REIT and (2) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. (See “United States Federal Income Tax Considerations — Federal Income Tax Aspects of Our Partnership — Classification as a Partnership.”)

Redemption Rights

The limited partners of our operating partnership (other than our company) and the special general partner generally have the right to cause our operating partnership to redeem all or a portion of their OP units for cash or, at our sole discretion, shares of our common stock, or a combination of both. If we elect to redeem OP units for shares of our common stock, we will generally deliver one share of our common stock for each OP unit redeemed. If we elect to redeem OP units for cash, we will generally deliver cash to be paid in an amount equal to, for each redeemed OP unit, the average of the daily market price for the ten consecutive trading days immediately preceding the date we receive a notice of redemption by a limited partner. In connection with the exercise of these redemption rights, a limited partner or the special general partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner or the special general partner owning shares in excess of our ownership limits in our charter.

Subject to the foregoing, limited partners and the special general partner may exercise their redemption rights at any time after one year following the date of issuance of their OP units; provided, however, that a limited partner may not deliver more than two redemption notices each calendar year and may not exercise a redemption right for less than 1,000 OP units, unless the limited partner holds less than 1,000 OP units, in which case it must exercise its redemption right for all of its OP units.

Transferability of Interests

We may not (1) voluntarily withdraw as a general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless we obtain the consent of a majority-in-interest of the partners of our operating partnership including us; provided however, that if any such transaction results in the termination of our advisory agreement with CLA, the consent of the special general partner to such transaction will be required unless the operating partnership agrees to repurchase the special general partnership interest in the operating partnership for its fair market value, as determined by an independent appraiser. With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent as general partner and that of the special general partner. Carey Watermark Holdings may not transfer its special general partner interest in our operating partnership without our consent, which must be approved by a majority of our independent directors, except to us, W. P. Carey, Watermark Capital Partners or their respective subsidiaries.

Distributions of Cash and Allocation of Income

The partnership agreement generally provides that our operating partnership will distribute cash flows from operations and net sales proceeds from dispositions of assets to the partners of our operating partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by us as a general partner. In addition, Carey Watermark Holdings, as the holder of a special general partner interest will be entitled to special distributions of cash flow and sale proceeds, as described under “Management Compensation.” The general partner will have the power, in its reasonable discretion, to adjust or withhold the distributions to the special general partner in order to avoid violations of the 2%/25% Guideline.

Similarly, the partnership agreement of our operating partnership provides that income of our operating partnership from operations and income of our operating partnership from disposition of assets normally will be allocated to the partners of our operating partnership in accordance with their relative percentage interests such that a holder of one OP unit will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership. Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the partnership agreement to the extent of each partner’s positive capital account balance.

In addition to the administrative and operating costs and expenses incurred by our operating partnership or its subsidiaries, in acquiring and operating real properties, our operating partnership will pay all administrative costs and expenses of our company, and such expenses will be treated as expenses of our operating partnership. Such expenses will include, without limitation:

•	All expenses relating to maintaining our corporate existence;

•	All expenses relating to the public offering and registration of our securities;

•	All expenses associated with the preparation and filing of any periodic reports by allocations of certain portions of our profits under federal, state or local laws or regulations;

•	All expenses associated with our compliance with applicable laws, rules and regulations; and

•	All our other operating or administrative costs incurred in the ordinary course of its business on behalf of our operating partnership.

The Special General Partner Interest

Carey Watermark Holdings, an entity in which both W. P. Carey and Watermark Capital Partners will own indirect interests, will hold a special general partner profits interest in our operating partnership. Carey Watermark Holdings’ special general partner interest will entitle it to certain distributions of our operating partnership’s available cash and an allocation of certain operating partnership profits, as described in the next paragraph.

Operating partnership profits means profits as determined under the operating partnership’s partnership agreement and the provisions of the Internal Revenue Code that apply to partnership taxation. For a description of the calculation of profits, see “United States Federal Income Tax Considerations — Federal Income Tax Aspects of Our Partnership.” Operating partnership profits are determined in accordance with the Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in the determination of operating partnership profits), with the following adjustments: (a) any income of the partnership that is exempt from federal income tax and not otherwise taken into account in computing operating partnership profits shall be included in the determination of operating partnership profits; (b) any expenditures of the partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing operating partnership profits shall be subtracted from such determination; (c) in the event the value of any partnership asset is adjusted pursuant to the partnership agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing operating partnership profits; (d) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the gross asset value of the property (as determined under the partnership agreement) disposed of, notwithstanding that the adjusted tax basis of such property differs from such value; (e) depreciation, amortization, and other cost recovery deductions taken into account in computing operating partnership profits shall be based upon the gross asset value of partnership assets (as determined under the partnership agreement) as opposed to the adjusted tax bases of such assets; (f) to the extent an adjustment to the adjusted tax basis of any partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining capital accounts as a result of a distribution other than in liquidation of a partner’s interest in the partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing operating partnership profits; and (g) notwithstanding any other provision regarding the calculation of operating partnership profits, any items that are specially allocated pursuant to the partnership agreement shall not be taken into account in computing operating partnership profits. The amounts of the items of partnership income, gain, loss, or deduction available to be specially allocated pursuant to the partnership agreement shall be determined by applying rules analogous to those set forth in this definition of operating partnership profits.

Substantially all of Carey Watermark Holdings’ special general partner interest in our operating partnership is intended to qualify as a “profits interest” for tax purposes within the meaning of IRS Revenue Procedure 93-27. As a result, the special general partnership interest will initially have no liquidation value aside from Carey Watermark Holdings’ actual capital contributions. Further, without a significant initial liquidation value, the interest will be limited in its ability to receive loss allocations from the operating partnership. For example, if our operating partnership liquidates immediately after its funding, Carey Watermark Holdings would receive no liquidation proceeds in excess of its capital contributions. Similarly, if our operating partnership incurs losses after its funding, no loss allocations (other than certain loss allocations arising from expenses related to certain borrowings) would be made to Carey Watermark Holdings in excess of its capital contributions. Finally, if our operating partnership generates profits after its funding, Carey Watermark Holdings would share in those profits based on the terms of the limited partnership agreement of our operating partnership. In short, Carey Watermark Holdings will participate in future increases in the value of our assets but will receive no portion of the capital contributed by holders of our common stock.

If the advisory agreement is not renewed upon the expiration of its then-current term or is terminated for any reason, or if the advisor resigns, and, in each case, an affiliate of the advisor does not become the replacement advisor, all after two years of the date the operating partnership begins operations, our operating partnership will have the right, but not the obligation, to repurchase all or a portion of Carey Watermark Holdings’ interests in our operating partnership at the fair market value of those interests on the date of termination, as determined by an independent appraiser. Please see “Management — Advisory Agreement” and “Risk Factors — Risks Related to Our Relationship with Our Advisor — Exercising our right to repurchase all or a portion of Carey Watermark Holdings’

interests in our operating partnership upon certain termination events could be prohibitively expensive and could deter us from terminating the advisory agreement.”

Tax-Matters Partner

We are the tax-matters partner of our operating partnership, and, as such, we have authority to make tax elections under the Code on behalf of our operating partnership.

Term

Our operating partnership will continue in full force perpetually or until sooner dissolved in accordance with its terms or as otherwise provided by law.

Indemnity

The operating partnership must indemnify and hold us (and our officers, directors, agents and employees) harmless from any liability incurred, losses sustained or benefits not derived as a result of errors in judgments or mistakes of fact or law or any act or omission if we (or our officers, directors, agents or employees) acted in good faith. In addition, the operating partnership must indemnify us (and our officers, directors, agents, employees and designees) to the extent permitted by applicable law from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the operating partnership, unless it is established that:

(1) our charter prohibits us from indemnifying the indemnified party for a matter, in which case the operating partnership shall likewise be prohibited from indemnifying the indemnified party for the matter; or

(2) it is established that:

•	the act or omission was material to the matter giving rise to the proceeding and was either committed in bad faith, was fraudulent or was the result of active and deliberate dishonesty;

•	the indemnified party actually received an improper personal benefit in money, property or services; or

•	in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Amendment

The partnership agreement may not be amended without our consent as general partner. In general, we may not amend the partnership agreement without first obtaining the consent of partners holding at least 50% of the ownership interests of all partners. In addition, the consent of the special general partner and the limited partners holding greater than 50% of the ownership interests of the limited partners would be required for any amendment that would (1) contravene an express prohibition or limitation in the partnership agreement; (2) subject a limited partner to liability as a general partner in any jurisdiction or any other liability except as provided in the partnership agreement or under the Delaware Revised Uniform Limited Partnership Act; or (3) prohibit or restrict, or have the effect of prohibiting or restricting, the ability of a limited partner to exercise its rights to a redemption in full.

However, there are certain circumstances in which we are permitted to amend the partnership agreement without any consent.

LEGAL PROCEEDINGS

Since our inception, we have not been involved in any material litigation.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our shares. For purposes of this section, under the heading “United States Federal Income Tax Considerations,” references to “the company,” “we,” “our” and “us” mean only Carey Watermark Investors Incorporated and not the operating partnership, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will be, in each case, in accordance with its applicable organizational documents or partnership agreement. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our shares;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	trusts and estates;

•	persons who receive our shares through the exercise of employee share options or otherwise as compensation;

•	persons holding our shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons holding their shares through a partnership or similar pass-through entity;

•	persons holding shares constituting 10% or more (by vote or value) of the ownership of the company; and, except to the extent discussed below:

•	tax-exempt organizations; and

•	non-U.S. stockholders (as defined below).

This summary assumes that stockholders will hold our shares as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES TO ANY PARTICULAR STOCKHOLDER OF HOLDING OUR SHARES WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR SHARES.

Taxation of the Company

We intend to elect to be taxed as a REIT under the Internal Revenue Code, commencing with our taxable year ending December 31, 2010. We believe that we have been organized and will operate in a manner that will allow us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ending December 31, 2010, and we intend to continue to be organized and operate in such a manner. During 2008 and 2009, we were a “qualified REIT subsidiary” of Carey REIT II, Inc. and, therefore, did not have any independent federal income tax return filing obligations.

The law firm of Venable LLP has acted as our tax counsel in connection with this offering. We have received the opinion of Venable LLP to the effect that, commencing with our taxable year ending December 31, 2010, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. A copy of the opinion of Venable LLP has been filed as an exhibit to the registration statement of which this prospectus is a part. It must be emphasized that the opinion of Venable LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus. In addition, to the extent we make certain investments, such as investments in preferred equity securities of REITS, or whole loan mortgage or CMBS securitizations, the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Venable LLP or us that we will so qualify for any particular year. Venable LLP will have no obligation to advise us or the holders of our shares of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Venable LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which could include entities that have made elections to be taxed as REITs, the qualification of which will not have been reviewed by Venable LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under “— Requirements for Qualification — General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”

Provided that we qualify as a REIT, we generally will be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT. See “— Taxation of Taxable U.S. Stockholders — Distributions.”

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of a REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “— Taxation of Taxable U.S. Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal income tax in the following circumstances:

•	We will be taxed at regular U.S. federal corporate income tax rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions,” and “ — Foreclosure Property,” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby (a) avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) treat income and gain from such property as qualifying income for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•	If we fail to satisfy any of the REIT asset tests, as described below, by larger than a de minimis amount, but our failure is due to reasonable cause and not willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the “required distribution,” we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “— Requirements for Qualification — General.”

•	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and our TRS lessees, if any, if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation (determined as of the date of our acquisition of such assets) at the highest corporate income tax rate then applicable to the extent that we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•	We will generally be subject to tax on the portion of any excess inclusion income derived from direct or indirect ownership of residual interests in real estate mortgage investment conduits, or REMICs, to the extent our shares are held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “— Effect of Subsidiary Entities” and “— Excess Inclusion Income.”

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our shares.

•	We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations (including TRSs), the earnings of which would be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise, property and other taxes on assets and operations. As further described below, any TRS in which we own an interest will be subject to U.S. federal income tax on its taxable income. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification — General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(7) which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(8) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our organizational documents provide restrictions regarding the ownership and transfer of its shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a real estate investment trust generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests.  In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interest in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding, for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership) is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “— Federal Income Tax Aspects of Our Partnership.”

Disregarded Subsidiaries.  If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any entity otherwise treated as a corporation for U.S. federal income tax purposes, other than a TRS (as described below), that is wholly-owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by us — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us — the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

Taxable REIT Subsidiaries.  A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a Taxable REIT Subsidiary, or a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as nonqualifying hedging income or inventory sales). If dividends are paid to us by one or more of our TRSs, if any, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “— Taxation of Taxable U.S. Stockholders — Distributions.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Rents we receive that include amounts for services furnished by one of our TRSs, if any, to any of our tenants will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception; (2) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable; (3) rents paid to us by tenants that are not receiving services from the TRS are substantially comparable to the rents paid by our tenants leasing comparable space that are receiving such services from the TRS and the charge for the services is separately stated; or (4) the TRS’s gross income from the service is not less than 150% of the TRS’s direct cost of furnishing the service.

We intend to form one or more TRSs in the future. To the extent that any such TRSs pay any taxes, they will have less cash available for distribution to us. If dividends are paid by our TRSs to us, then the dividends we designate and pay to our stockholders who are individuals, up to the amount of dividends we receive from such entities, generally will be eligible to be taxed at the reduced 15% maximum U.S. federal rate applicable to qualified dividend income. See “ — Taxation of Taxable U.S. Stockholders.”

Lodging Properties

Operating revenues from lodging properties are not qualifying REIT income for purposes of the 75% or the 95% gross income tests discussed below. Accordingly, in order to generate qualifying income with respect to our lodging investments under the REIT rules, we generally must master-lease our lodging properties to a TRS.

In general, rent paid by a related party tenant, such as a TRS lessee, is not qualifying “rents from real property” for purposes of the REIT gross income tests discussed below, but rent paid by a TRS lessee to our operating partnership with respect to a lease of a “qualified lodging facility” from the operating partnership can be qualifying rents from real property under the REIT rules as long as such TRS lessee does not directly or indirectly operate or manage any lodging property or provide rights to any brand name under which any lodging property is operated. Instead, the lodging property must be operated on behalf of the TRS lessee by a person who qualifies as an “eligible independent contractor,” defined as an “independent contractor” who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee. A “qualified lodging facility” is a hotel, motel, or other establishment which satisfies certain unit occupation requirements, provided that wagering activities are not conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. We anticipate that our lodging properties will be qualified lodging facilities. Under such circumstances, rent paid by a TRS lessee generally would be qualifying income for purposes of the REIT gross income tests discussed below.

Two other limitations may affect our ability to treat rent paid by a TRS lessee or other lessee as qualifying rents from real property under the REIT rules. If the rent attributable to personal property leased by the TRS lessee (or other lessee) in connection with a lease of real property is greater than 15% of the total rent under the lease, then the portion of the rent attributable to such personal property will not qualify as rents from real property. Also, an amount received or accrued will not qualify as rents from real property for purposes of the 75% or the 95% gross income tests discussed below if it is based in whole or in part on the income or profits derived by any person from such property. However, an amount received or accrued will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. To comply with the limitation on rents attributable to personal property, a TRS lessee may acquire furnishings, equipment, and/or personal property used in lodging properties, at least to the extent that they exceed this 15% limit. To comply with the prohibition on rent based on net income, the leases will provide that each TRS lessee is obligated to pay our operating partnership a minimum base rent together with a gross percentage rent, at rates intended to equal market rental rates.

In addition, rent paid by a TRS lessee or other lessee that leases a lodging property from our operating partnership will constitute rents from real property for purposes of the REIT gross income tests only if the lease is respected as a true lease for federal income tax purposes and is not treated as a service contract, joint venture, or some other type of arrangement. The determination of whether a lease is a true lease depends upon an analysis of all the surrounding facts and circumstances. Potential investors in shares of our common stock should be aware, however, that there are no controlling regulations, published administrative rulings, or judicial decisions involving leases with terms substantially similar to the contemplated leases between our operating partnership and the TRS lessees that discuss whether the leases constitute true leases for federal income tax purposes. We believe that the leases with our TRS lessees should be treated as true leases; however, there can be no assurance that the IRS will not assert a contrary position and that a court will not sustain such a challenge. If any leases between our operating partnership and a TRS lessee are re-characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payment that we receive from such TRS lessee would not be considered rent or would otherwise fail the various requirements for qualification as rents from real property.

For rents received by or attributed to us to qualify as rents from real property, we generally must not furnish or render any services to tenants, other than through a TRS or an independent contractor from whom we derive no income, except that we and our operating partnership may directly provide services that are “usually or customarily rendered” in connection with the rental of properties for occupancy only, or are not otherwise considered rendered to the occupant “for his convenience.” Neither we nor our operating partnership intends to provide any services to any TRS lessee or any other tenant.

Taxable Mortgage Pools

An entity, or a portion of an entity, is classified as a taxable mortgage pool under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

To the extent we make significant expenditures with respect to senior mortgage loans, CMBS or RMBS securities, we may convey one or more pools of real estate mortgage loans to a trust, owned by a subsidiary REIT substantially owned by our operating partnership, which trust will issue several classes of mortgage-backed bonds having different maturities, and the cash flow on the real estate mortgage loans will be the sole source of payment of principal and interest on the several classes of mortgage-backed bonds. We may not make a REMIC election with respect to such securitization transactions, and, as a result, each such transaction would likely be a taxable mortgage pool.

A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT, including a subsidiary REIT formed by our operating partnership, owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s stockholders. See “— Excess Inclusion Income.”

If such a subsidiary REIT of our operating partnership owns less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to corporate income tax. In addition, this characterization would alter the REIT income and asset test calculations of such a subsidiary REIT and could adversely affect such REIT’s compliance with those requirements, which, in turn, could affect our compliance with the REIT requirements. We do not expect that we, or any subsidiary REIT owned by our operating partnership, would form any subsidiary that would become a taxable mortgage pool, in which we own some, but less than all, of the ownership interests, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Gross Income Tests

In order to qualify as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or property held primarily for sale to customers in the ordinary course of business, or “prohibited transactions,” must be derived from assets relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of CMBS), and gains from the sale of real estate assets, as well as income from certain kinds of temporary assets. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary or disregarded subsidiary.

Interest Income.  Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we had a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount which is treated as interest on an obligation secured by a mortgage on real property.

Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above). To the extent we make corporate mezzanine loans, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test (described above).

We believe that the interest, original issue discount, and market discount income that we receive from our mortgage related securities generally will be qualifying income for purposes of both gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

Fee Income.  We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by our TRS lessees, will not be included for purposes of the gross income tests.

Dividend Income.  We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% gross income tests. Certain income inclusions received with respect to our contemplated equity transactions with respect to CDOs may not represent qualifying income for purposes of either the 75% or 95% gross income tests.

Foreign Assets.  To the extent that we hold or acquire foreign assets, such as CMBS denominated in foreign currencies, such assets may generate foreign currency gains and losses. For purposes of the REIT income requirements, foreign currency gains are divided into two categories: “real estate foreign exchange gain” and “passive foreign exchange gain.” Real estate foreign exchange gain is excluded from gross income for both the 75% gross income test and the 95% gross income test. Passive foreign exchange gain is excluded from gross income for the 95% gross income test, but is treated as non-qualifying income for the 75% gross income test.

Real estate foreign exchange gain consists primarily of foreign currency gain attributable to gain that would be qualifying income for purposes of satisfying the 75% gross income test. Passive foreign exchange gain consists primarily of foreign currency gain attributable to gain that would otherwise qualify under the 95% gross income test but not the 75% gross income test. Any foreign exchange gain that is not real estate foreign exchange gain or passive foreign exchange gain would be non-qualifying income for both income tests, unless it is excluded under the hedging rules discussed below in “— Hedging Transactions.” No assurance can be given that any foreign currency gains recognized by us directly or through pass-through subsidiaries will not adversely affect our ability to satisfy the REIT qualification requirements.

Hedging Transactions.  We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into in the normal course of our business primarily to (i) manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (ii) manage risk of currency fluctuations with respect to any item of income or gain that would qualify under the 75% gross income test or the 95% gross income test (or any property which generates such income or gain), provided the transaction is clearly identified as such before the close of the day on which it is acquired, originated, or entered into, will not constitute gross income for purposes of the 95% gross income test or the 75% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Rents from Real Property.  To the extent that we acquire real property or interests therein, rents we receive will qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent is partly attributable to personal property leased in connection with real property (based on the relative fair market value of the properties involved), then the portion of the rent attributable to the fair market value of such personal property will not qualify as rents from real property unless it constitutes 15% or less of the total rent received under the lease. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely because it is based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income, or through a TRS, as discussed below. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent. Moreover, we are permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income tests.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. However, rental payments from a TRS will qualify as rents from real property even if we own more than 10% of the combined voting power of the TRS if at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space. For a more complete discussion of these rules and their application to lodging properties, see “— Lodging Properties.”

Failure to Satisfy the Gross Income Tests.  We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions generally will be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with regulations prescribed by the Treasury. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of

“real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs and certain kinds of CMBS and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

The second asset test is that the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% of the value of our gross assets. In light of this aggregate value test for TRSs, we will have to monitor closely any increases in the value of our TRS lessees.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled TRSs” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which: (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset test.

We expect that the assets and mortgage related securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test. We believe that our holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intend to monitor compliance on an ongoing basis. However, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. As an example, if we were to acquire equity securities of a REIT issuer that were determined by the IRS to represent debt securities of such issuer, such securities would also not qualify as real estate assets. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a) the sum of:

•	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b) the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to provide a tax deduction to us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with the preferences among different classes of shares as set forth in the organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate income tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their shares in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes, including the inclusion of items of income from CDO entities in which we hold an equity interest. For example, we may acquire or originate debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes (such excess, “original issue discount” or “OID”), such that we will be required to include in our income a portion of the OID each year that the instrument is held before we receive any corresponding cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and possibly a penalty based on the amount of any deduction taken for deficiency dividends.

Excess Inclusion Income

If we, including a subsidiary REIT owned by our operating partnership, acquire a residual interest in a REMIC, we may realize excess inclusion income. If we are deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by us, such arrangement will be treated as a taxable mortgage pool for U.S. federal income tax purposes. See “— Taxable Mortgage Pools.” If all or a portion of our company is treated as a taxable mortgage pool, our qualification as a REIT generally should not be impaired. However, to the extent that all or a portion of our company is treated as a taxable mortgage pool, or we include assets in our portfolio or enter into financing and securitization transactions that result in our being considered to own an interest in one or more taxable mortgage pools, a portion of our REIT taxable income may be characterized as excess inclusion income and allocated to our stockholders, generally in a manner set forth under the applicable Treasury Regulations. The Treasury Department has issued guidance on the tax treatment of stockholders of a REIT that owns an interest in a taxable mortgage pool. Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) taxable income allocable to the holder of a residual interest in a REMIC during such calendar quarter over (ii) the sum of amounts allocated to each day in the calendar quarter equal to its ratable portion of the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120% of the long term U.S. federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). Our excess inclusion income would be allocated among our stockholders that hold our shares in record name in proportion to dividends paid to such stockholders. A stockholder’s share of any excess inclusion income:

•	could not be offset by net operating losses of a stockholder;

•	would be subject to tax as unrelated business taxable income to a tax-exempt holder;

•	would be subject to the application of the U.S. federal income tax withholding (without reduction pursuant to any otherwise applicable income tax treaty) with respect to amounts allocable to non-U.S. stockholders;

•	would be taxable (at the highest corporate tax rates) to us, rather than our stockholders, to the extent allocable to our shares held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including charitable remainder trusts and governmental organizations). Nominees or other broker/dealers who hold our shares on behalf of disqualified organizations also will be subject to this tax on the portion of our excess inclusion income allocable to our shares held on behalf of disqualified organizations; and

•	in the case of a stockholder that is a REIT, regulated investment company (“RIC”) or common trust fund, or other pass through entity would be considered excess inclusion income of such entity and such entity will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations.

No detailed guidance has been provided with respect to the manner in which excess inclusion income would be allocated among different classes of shares, but generally such income must be allocated in proportion to the distributions made to stockholders. Tax-exempt investors, foreign investors, taxpayers with net operating losses, RICs and REITs should carefully consider the tax consequences described above and should consult their tax advisors with respect to excess inclusion income.

Prohibited Transactions

Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our subsidiaries, other than a TRS, will be held as inventory or primarily for sale to customers in the ordinary course of business, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as inventory or property held primarily for sale to customers or that certain safe-harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular U.S. federal income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Failure to Qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless qualify as a REIT under specified relief provisions that will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 15%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction, in each case, provided applicable requirements of the Internal Revenue Code are satisfied. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Federal Income Tax Aspects of Our Partnership

General

We intend to hold assets through entities that are classified as partnerships for U.S. federal income tax purposes, including our interest in our operating partnership and the equity interests in lower-tier partnerships. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests, based on our capital interest in such partnership, and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Internal Revenue Code). Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Classification as a Partnership

The ownership by us of equity interests in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in “— Asset Tests” and “— Gross Income Tests” above, and in turn could prevent us from qualifying as a REIT. See “— Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

The partnership agreement of our operating partnership generally provides that items of operating income and loss will be allocated to the holders of units in proportion to the relative percentage interests held by each holder. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. Under the Internal Revenue Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property and the adjusted tax basis of such property at the time of the contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. In connection with the organization transactions, appreciated property will be acquired by our operating partnership as a result of actual or deemed contributions of such property to our operating partnership. As a result, partners, including us, in subsidiary partnerships, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, (1) lower amounts of depreciation deductions for tax purposes than if all of the contributed properties were to have a tax basis equal to their fair market value at the time of their contribution to the operating partnership and (2) taxable income in excess of economic or book income as a result of a sale of a property, which might adversely affect our ability to comply with the REIT distribution requirements and result in our stockholders recognizing additional dividend income without an increase in distributions.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our shares that for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our shares should consult its tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.

Distributions. Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of our company for the taxable year, without regard to the period for which the U.S. stockholder has held its shares. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. stockholders may be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. In such cases, U.S. stockholders will increase their adjusted tax basis in our shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 15% (through 2010 under current law) in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of those shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the

U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such shares became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a) the qualified dividend income received by us during such taxable year from non-REIT C corporations (including our TRS lessees, which are subject to U.S. federal income tax);

(b) the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a regulated investment company), such as our TRS lessees which are subject to U.S. federal income tax, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met. We expect that any foreign corporate CDO entity for which we would make expenditures would not be a “qualifying foreign corporation,” and accordingly our distribution of any income with respect to such entities will not constitute “qualifying dividend income.”

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “— Taxation of the Company” and “— Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Shares

There is no current, and there may never be, a public market for our shares. Therefore, it will be difficult for stockholders to sell shares quickly. In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our shares in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the shares at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gain and reduced by returns of capital. In general, under current law capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2010, if our shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if our shares are held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of the capital gain realized by a non-corporate holder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Holders are urged to consult their tax advisors with respect to the taxation of capital gain income. Capital losses recognized by a U.S. stockholder upon the disposition of our shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our shares. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of shares or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this prospectus as UBTI. While ownership of many real estate assets may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our shares as “debt-financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the shares is financed through a borrowing by the tax-exempt stockholder), (2) our shares are not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to “excess inclusion income” (See “— Taxable Mortgage Pools” and “— Excess Inclusion Income”), distributions from us and income from the sale of our shares generally should not be treated as UBTI to a tax-exempt U.S. stockholder. As previously noted, we may engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income,” and accordingly, a portion of our dividends received by a tax-exempt stockholder may be treated as UBTI.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of our shares; and (2) we would not have satisfied the ownership tests described above in “— Requirements for Qualification — General” but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that shares owned by such trusts shall be treated, as owned by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares, or us from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our shares.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares applicable to non-U.S. stockholders of our common shares. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common shares that is not a U.S. stockholder. The discussion is based on current law and is for general information only. It addresses only selective aspects of U.S. federal income taxation.

Ordinary Dividends.  The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we may engage in transactions that result in a portion of our dividends being considered excess inclusion income, and accordingly, a portion of our dividend income may not be eligible for exemption from the 30% withholding rate or a reduced treaty rate.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. stockholder’s investment in our shares is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions.  Unless (A) our shares constitute a U.S. real property interest, or USRPI, or (B) either (1) the non-U.S. stockholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits generally will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our shares constitute a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in our shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Dividends.  Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (“USRPI capital gains”), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax (applied to the net amount after the 35% tax rate is applied) in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our shares which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 5% of such class of shares at any time during the taxable year. Instead, such capital gain dividend will be treated as a distribution subject to the rules discussed above under “— Taxation of Non-U.S. Stockholders — Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in our common shares is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year).

Dispositions of Our Shares.  Unless our shares constitute a USRPI, a sale of the shares by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The shares will not be treated as a USRPI if less than 50% of our business assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor.

We expect that 50% or more of our business assets will consist of real property interests located within the U.S. Therefore, even if our shares would be a USRPI under the foregoing test, our shares will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding shares is held directly or indirectly by non-U.S. stockholders. We believe we will be a domestically controlled REIT and, therefore, the sale of our common shares should not be subject to taxation under FIRPTA. However, we cannot assure our investors that we will become or remain a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder’s sale of our shares nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) our shares owned are of a class that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and (b) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our shares of that class at all times during a specified testing period.

If gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for

183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder (i) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our shares within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our shares conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

Our company and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. We may own interests in properties located in a number of jurisdictions, and may be required to file tax returns in certain of those jurisdictions. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our shares.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in our shares.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with an investment in us by a pension, profit-sharing, IRA or other employee benefit plan subject to ERISA or Section 4975 of the Code. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming that would significantly modify the statements expressed herein. Any changes may or may not apply to transactions entered into prior to the date of their enactment.

In considering using the assets of an employee benefit plan subject to ERISA to purchase shares, such as a profit-sharing, 401(k), or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code such as an IRA or Keogh Plan (collectively, “Benefit Plans”), a fiduciary, taking into account the facts and circumstances of such Benefit Plan, should consider, among other matters,

•	whether the investment is consistent with the applicable provisions of ERISA and the Code,

•	whether the investment will produce UBTI to the Benefit Plan (see “United States Federal Income Tax Considerations — Taxation of Tax-Exempt U.S. Stockholders”), and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the duty

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so; and

•	to comply with plan documents insofar as they are consistent with ERISA.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee (or a duly authorized named fiduciary or investment manager) have exclusive authority and discretion to manage and control the assets of the plan.

In addition, Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving assets of a Benefit Plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. The prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan (other than in the case of most IRAs and some Keogh Plans), or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Assets

While neither ERISA nor the Code defines the term “plan assets,” a Department of Labor regulation describes what constitutes the assets of a Benefit Plan when it invests in specific kinds of entities (29 C.F.R. Section 2510.3-101, as modified by ERISA, the “Regulation”). Under the Regulation, an entity in which a Benefit Plan makes an equity investment will be deemed to be “plan assets” of the Benefit Plan unless the entity satisfies at least one of the exceptions to this general rule.

The Regulation provides as one exception that the underlying assets of entities such as ours will not be treated as assets of a Benefit Plan if the interest the Benefit Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•	“freely transferable,”

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another, and

•	either part of a class of securities registered under the Securities Exchange Act of 1934, as amended, known as the Exchange Act, or sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

Whether a security is freely transferable depends upon the particular facts and circumstances. The shares will be subject to restrictions intended to ensure that we qualify for U.S. federal income tax treatment as a REIT. According to the Regulation, where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares is less than $10,000. Thus, we will proceed on the basis that the restrictions imposed to maintain our status as a REIT should not cause the shares to not be considered freely transferable for purposes of the Regulation.

We anticipate having over 100 stockholders following the completion of this offering. Thus, the second criterion of the publicly offered exception will be satisfied.

The shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the shares are part of a class that was registered under the Exchange Act before the 120th day after December 31, 2010. Any shares purchased, therefore, should satisfy the third criterion of the publicly offered exemption.

We believe that the shares should constitute “publicly-offered securities,” and that our underlying assets should not be considered plan assets under the Regulation, assuming that our common stock is “freely transferable” and widely held (as contemplated above) and that the offering otherwise takes place as described in this prospectus.

In the event that our underlying assets were treated by the Department of Labor as “plan assets” of a Benefit Plan, our management could be treated as fiduciaries with respect to Benefit Plan stockholders, and the prohibited transaction restrictions of ERISA and the Code could apply to any transaction involving our management and assets (absent an applicable administrative or statutory exemption). These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an exemption from the prohibited transaction restrictions. Alternatively, we might provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

If our underlying assets were treated as assets of a Benefit Plan, the investment in us also might constitute an ineffective delegation of fiduciary responsibility to our advisor and expose the fiduciary of the plan to co-fiduciary liability under ERISA for any breach by our advisor of its ERISA fiduciary duties. Finally, an investment by an IRA in us might result in an impermissible commingling of plan assets with other property.

If a prohibited transaction were to occur, our advisor, and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in the prohibited transaction could be required to restore to the plan any profits they realized as a result of the transaction or breach and make good to the plan any losses incurred by the plan as a result of the transaction or breach. In addition, the Code imposes an excise tax equal to fifteen percent (15%) of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” These taxes would be imposed on any disqualified person who participates in the prohibited transaction. With respect to an IRA, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

If, as contemplated above, our assets do not constitute plan assets following an investment in shares by Benefit Plans, the problems discussed in the preceding three paragraphs are not expected to arise.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered security” exception of the Regulation, a prohibited transaction could occur if we, any selected dealer, the escrow agent or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to the purchase of the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan to which any of the above persons is a fiduciary with respect to the purchase. A person is a fiduciary to a plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to the assets. Under a regulation issued by the Department of Labor, a person would be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares and that person regularly provides investment advice to the plan pursuant to a mutual agreement or understanding (written or otherwise) that: (i) the advice will serve as the primary basis for investment decisions, and (ii) the advice will be individualized for the plan based on its particular needs.

Admittance of Stockholders

Until the subscription proceeds equal $33,333,334, funds received will be promptly deposited into our account at our escrow agent, UMB Bank, N.A., or UMB Bank. After the subscription proceeds exceed $33,333,334, all funds will be deposited into our interest-bearing account at Bank of the West. On each admittance date, the funds deposited by each investor will be transferred to us and exchanged for the applicable number of shares. Any interest earned by the investor’s funds prior to any such admittance date will be paid to an investor only if the investor’s funds have been held in the account for 20 days or longer. Interest earned, but not payable to an investor, will be paid to us.

In considering an investment in us, a Benefit Plan should consider whether the escrow account arrangement as well as the ultimate investment in us would be consistent with fiduciary standards applicable to that Benefit Plan.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value. When no fair market value of a particular asset is available, the fiduciary is to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until the shares are listed on a national securities exchange or are included for quotation on The NASDAQ Stock Market, it is not expected that a public market for the shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the “fair market value” of the shares when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to provide, no less frequently than annually, reports of our determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.

We anticipate that upon an annual valuation, we will publish the determination of the net asset value to stockholders by filing a current report on Form 8-K with the SEC. We also anticipate that we will provide annual reports of the determination (i) to IRA trustees and custodians not later than January 15 of each year, and (ii) to other plan trustees and custodians within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated for any material changes occurring between October 31 and December 31.

With respect to the annual valuation requirements described above, we expect to provide an estimated value for our shares annually. Until 18 months have passed without a sale in a public offering of our common stock, not including any offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan, or the issuance of shares upon redemption of interests in our operating partnership, we expect to use the gross offering price of a share of the common stock in our most recent offering as the per share estimated value thereof. This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA custodians should consult with counsel before making an investment in our common shares.

After the 18-month period described above (or possibly sooner if our board so directs), we expect the estimated share values reported in our annual reports will be based on estimates of the values of our assets net of our liabilities. However, there can be no assurance:

•	that the value could or will actually be realized by us or by stockholders upon liquidation (in part because appraisal or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets),

•	that stockholders could realize this value if they were to attempt to sell their shares, or

•	that this value could comply with the ERISA or IRA requirements described above.

DESCRIPTION OF SHARES

The following description of the shares does not purport to be complete but contains a summary of portions of the amended and restated charter and bylaws, and such description is qualified in its entirety by reference to the form of the amended and restated charter and the bylaws filed as exhibits to this registration statement. Our initial charter and the bylaws became operative on March 10, 2008. We will adopt the amended and restated charter prior to the commencement of this offering. Our charter and bylaws will remain in effect for the duration of our existence although they may be amended in accordance with their terms.

General Description of Shares

We are authorized to issue 300,000,000 shares of common stock and 50,000,000 shares of preferred stock, each share having a par value of $0.001. The issuance of the preferred stock must be approved by a majority of the CWI independent directors who do not have an interest in the transactions and who have access at CWI’s expense, to CWI’s or independent legal counsel. Each common share is entitled to participate equally in distributions when and as authorized by the directors and declared by us and in the distribution of our assets upon liquidation. Each common share is entitled to one vote and will be fully paid and non-assessable by us upon issuance and payment therefor. Common shares are not subject to mandatory redemption. The common shares have no preemptive rights (which are intended to insure that a stockholder has the right to maintain the same ownership interest on a percentage basis before and after the issuance of additional securities) or cumulative voting rights (which are intended to increase the ability of smaller groups of stockholders to elect directors). We have the authority to issue shares of any class or securities convertible into shares of any class or classes, to classify or to reclassify any unissued stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the stock, all as determined by our board of directors. In addition, the board of directors, with the approval of a majority of the entire board and without any action by the stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue.

Our intention is to consider alternatives for providing liquidity for our stockholders beginning not later than six years following the termination of the primary offering being conducted by this prospectus. If we have not consummated a liquidity transaction by the sixth anniversary of the termination of the primary offering being conducted by this prospectus, our board of directors will be required to consider (but will not be required to commence) an orderly liquidation of our assets, which would require the approval of our stockholders. A liquidity transaction could include sales of assets, either on a portfolio basis or individually, a listing of our shares on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, a merger (which may include a merger with one or more entities managed by our advisor in the future or currently managed by W. P. Carey or Watermark Capital Partners) or another transaction approved by our board of directors.

Market conditions and other factors could cause us to delay a liquidity transaction or the commencement of our liquidation. Even if our board of directors decides to liquidate, we are under no obligation to conclude our liquidation within a set time because the precise timing of the sale of our assets will depend on the prevailing real estate and financial markets, the economic conditions of the areas in which our properties are located and the federal income tax consequences to our stockholders. As a result, we cannot provide assurances that we will be able to liquidate our assets. After commencing a liquidation, we would continue in existence until all of our assets are sold.

We will not issue stock certificates. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. Transfers can be effected by mailing to Phoenix American Financial Services Inc., or

Phoenix American, a duly executed transfer form available upon request from them or from our website at www.careywatermark.com. Upon the issuance of our shares and upon the request of a stockholder, we will send to each such stockholder a written statement, which will include all information that is required to be written upon stock certificates under Maryland law.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, not fewer than 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the chief executive officer or the president, and must be called by our secretary upon the written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast at such a meeting on any matter. In general, the presence in person or by proxy of holders of shares entitled to cast 50% of the votes entitled to be cast at the meeting on any matter shall constitute a quorum. Generally, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is necessary to take stockholder action, although the affirmative vote of the majority of shares which are entitled to vote and which are present in person or by proxy at a meeting at which a quorum is present is necessary to elect each director.

Except as otherwise provided by Maryland law or our charter, our charter may be amended only if such amendment is declared advisable by a majority of our board of directors and approved by the stockholders either at a duly held meeting at which a quorum is present by the affirmative vote of a majority of all votes entitled to be cast or by unanimous written or electronic consent. Our board of directors has the exclusive power to amend, alter or repeal our bylaws. Stockholders may, by the affirmative vote of a majority of the votes entitled to be cast on such matter remove a director from the board. Stockholders do not have the ability to vote to replace CLA or to select a new advisor. A dissolution proposed by our board of directors must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Except as otherwise provided by law, a merger or sale of all or substantially all of our assets other than in the ordinary course of business must be declared advisable by our board of directors and approved by holders of shares entitled to cast a majority of the votes entitled to be cast on the matter. Our stockholders will not have appraisal rights unless our board of directors determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Stockholders are entitled to receive a copy of our stockholder list upon request provided that the requesting stockholder represents to us that the list will not be used to pursue commercial interests unrelated to the stockholder’s interest in us. The list provided by us will include the name, address and telephone number (if available) of, and number of shares owned by, each stockholder and will be in alphabetical order, on white paper and in easily readable type size and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay our reasonable cost of postage and duplication. We will pay the costs incurred and any actual damages suffered by a stockholder who must compel the production of a list and is successful. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholders list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. The list will be updated at least quarterly to reflect changes in the information contained therein.

The rights of stockholders described above are in addition to and do not adversely affect rights provided to investors under Rule 14a-7 promulgated under the Exchange Act, which provides that, upon request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders, or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution themselves.

Restriction on Ownership of Shares

In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals (including some tax-exempt entities) during the last half of each taxable year, and the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. We may prohibit certain acquisitions and transfers of shares so as to facilitate our qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective.

Our charter contains restrictions on the number of shares of our stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% in value of our outstanding shares of stock. In addition, no person may acquire or hold, directly or indirectly, common stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock.

Our charter further prohibits (a) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as defined below, is required to give us immediate written notice or, in the case of a proposed or attempted transaction, at least 15 days’ prior written notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

Our board of directors, in its sole discretion, may exempt a person (prospectively or retroactively) from these limits. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust. The board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in the charter) prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Any certificates representing shares of our stock will bear a legend referring to the restrictions described above.

Every owner of more than five percent (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Distributions

Consistent with our intent to qualify to be taxed as a REIT, we expect to distribute at least 90% of our net taxable income each year. We intend to accrue and pay distributions on a quarterly basis and we will calculate our distributions based upon daily record and distribution declaration dates so investors will be able to earn distributions immediately upon purchasing common stock. Generally, income distributed as distributions will not be taxable to us under U.S. federal income tax laws unless we fail to comply with the REIT requirements.

Distributions will be paid out of funds legally available therefore at the discretion of the directors, consistent with our intention to qualify to be taxed as a REIT. Our distributions may exceed our earnings and adjusted cash flow from operating activities and may be paid from borrowings, offering proceeds and other sources, without limitation, particularly during the period before we have substantially invested the net proceeds from this offering, which would reduce amounts available for the acquisition of properties. In addition, because we may receive income from interest or rents at various times during its fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. As discussed in “United States Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Distributions,” if we may make distributions in excess of our current or accumulated earnings and profits, the distribution will be treated in part as a return of capital. The directors, in their discretion, will determine in each case whether the sources and amounts of distributions are appropriate.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

Summary of Our Distribution Reinvestment Plan

We have adopted the CWI Distribution Reinvestment Plan, referred to in this prospectus as the “distribution reinvestment plan,” pursuant to which some stockholders may elect to have up to the full amount of their cash distributions from us reinvested in additional shares. The following discussion summarizes the principal terms of the distribution reinvestment plan. The distribution reinvestment plan is attached as Exhibit 4.1 to this registration statement.

The primary purpose of the distribution reinvestment plan is to provide interested investors with an economical and convenient method of increasing their investment in us by investing cash distributions in additional shares at the net asset value per share of common stock determined by our board of directors from time to time. To the extent shares are purchased from us under the distribution reinvestment plan, we will receive additional funds for acquisitions and general purposes including the repurchase of shares.

The distribution reinvestment plan will be available to stockholders who purchase shares in this offering. You may elect to participate in the distribution reinvestment plan by making a written election to participate on your subscription agreement at the time you subscribe for shares. Any other stockholder who receives a copy of our prospectus in this offering or a separate prospectus relating solely to the distribution reinvestment plan and who has not previously elected to participate in the distribution reinvestment plan may so elect at any time to participate in the distribution reinvestment plan.

Participation; Agent.  Our distribution reinvestment plan is available to stockholders of record of our common stock. Phoenix American, acting as agent for each participant in the plan, will apply cash distributions which become payable to such participant on our shares (including shares held in the participant’s name and shares accumulated under the plan), to the purchase of additional whole and fractional shares of our common stock for such participant.

Eligibility.  Participation in the distribution reinvestment plan is limited to registered owners of our common stock. Shares held by a broker-dealer or nominee must be transferred to ownership in the name of the stockholder in order to be eligible for this plan. Further, a stockholder who wishes to participate in the distribution reinvestment plan may purchase shares through the plan only after receipt of a prospectus relating to the distribution reinvestment plan, which prospectus may also relate to a concurrent public offering of shares by us. Our board of directors reserves the right to amend the plan in the future to permit voluntary cash investments in our common stock pursuant to the plan. A participating stockholder is not required to include all of the shares owned by such stockholder in the plan but all of the distributions paid on enrolled shares will be reinvested.

Stock Purchases.  In making purchases for the accounts of participants, Phoenix American may commingle the funds of one participant with those of other participants in the distribution reinvestment plan. All shares purchased under the distribution reinvestment plan will be held in the name of each participant. Purchases will be made directly from us at 95% of the estimated net asset value, or NAV, per share of our common stock, as estimated by our advisor or another firm we choose for that purpose. During the offering and until the first annual valuation of our assets is received, the purchase price will be $9.50 per share. Subsequent to the time that we begin to receive annual valuations, the per share purchase price will be 95% of the then current NAV. In no event will discounts exceed 5%. NAV is determined by adding the most recent appraised value of the real estate owned by us to the value of our other assets, subtracting the total amount of all liabilities and dividing the difference by the total number of outstanding shares. Phoenix American shall have no responsibility with respect to the market value of our common stock acquired for participants under the plan.

Timing of Purchases.  Phoenix American will make every reasonable effort to reinvest all distributions on the day the cash distribution is paid, except where necessary for us to comply with applicable securities laws. If, for any reason beyond the control of Phoenix American, reinvestment of the distribution cannot be completed within 30 days after the applicable distribution payment date, participants’ funds held by Phoenix American will be distributed to the participant.

Account Statements.  Following each purchase of shares, Phoenix American will provide to each participant an account statement showing the cash distribution, the number of shares purchased with the cash distribution and the year-to-date and cumulative cash distributions paid.

Expenses and Commissions.  There will be no direct expenses to participants for the administration of the plan. Administrative fees associated with the distribution reinvestment plan will be paid by us.

Taxation of Distributions.  The reinvestment of distributions does not relieve the participant of any taxes which may be payable on such distributions (i.e. 100% of the distribution, not 95% of the distribution). As a result, unless you are exempt from tax, you may have to use funds from other sources to pay the tax liability attributable to reinvested amounts.

Stock Certificates.  No share certificates will be issued to a participant.

Voting of Shares.  In connection with any matter requiring the vote of our stockholders, each participant will be entitled to vote all of the whole shares held by the participant in the distribution reinvestment plan. Fractional shares will not be voted.

Absence of Liability.  Neither we nor Phoenix American shall have any responsibility or liability as to the value of our shares, any change in the value of the shares acquired for any participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts, if any, in which distributions are invested. Neither we nor Phoenix American shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability: (a) arising out of the failure to terminate a participant’s participation in the distribution reinvestment plan upon such participant’s death prior to the date of receipt of such notice, and (b) with respect to the time and prices at which shares are purchased for a participant. Notwithstanding the foregoing, liability under the U.S. federal securities laws cannot be waived. Similarly, we and Phoenix American have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

Termination of Participation.  A participant may terminate participation in the distribution reinvestment plan at any time by written instructions to that effect to Phoenix American. To be effective on a distribution payment date, the notice of termination and termination fee must be received by Phoenix American at least 15 days before that distribution payment date. Upon receipt of notice of termination from the participant, Phoenix American may also terminate any participant’s account at any time in its discretion by notice in writing mailed to the participant.

Amendment, Supplement, Termination and Suspension of Distribution Reinvestment Plan.  The distribution reinvestment plan may be amended, supplemented or terminated by us at any time by the delivery of written notice to each participant at least 10 days prior to the effective date of the amendment, supplement or termination. Any amendment or supplement shall be effective as to the participant unless, prior to its effective date, Phoenix American receives written notice of termination of the participant’s account. Amendment may include an appointment by us or Phoenix American with our approval of a successor agent, in which event such successor shall have all of the rights and obligations of Phoenix American under the distribution reinvestment plan. The plan may also be suspended by us at any time without notice to the participants.

Governing Law.  The distribution reinvestment plan and the authorization card signed by the participant (which is deemed a part of the distribution reinvestment plan) and the participant’s account shall be governed by and construed in accordance with the laws of Maryland provided that the foregoing choice of law shall not restrict the application of any state’s securities laws to the sale of shares to its residents or within such state. The distribution reinvestment plan and the authorization card cannot be changed orally.

Redemption of Shares

Prior to the time, if any, as the shares are listed on a national securities exchange or included for quotation on The NASDAQ Stock Market, any stockholder that has held shares for at least one year since the date of their issuance, and who purchased those shares from us or received the shares from us through a non-cash transaction, not in the secondary market or in any other transaction to which we were not a party, may present all or any portion of these shares to us for redemption at any time from and after the second anniversary of the effective date of this registration statement, in accordance with the procedures outlined in this prospectus. At that time, we may, at our option, subject to the conditions described below, redeem the shares presented for redemption for cash to the extent we have sufficient funds available for redemption and to the extent the total number of shares for which redemption is requested in any quarter, together with the aggregate number of shares redeemed in the preceding three fiscal quarters, does not exceed five percent of the total number of our shares outstanding as of the last day of the immediately preceding fiscal quarter, which we refer to as the 5% limit. As a result, some or all of a stockholder’s shares may not be redeemed. In addition, our advisor may assist with the identification of prospective third party buyers, but receives no compensation for such assistance. Affiliates of our advisor are eligible to have their shares redeemed on the same terms as other stockholders.

Generally, cash available for redemption will be limited to proceeds from our distribution reinvestment plan, plus, if we had positive operating cash flow from the previous fiscal year, up to 1% of the operating cash flow of the previous fiscal year. Stockholders may offer shares to us for purchase and we may purchase the offered shares if we have sufficient cash, subject to the 5% limit.

Except for redemptions sought upon a stockholder’s death or qualifying disability (as defined below) or redemptions sought upon a stockholder’s confinement to a long-term care facility (upon the conditions set forth below), the purchase price per share for shares redeemed under the redemption plan will be as follows:

•	for redemptions effected beginning on the second anniversary of the effective date of the registration statement of which this prospectus is a part through the sixth anniversary of such date, the lesser of (i) the price paid to acquire the shares from us or (ii) 90% of the estimated NAV; and

•	for redemptions effected after the sixth anniversary of the effective date of this registration statement, the greater of (i) the price paid to acquire the shares from us or (ii) 90% of the estimated NAV.

The estimated NAV will be the net asset value most recently published by us; provided, however, that if we are conducting a public offering at any time (and for up to 18 months after a public offering), the estimated NAV will be the gross offering price per share.

Subject to the limitations described in this prospectus and provided that the redemption request is made within 270 days of the event giving rise to the following special circumstances, we may allow a stockholder to request a redemption of his or her shares as early as one year after the effective date of the registration statement of which this prospectus is a part (a) upon the request of the estate, heir or beneficiary of a deceased stockholder or (b) upon the disability of a stockholder or upon a stockholder’s confinement to a long-term care facility, provided that the condition causing such disability or need for long-term care was not preexisting on the date that such person became a stockholder. The purchase price per share for shares redeemed upon the death or qualifying disability of the stockholder or upon such stockholder’s confinement to a long-term care facility will be the greater of (i) the price paid to acquire the shares from us or (ii) 90% of the estimated NAV.

If we have sufficient funds to purchase some but not all of the shares offered, or if over 5% of our then outstanding shares are offered for redemption, requesting stockholders’ shares may be redeemed on a pro-rata basis, rounded to the nearest whole share, based upon the total number of shares for which redemption was requested, and the total funds available for redemption. Requests not fulfilled in one quarter will automatically be carried forward to the next quarter, unless such request is revoked, and will receive priority over requests made in the carryover quarter. Requests can be revoked by sending a letter requesting revocation to our Investor Relations department. There can be no assurances that we will have sufficient funds to repurchase any shares.

A stockholder who wishes to have shares redeemed must mail or deliver a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent to the redemption agent, which is currently Phoenix American. To request a form, call our Investor Relations Department at 1-800-WP CAREY. The redemption agent at all times will be registered as a broker-dealer with the SEC and each state’s securities commission unless exempt from registration. Within 30 days following our receipt of the stockholder’s request, we will forward to the stockholder the documents necessary to effect the redemption, including any signature guarantee we or the redemption agent may require. As a result, we anticipate that, assuming sufficient funds for redemption, the effective date of redemptions will be no later than 30 days after the quarterly determination of the availability of funds for redemption.

A stockholder may present to us fewer than all of the stockholder’s shares for redemption, provided, however, that the stockholder must present for redemption at least 25% of the stockholder’s shares. Partial redemption requests will be processed on a first in, first out basis for stockholders with multiple investment purchases, including DRIP purchases.

The board of directors, in its sole discretion, may amend, suspend or terminate the redemption plan at any time it determines that such amendment, suspension or termination is in our best interest. The board of directors may also change or waive the limitations described above on the number of shares we may repurchase during any 12 month period and the amount of operating cash flow we may use to affect redemptions. We are not required to provide advance notice of any decision to amend, suspend, terminate or change or waive limitations under, the redemption plan; however, we will publicly report any material amendment, change or waiver or any termination or suspension in a periodic report filed with the SEC and, during this offering, in a prospectus supplement. The board of directors may also suspend the redemption of shares if:

•	it determines, in its sole discretion, that such redemption impairs our capital or operations;

•	it determines, in its sole discretion, that an emergency makes such redemption not reasonably practical;

•	any governmental or regulatory agency with jurisdiction over us so demands for the protection of the stockholders;

•	it determines, in its sole discretion, that such redemption would be unlawful; or

•	it determines, in its sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our shares, could cause direct or indirect ownership of shares to become concentrated to an extent which would prevent us from qualifying as a REIT under the Code.

Shares of our common stock redeemed under the redemption plan will return to the status of authorized but unissued shares of common stock. We will not resell such shares to the public unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws. We will immediately terminate the redemption plan and will not accept shares of common stock for redemption in the event the shares of common stock are listed on a national securities exchange or included for quotation on an automatic quotation system or if a secondary trading market for the common stock is otherwise established.

For a discussion of the tax treatment of such redemptions, see “United States Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders.”

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity (a “Roll-up Entity”) that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal in the registration statement shall be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal, unless the issuer can establish a defense to such liability. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-up Transaction. A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange or included for quotation on NASDAQ National Market System for at least 12 months; or

•	a transaction involving the conversion to corporate, trust or association form of only us if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to our advisor, or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of;

(i) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

(ii) one of the following:

(A) remaining as stockholders of us and preserving their interests therein on the same terms and conditions as existed previously, or

(B) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

(i) which would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in the charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the charter, and dissolution of us. See “Management,” “Reports to Stockholders” and “Description of Shares”;

(ii) which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

(iii) in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Shares — Meetings and Special Voting Requirements”; or

(iv) in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the stockholders.

Transfer Agent

The transfer agent and registrar for the shares is Phoenix American Financial Services Inc. The transfer agent’s address is 2401 Kerner Boulevard, San Rafael, CA 94901-5529, and its phone number is 1-888-241-3737.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

In our charter, we have elected that vacancies on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board the exclusive power to fix the number of directorships. Our charter, however, provides that the total number of directors shall not be less than 3. We have not adopted provisions for a classified board. As described above under “— Meetings and Special Voting Requirements,” stockholders may, by the affirmative vote of a majority of the votes entitled to be cast on the matter, remove a director. In addition, stockholders entitled to cast at least 10% of all the votes entitled to be cast at the meeting on any matter may request that we call a special meeting of stockholders.

Although our board has no current intention to opt in to any of the other above provisions permitted under Maryland law, our charter does not prohibit our board from doing so. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities.

Tender Offers

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for any person to conduct a tender offer to any stockholder, our charter requires that the person comply with Regulation 14D of the Securities Exchange Act of 1934, as amended, other than Rule 14d-9, and provide the Company notice of such tender offer at least 10 business days before initiating the tender offer. Pursuant to our charter, any person initiating a tender offer would be required to provide:

•	Specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	The ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	The right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	That all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to persons should they attempt to conduct a noncompliant tender offer. If any person initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant person’s shares and any shares acquired in such tender offer. The noncomplying person shall also be responsible for all of our expenses in connection with that person’s noncompliance.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving of the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving of the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

THE OFFERING/PLAN OF DISTRIBUTION

The Offering

We are publicly offering through Carey Financial, our dealer manager, on a best efforts basis a minimum of $10,000,000 of shares of common stock consisting of 1,000,000 shares priced at $10 per share, and a maximum of $1,000,000,000 of shares of common stock consisting of 100,000,000 shares priced at $10 per share. There are discounts available for certain categories of purchasers as described below. No shares of common stock will be sold and the offering will terminate unless subscriptions for at least the minimum offering have been obtained within six months after the date of this prospectus, or within the Extended Period. Until subscription funds for our shares total $33,333,334, the funds will be deposited in an escrow account at by UMB Bank, or the Escrow Agent, and thereafter in an interest bearing account at Bank of the West, and interest earned on such funds will accrue to the benefit of subscribers as discussed in “— Arrangements with Respect to Money Held in the Escrow Account and the Interest Bearing Account.” Subscription amounts with all interest due will be returned in the event that a minimum of 1,000,000 shares are not sold within six months after the date of this prospectus, or within the Extended Period. We will not charge fees on funds returned if the minimum offering is not met. Any purchases of shares by W. P. Carey, Watermark Capital Partners, or their respective affiliates, any officers or directors of these entities, or any of our affiliates for the explicit purpose of meeting the minimum offering amount must be made for investment purposes only, and not with a view toward redistribution. However, none of our affiliates expects to purchase any shares for the purpose of meeting the minimum offering amount. Carey Financial will not purchase any shares in this offering.

A stockholder may purchase shares in the offering only after receipt of a prospectus related to the offering. The minimum order is 200 shares or $2,000. The offering price of $10.00 per share is based solely upon the amount of funds we wish to raise, divided by the number of shares we have deemed appropriate for investor liquidity and marketability of the shares, rather than upon an appraisal of our assets or expected earnings. The offering price was determined by our board of directors in the exercise of its business judgment. This price may not be indicative of the price at which shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a stockholder would receive if we were liquidated or dissolved.

We have also registered 25,000,000 shares ($237,500,000) available to stockholders who elect to participate in the distribution reinvestment plan who receive a copy of this prospectus or a separate prospectus for such plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. The shares purchased through our distribution reinvestment plan will initially be purchased at a price of $9.50 per share. Once we establish an estimated net asset value per share that is not based on the price to acquire a share in the primary offering or a follow-on public offering, the price of shares issued pursuant to our dividend reinvestment plan will be based upon the estimated net asset value per share of our common stock, as determined by our advisor or another firm chosen for that purpose, less administrative fees. We expect to establish an estimated net asset value per share not based on the price to acquire a share in the primary offering or a follow-on public offering upon the completion of our offering stage. We will consider our offering stage complete when we are no longer engaged in public equity offerings — whether through this offering or a follow-on public offering — and have not done so for 18 months. For purposes of determining the completion of our offering stage, we do not consider “public equity offerings” to include private offerings, offerings on behalf of selling stockholders or offerings related to any distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership.

Subject to the receipt of the minimum subscriptions set forth above, the primary offering of shares of our common stock will terminate on or before September 15, 2012, which is two years after the effective date of this offering. However, our board of directors may extend the offering an additional year. If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of the effective date of this offering or the effective date of the subsequent registration statement. If we decide to extend the primary offering beyond September 15, 2012, we will provide that information in a prospectus supplement. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock. Our board of directors may terminate this offering at any time prior to the termination date.

This offering must be registered in every state, the District of Columbia and Puerto Rico, in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state, the District of Columbia and Puerto Rico, in which our registration is not renewed annually.

Our shares may also be sold by our officers and directors and the officers and directors of our advisor without receiving any selling commission or dealer manager fees, in those states where they are licensed to do so or are exempt from licensing. All offers and sales of shares by our officers and directors and those of our advisor will be made under the safe harbor from broker-dealer registration provided by SEC Rule 3a4-1.

Dealer Manager and Compensation We Will Pay for the Sale of Our Shares

Our dealer manager is a member firm of FINRA. We have agreed to indemnify Carey Financial and selected dealers against specified liabilities, including liabilities under the Securities Act.

Except as provided below, Carey Financial will receive selling commissions of 7.0% of the gross offering proceeds for shares sold in our primary offering. Our dealer manager will receive 3.0% of the gross offering proceeds as compensation for acting as the dealer manager. Reduced selling commissions will be paid with respect to certain volume discount sales. We do not pay any selling commissions or dealer manager fees for shares sold under our friends and family program or our distribution reinvestment plan, although we will pay administrative fees related to the purchase of shares through our distribution reinvestment plan. We will also reimburse our dealer manager for reasonable bona fide invoiced due diligence expenses as described below.

We expect our dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as selected dealers, to sell our shares. Except as provided below, our dealer manager will re-allow all of its selling commissions attributable to a selected dealer.

We may also sell shares at a discount to the primary offering price of $10.00 per share through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee;”

•	engages the services of a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory or other financial services, other than a registered investment advisor that is also registered as a broker dealer who does not have a wrap fee or similar arrangement with the investor; or

•	invests through a bank acting as trustee or fiduciary.

If an investor purchases shares through one of these distribution channels in our primary offering, we will sell the shares at a 7.0% discount, or at $9.30 per share, reflecting that selling commissions are not being paid in connection with such purchases. The net proceeds to us will not be affected by any such reduction in selling commissions.

Neither our dealer manager nor its affiliates will compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in us.

The dealer manager may re-allow to a selected dealer a portion of its dealer manager fee to that selected dealer as a marketing fee based upon such factors as:

•	the volume of sales estimated to be made by the selected dealer; or

•	the selected dealer’s agreement to provide one or more of the following services:

•	providing internal marketing support personnel and marketing communications vehicles to assist the dealer manager in our promotion;

•	responding to investors’ inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and redemption rights and procedures, our financial status and the markets in which we have invested;

•	assisting investors with redemptions; or

•	providing other services requested by investors from time to time and maintaining the technology necessary to adequately service investors.

In addition, Carey Financial may reimburse certain of our selected dealers for:

•	technology costs; and

•	other costs and expenses associated with the primary offering, the facilitation of the marketing of our shares and the ownership of such shares by our selected dealers’ customers.

These costs will be paid out of the dealer manager fee. There is a possibility that these reimbursements may cause the aggregate compensation paid to a particular selected dealer to exceed 10% of its sales. For a more complete discussion of all compensation and fees paid in connection with the offering, see “Management Compensation.”

Carey Financial, as our dealer manager, provides services to us, which include conducting broker-dealer seminars, holding informational meetings and providing information and answering any questions concerning this offering. We pay Carey Financial a dealer manager fee of 3.0% of the gross offering proceeds. In addition to re-allowing a portion of the dealer manager fee as a marketing fee to certain selected dealers, the fee will also be used for certain costs that are viewed by FINRA as included in the 10% underwriting compensation limit, such as the cost of the following activities:

•	travel and entertainment expenses;

•	compensation of Carey Financial’s employees in connection with wholesaling activities;

•	expenses incurred in coordinating broker-dealer seminars and meetings;

•	wholesaling expense reimbursements paid by Carey Financial or its affiliates to other entities;

•	the national and regional sales conferences of our selected dealers;

•	training and education meetings for registered representatives of our selected dealers; and

•	permissible forms of non-cash compensation to registered representatives of our selected dealers, such as logo apparel items and gifts that do not exceed an aggregate value of $100 per annum per registered representative and that are not pre-conditioned on achievement of a sales target. These gifts would include, but not be limited to, seasonal gifts.

The maximum amount of all items of compensation we may pay to Carey Financial and the selected dealers is set forth in the table below. For a complete description of these fees, see “Management Compensation.” This table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and Selected Dealer Compensation

Maximum Aggregate

Selling Commission (maximum)	$70,000,000
Dealer Manager fee (maximum)	$30,000,000

Total	$100,000,000

We will reimburse our dealer manager for reimbursements it may make to broker-dealers for reasonable bona fide due diligence expenses incurred which are supported by a detailed and itemized invoice. Such reimbursements are subject to the limitations on organization and offering expenses described below.

Under FINRA rules, the total underwriting compensation to be paid to Carey Financial and selected dealers from any source in connection with the primary offering, including selling commissions and the dealer manager fee may not exceed 10% of our gross offering proceeds from the sale of shares in our primary offering. Carey Financial and we will monitor the payment of all fees and expense reimbursements to assure that this 10% underwriting compensation limit is not exceeded. Our dealer manager will reimburse us for any underwriting compensation in excess of FINRA’s 10% underwriting compensation limit in the event the offering is abruptly terminated after reaching the minimum offering amount, but before reaching the maximum offering amount.

In addition to the 10% underwriting compensation limit, FINRA and many states also limit the total organizational and offering expenses (including selling commissions and the dealer manager fee) that we may incur to 15% of our gross offering proceeds. Our advisor has agreed to reimburse any organizational and offering expenses, excluding selling commissions and the dealer manager fee that exceed two percent of the gross offering proceeds. We expect that our total organizational and offering expenses, including selling commissions and the dealer manager fee, in connection with the primary offering to be $107,754,000 if the maximum of 100,000,000 shares are sold in the offering. If we sell the maximum of 125,000,000 shares in the offering and pursuant to our distribution reinvestment plan, we expect our organizational and offering expenses to be approximately $107,754,000. During the course of the offering we may pay up to 15% of our gross offering proceeds for organizational and offering expenses (including selling commissions and the dealer manager fee) and at the end of the offering our advisor will reimburse us so that our organizational and offering expenses (excluding selling commissions and the dealer manager fee) do not exceed 2% of the gross offering proceeds in the primary offering.

Certain of the selected dealers and their affiliates we may engage to offer our shares to the public have from time to time provided, and may in the future provide, general financing, banking and advisory services to our advisor and its affiliates for customary fees. In addition, certain of the selected dealers and their affiliates we may engage to offer our shares to the public may also provide general financing and banking services to us for customary fees.

Volume Discounts

We will offer a reduced share purchase price in the offering to single purchasers on orders of more than $500,000 made through the same selected dealer, which we refer to in this prospectus as “volume discounts.” Volume discounts are not applicable to shares purchased pursuant to our distribution reinvestment plan. Selling commissions paid to Carey Financial and selected dealers will be reduced by the amount of the discount. The share purchase price will be reduced for each incremental share purchased in the total volume ranges set forth in the table below.

	Selling Commission
	Per Share For
Dollar Volume of Shares Purchased	Incremental Share
For A “Single”	in Volume Discount	Purchase Price
Purchaser	Range	Per Share to Investors

$2,000 — $500,000	$0.70	$10.00
500,001 — 1,000,000	$0.60	9.90
1,000,001 — 2,000,000	$0.50	9.80
2,000,001 — 3,000,000	$0.40	9.70
3,000,001 — 5,000,000	$0.30	9.60

For example, a single purchaser would receive 55,050.5051 shares rather than 55,000 shares for an investment of $550,000 and the selling commission would be $38,030. The discount would be calculated as follows: On the first $500,000 of the investment there would be no discount and the purchaser would receive 50,000 shares at $10 per share. On the remaining $50,000, the per share price would be $9.90 and the purchaser would receive 5,050.5051 shares.

For purposes of determining investors eligible for volume discounts, investments made by accounts with the same primary account holder, as determined by the account tax identification number, may be combined. This includes individual accounts and joint accounts that have the same primary holder as any individual account. Investments made through individual retirement accounts may also be combined with accounts that have the same tax identification number as the beneficiary of the individual retirement account.

An investor may accomplish this instruction by checking the appropriate box and providing requested information under the “Investment” section of our order form. To the extent an investor qualified for a volume discount on a particular purchase, any subsequent purchase, regardless of the number of shares subscribed for in that purchase (other than through the distribution reinvestment plan), will also qualify for that volume discount or, to the extent the subsequent purchase when aggregated with the prior purchase(s) qualifies for a greater volume discount, such greater discount. For example, if an initial purchase is for $450,000, and a second purchase is for $80,000, then the first $50,000 of the second purchase will be priced at $10.00 per share and the remaining $30,000 of the second purchase will be priced at $9.90 per share. Any request to treat a subsequent purchase cumulatively for purposes of the volume discount must be made in writing and will be subject to our verification that all of the orders were made by a single purchaser.

In the event orders are combined, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Any reduction of the 7.0% selling commission otherwise payable to Carey Financial or a selected dealer will be credited to the purchaser as additional shares. Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

The volume discount will be prorated among the separate accounts considered to be a single purchaser. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. Shares purchased pursuant to our distribution reinvestment plan on behalf of a participant in the plan will not be combined with other subscriptions for shares by the participant.

Any reduction in selling commissions will reduce the effective purchase price per share to the investor involved but will not alter the proceeds available to us with which to acquire properties or use for other corporate purposes. All investors will be deemed to have contributed the same amount per share to us whether or not the investor receives a discount. Accordingly, for purposes of distributions, investors who pay reduced selling commissions will receive higher returns on their investments in us as compared to investors who do not pay reduced selling commissions.

Selling commissions for purchases of more than $5 million are negotiable. Selling commissions paid will in all cases be the same for the same level of sales and once a price is negotiated with the initial purchaser this will be the price for all purchases at that volume. In the event of a sale of more than $5 million, we will supplement this prospectus to include:

•	the aggregate amount of the sale;

•	the price per share paid by the purchaser; and

•	a statement that other similar investors wishing to purchase at that volume of securities will pay the same price for that volume of securities.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Shares Purchased by Broker-Dealers Participating in the Offering and our Affiliates

We may sell shares to selected dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives at a purchase price of $9.30 per share, which is net of the selling commissions. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, cousin, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law. The net offering proceeds we receive will not be affected by the discounted sales price of such shares.

Our officers and directors and their family members, as defined above, as well as our advisor and its affiliates and the officers, directors, and employees of our advisor and its affiliates and their family members and if approved by our board, consultants, may purchase directly from us shares offered in this offering at $9.00 per share, which is net of all selling commissions and the dealer manager fee. Except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of shares that may be sold to such persons. The net offering proceeds we receive will not be affected by the reduced sales price of such shares. Such persons shall be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

Investments through IRA Accounts

We may retain a custodian to act as an IRA custodian for our stockholders who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts.

Other Sales

From time to time, we or our operating partnership may sell equity securities to institutional investors. We may sell shares of our common stock directly to institutional investors in this offering or we and our operating partnership may sell equity interests in other public offerings or private placement transactions. Such sales may be based upon the price at which shares of common stock are being sold in this offering, or they may be at negotiated prices and on terms that are different from the terms of this offering. We may pay commissions to placement agents, selected dealers, brokers and our dealer manager in connection with such transactions that are different from the dealer manager fees and selling commissions described above. In the event of a sale to an institution in this offering at a negotiated price, then we will supplement this prospectus to include:

•	the aggregate amount of the sale;

•	the price per share paid by the institution; and

•	a statement that other similar institutions wishing to purchase at that volume of securities will pay the same price for that volume of securities.

For a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares applicable to non-U.S. stockholders of our common shares, see “United States Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders.”

Arrangements with Respect to Money Held in the Escrow Account and the Interest-Bearing Account

Until the subscription proceeds equal $33,333,334, all funds received by the Escrow Agent from the dealer manager and selected dealers in connection with orders will be promptly deposited in an interest-bearing escrow account with the Escrow Agent, UMB Bank, at our expense until these funds are released as described below. Payment for shares is to be sent to the Escrow Agent. After subscription proceeds exceed $33,333,334, the funds will be deposited into an interest bearing account at Bank of the West. Each of UMB Bank and Bank of the West will be given the right to invest funds in U.S. government securities, certificates of deposit or other time or demand deposits of commercial banks with a net worth of $100,000,000 or in which the certificates or deposits are fully insured by any federal or state government agency or any other investment that meets the requirements of 15c2-4.

As soon as practicable after the date a stockholder is admitted to CWI, we will pay to such stockholder whose funds had been held in escrow for at least 20 days, its share of interest earned. Interest, if any, earned on funds held in escrow will be payable to you only if your funds have been held in escrow by the Escrow Agent for at least 20 days or more from the date of receipt of the funds by the Escrow Agent. You will not otherwise be entitled to interest earned on funds held by the Escrow Agent. Interest earned, but not payable to you, will be paid to us. After the initial admission of stockholders in connection with the sale of the minimum offering amount of $10,000,000, it is our intention to admit stockholders generally every 20 days or sooner and pay interest to those stockholders whose funds have been held in the interest-bearing account maintained by UMB Bank, or Bank of the West if subscription proceeds have reached $33,333,334, for at least 20 days. You will not otherwise be entitled to interest earned on funds held in the interest-bearing account at UMB Bank or Bank of the West. Interest earned, but not payable to you, will be paid to us.

We may not transfer your funds to us until at least five business days have passed since you received a final prospectus. The sale of shares pursuant to the order form will not be complete until we issue a written confirmation of purchase to you. While your funds are held in escrow or in the interest-bearing account and at any time prior to the date the sale is completed, you may withdraw your order by notifying your broker-dealer.

Special Notice to Pennsylvania Investors

Because the minimum offering of our common stock is less than $100,000,000, we caution you to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $10,000,000 minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $33,333,334 in gross offering proceeds (including sales made to residents of other jurisdictions) prior to September 15, 2012. In the event we do not raise gross offering proceeds of $33,333,334 by September 15, 2012, we will promptly return all funds held in escrow for the benefit of Pennsylvania investors (in which case, Pennsylvania investors will not be required to request a refund of their investment). Pending satisfaction of this condition, all Pennsylvania subscription payments will be placed in a separate account held by the Escrow Agent in trust for Pennsylvania subscribers’ benefit, pending release to us.

If we have not reached this $33,333,334 threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, with interest. If a Pennsylvania investor requests a refund within 10 days of receiving that notice, we will arrange for the Escrow Agent to promptly return by check that investor’s subscription amount with interest. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $33,333,334 or until the end of the subsequent escrow periods. At the end of each subsequent 120-day period, we will again notify each Pennsylvania investor of his or her right to receive a refund of his or her subscription amount with interest. Until we have raised $33,333,334, Pennsylvania investors should make their checks payable to “UMB Bank, N.A., as Escrow Agent for Carey Watermark Investors Incorporated.” Once we have reached the Pennsylvania minimum, Pennsylvania investors should make their checks payable to “Carey Watermark Investors Incorporated.”

REPORTS TO STOCKHOLDERS

We will provide periodic reports to stockholders regarding our operations over the course of the year. Financial information contained in all reports to stockholders will be prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. Tax information will be mailed to the stockholders by January 31 of each year. Our annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year, or such shorter period (but not less than 90 days) as may be required by law. Our quarterly report on Form 10-Q will be furnished within 45 days after the close of each quarterly fiscal period, or such shorter period as may be required by law. The annual financial statements will contain or be accompanied by a complete statement of transactions with W. P. Carey or Watermark Capital Partners or their affiliates and of compensation and fees paid or payable by us to our advisor and its affiliates. The annual report will also contain an estimated value per share, the method by which that value was determined, and the date of the data used to develop the estimated value. We expect that we will commence an estimation of the value per share of our common stock beginning no later than the end of the third full calendar year after the final closing of this offering.

If a distribution is not being funded from cash flow from operating activities, our stockholders resident in Arizona, New York and Maryland will be provided disclosure along with the distribution check that provides the percentage and dollar amount that is being funded from cash flow from operating activities and the percentage and dollar amount that is being funded by offering proceeds or borrowings.

We may also receive requests from stockholders and their advisors to answer specific questions and report to them regarding our operations over the course of the year utilizing means of communication in addition to the periodic written reports referred to in the previous paragraph. Personnel from our dealer manager and our advisor’s investor relations group will endeavor to meet any such reasonable request electronically or in person. We expect that the costs not material to our total operation budget will be incurred to provide this stockholder service.

Investors have the right under applicable federal and Maryland laws to obtain information about us and, at their expense, may obtain a list of names and addresses of all of the stockholders under certain conditions. See “Description of Shares — Meetings and Special Voting Requirements.” Stockholders also have the right to inspect and duplicate our appraisal records. In the event that the SEC promulgates rules and/or in the event that the applicable guidelines of the North American Securities Administrators Association, Inc., are amended so that, taking these changes into account, our reporting requirements are reduced, we may cease preparing and filing some of the aforementioned reports if the directors determine this action to be in the best interest of us and if this cessation is in compliance with the rules and regulations of the commission and state securities law and regulations, both as then amended.

LEGAL OPINIONS

Certain legal matters, including the legality of the shares, will be passed upon for us by Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019 and Venable LLP, 750 E. Pratt Street, Suite 900, Baltimore, MD 21202.

EXPERTS

The consolidated balance sheets as of July 31, 2010 and December 31, 2009 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SALES LITERATURE

In addition to and apart from this prospectus, we will use sales material in connection with this offering. This material may include, but is not limited to, the following:

•	an investor sales promotion brochure;

•	prospecting letters or mailers and seminar invitations;

•	media advertising inviting seminar attendance;

•	a brochure describing the investment committee;

•	information on a website;

•	a presentation using a computer;

•	reprints of articles about us or the lodging industry;

•	a fact sheet describing acquisitions;

•	a slide presentation and studies of the prior performance of entities managed by our advisor, the subadvisor and/or their respective affiliates;

•	broker-dealer updates;

•	an electronic media presentation;

•	a video presentation;

•	a cd-rom presentation;

•	a script for telephonic marketing; and

•	certain third party articles.

In some jurisdictions the sales material will not be available. Other than as described herein, we have not authorized the use of other sales material. This offering is made only by means of this prospectus. Although the information contained in the material will not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or said registration statement by reference, or as forming the basis of this offering.

FURTHER INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. You may read and copy our registration statement and all of its exhibits, which we have filed, at the SEC’s Public Reference Room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The address of this website is http://www.sec.gov. All summaries contained herein of documents which are filed as exhibits to the registration statement are qualified in their entirety by this reference to those exhibits. We have not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the registration statement, including this prospectus, or necessary to make the statements therein not misleading.

INDEX TO FINANCIAL STATEMENT

Carey Watermark Investors Incorporated:
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets, as of July 31, 2010 and December 31, 2009	F-3
Notes to Consolidated Balance Sheets	F-4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of Carey Watermark Investors Incorporated:

In our opinion, the accompanying consolidated balance sheets present fairly, in all material respects, the financial position of Carey Watermark Investors Incorporated at July 31, 2010 and December 31, 2009 in conformity with accounting principles generally accepted in the United States of America. These balance sheets are the responsibility of the Company’s management. Our responsibility is to express an opinion on the balance sheets based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
New York, New York
August 24, 2010

CAREY WATERMARK INVESTORS INCORPORATED

CONSOLIDATED BALANCE SHEETS

	July 31,	December 31,
	2010	2009

ASSETS
Cash and cash equivalents	$8,663	$8,663

Total assets	$8,663	$8,663

LIABILITIES
Commitments and contingencies (Note 4)
Stockholder’s Equity
Common stock, $.001 par value; authorized 300,000,000 shares; issued and outstanding 1,000 shares	$1	$1
Additional paid-in capital	8,999	8,999
Distributions in excess of accumulated earnings	(337)	(337)

Total stockholder’s equity	$8,663	$8,663

Total liabilities and stockholder’s equity	$8,663	$8,663

The accompanying notes are an integral part of this consolidated financial statement.

CAREY WATERMARK INVESTORS INCORPORATED

NOTES TO CONSOLIDATED BALANCE SHEETS

Note 1.	Organization and Offering

As used in this consolidated financial statement, the terms “we,” “us” and “our” include Carey Watermark Investors Incorporated and its consolidated subsidiaries, unless otherwise indicated.

Carey Watermark Investors Incorporated, a Maryland corporation (the “Company”), was formed in March 2008 under the General Corporation Law of Maryland for the purpose of acquiring, owning, disposing of and, through our advisor, managing and seeking to enhance the value of, interests in lodging and lodging related properties. We intend to conduct substantially all of our investment activities and own all of our assets through CWI OP, LP, which will be our “Operating Partnership.” We will be a general partner and a limited partner and will initially own a 99.985% capital interest in the Operating Partnership. Carey Watermark Holdings, LLC, an entity substantially all of which is owned by CLA Holdings, LLC, an indirect subsidiary of W. P. Carey & Co. LLC (“W. P. Carey”) and CWA, LLC, a subsidiary of Watermark Capital Partners, LLC, will hold a special general partner interest in the Operating Partnership. Subject to certain restrictions and limitations, we will be managed by Carey Lodging Advisors, LLC (the “Advisor”), a related party.

A maximum of 100,000,000 Shares are being offered to the public (the “Offering”) on a “best efforts” basis by Carey Financial, LLC (“Carey Financial”), an affiliate of W. P. Carey, and selected other dealers at a price of $10 per share. We intend to invest the net proceeds of the Offering in lodging facilities and lodging related properties.

On March 19, 2008, Carey REIT II, Inc., a wholly-owned subsidiary of W. P. Carey, purchased 1,000 shares of common stock for $9,000 and was admitted as our initial stockholder. W. P. Carey purchased its shares at $9 per share, net of commissions and fees, which would have otherwise been payable to Carey Financial.

Note 2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents and Short-Term Investments

We consider all short-term, highly liquid investments that are both readily convertible to cash and have a maturity of generally three months or less at the time of purchase to be cash equivalents. Items to be classified as cash equivalents include commercial paper and money-market funds. Our cash and cash equivalents at July 31, 2010 and December 31, 2009 were held in the custody of one financial institution. These balances may exceed federally insurable limits in the future. We mitigate this risk by depositing funds with major financial institutions. Instruments that have a maturity of three months or more at the time of purchase will be classified as short-term investments in the consolidated financial statements.

Federal Income Taxes

We intend to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986 (the “Code”) beginning with our taxable year ending December 31, 2010. In order to maintain our qualification as a REIT, we will be required to, among other things, distribute at least 90% of our

CAREY WATERMARK INVESTORS INCORPORATED

NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

REIT taxable income to our stockholders and meet certain tests regarding the nature of our income and assets. Under the Code, REITs are subject to numerous organizational and operational requirements including limitations on certain types of gross income. As a REIT, we generally will not be subject to U.S. federal income tax on income that we distribute to stockholders as long as we meet such requirements and distribute at least 90% of our net taxable income (excluding net capital gains) on an annual basis. If we fail to qualify for taxation as a REIT for any taxable year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to state, local and foreign taxes on our income and property and to income and excise taxes on our U.S. undistributed income.

We may elect to treat one or more of our corporate subsidiaries as a taxable REIT subsidiary (“TRS”). In general, a TRS may perform additional services for our tenants and generally may engage in any real estate or non-real estate related business (except for the operation or management of health care facilities or lodging facilities or providing to any person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated). A TRS is subject to corporate federal income tax.

Organization and Offering Costs

During the offering period, we will accrue costs incurred in connection with the raising of capital as deferred offering costs. Upon receipt of offering proceeds and reimbursement to the Advisor for costs incurred, we will charge the deferred costs to stockholders’ equity. Such reimbursements will not exceed regulatory cost limitations. Organization costs will be expensed as incurred and will be included in general and administrative expenses in the financial statements (See Note 3).

Basis for Consolidation

The consolidated financial statements affect all of our accounts, including those of our majority-owned and/or controlled subsidiaries. The portion of equity in a subsidiary that is not attributable, directly or indirectly, to us is presented as noncontrolling interests. All significant intercompany accounts and transactions have been eliminated.

Note 3.	Agreements and Transactions with Related Parties

If the transactions in Note 1 are consummated then we expect to enter into agreements with the Advisor to perform certain services for us, including managing the offering and our overall business, identification, evaluation, negotiation, purchase and disposition of lodging properties and lodging related properties and the performance of certain administrative duties.

We expect to enter into a dealer manager agreement with Carey Financial, whereby Carey Financial will receive a selling commission of up to $0.70 per share sold and a dealer manager fee of up to $0.30 per share sold, a significant portion of which is expected to be re-allowed to the selected broker dealers.

We also expect to enter into an advisory agreement with the Advisor, which as currently proposed, the Advisor would be reimbursed for organization and offering costs incurred in connection with our Offering. Reimbursement of such costs is contingent on the transactions in Note 1 being consummated. Through July 31, 2010, the Advisor has incurred organization and offering costs of approximately $72,430 and $1,784,519, respectively. The Advisor would also receive acquisition fees. We currently estimate that the total fees to be paid will not exceed six percent of the aggregate contract purchase price of all investments and loans. We also currently expect to pay the Advisor an

CAREY WATERMARK INVESTORS INCORPORATED

NOTES TO CONSOLIDATED BALANCE SHEETS — (Continued)

annual asset management fee equal to 0.50% of the aggregate average market value of our investments. Carey Watermark Holdings, LLC, an affiliate of the Advisor, is also currently expected to receive a 10% interest in distributions of available cash by the Operating Partnership and may receive a subordinated interest of 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets. The Advisor may also receive disposition fees of up to 1.5% of the contract sales price of a property. The entering into of the advisory agreement and the payment of any fees and distributions is contingent on the consummation of the transactions in Note 1.

Note 4.	Commitments and Contingencies

We will be liable for certain expenses of the Offering described in our prospectus, which include filing, legal, accounting, printing and escrow fees, which are to be deducted from the gross proceeds of the Offering. We will reimburse Carey Financial or one of its affiliates for expenses (including fees and expenses of its counsel) and for the costs of any sales and information meetings of Carey Financial’s registered representatives or employees of one of its affiliates relating to the Offering. The total underwriting compensation to Carey Financial and other dealers in connection with the Offering shall not exceed limitations prescribed by the Financial Industry Regulatory Authority. The Advisor has agreed to be responsible for the repayment of (i) organization and offering expenses (excluding selling commissions to Carey Financial with respect to shares held by clients of it and selected dealers and fees paid and expenses reimbursed to selected dealers) which exceed four percent of the gross proceeds of the Offering and (ii) organization and offering expenses (including selling commissions, fees and fees paid and expenses reimbursed to selected dealers) which exceed 15% of the gross proceeds of the Offering.

Note 5.	Subsequent Event

On August 16, 2010, we received a capital contribution of $200,000 in cash from an affiliate of our advisor in exchange for 22,222 shares of our common stock. Effective on that date, this investment was recorded as $22 of common stock and $199,978 of additional paid-in capital in the consolidated financial statements.

ANNEX A
PRIOR PERFORMANCE TABLES

The information presented in the following tables in this Annex A represents the historical experience of the prior programs (the “Prior Programs”) sponsored by affiliates of W. P. Carey and the record of the Prior Programs in meeting their investment objectives.

These tables are as follows:

Table II — Compensation to Advisor

Table III — Operating Results of Prior Programs

Table IV — Results of Completed Programs

Table V — Sales or Dispositions of Properties

Persons who purchase shares in Carey Watermark Investors Incorporated will not thereby acquire any ownership interest in any of the Prior Programs to which these tables relate. It should not be assumed that investors in Carey Watermark Investors Incorporated will experience results comparable to those experienced by investors in the Prior Programs. Carey Watermark Investors Incorporated will not make investments comparable to those made by the Prior Programs. Specifically, none of the Prior Programs included in Annex A or in Table VI of Part II of the Registration Statement of which this prospectus is a part, held significant investments in lodging properties. Neither Carey Watermark Investors Incorporated nor any of the other Prior Programs is a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 or subject to regulations thereunder. See “Prior Programs” elsewhere in this prospectus.

The investment objective of Carey Watermark Investors Incorporated is similar to those of the Prior Programs because it intends to invest in real estate and real estate related assets. However, while the Prior Programs were focused on making triple net-leased investments, Carey Watermark Investors Incorporated expects to make investments in lodging properties and lodging related assets.

A more detailed description of the acquisitions by the Prior Programs is set forth in Table VI — Acquisition of Properties by CPA®:14, CPA®:15, CPA®:16 — Global and CPA:17 — Global, included in Part II of the Registration Statement to which this prospectus relates and is available from W. P. Carey upon request to the Director of Investor Relations, 50 Rockefeller Plaza, New York, NY 10020, (800)-WP-CAREY, free of charge. In addition, upon request to W. P. Carey, it will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC for CPA®:14, CPA®:15, CPA®:16 — Global and CPA®:17 — Global, as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

The following are definitions of certain terms used throughout the Prior Performance Tables:

“Acquisition Fees” means the fees and commissions paid to the advisor in connection with structuring and negotiating investments and related mortgage financing.

“GAAP” means accounting principles generally accepted in the United States of America.

“Total Acquisition Cost” represents the contract purchase price plus acquisition fees and other prepaid costs related to the purchase of investments.

Unless otherwise indicated in the tables, all information contained in the following tables reflects historical information of the Prior Programs as of the dates, and for the periods, presented. Since December 31, 2007, certain of the Prior Programs have engaged, and in the future may engage, in dispositions of assets that may result in such Prior Programs having to retrospectively adjust their financial results for prior periods to reflect the assets sold or held for sale as discontinued operations pursuant to current authoritative accounting guidance. The following tables do not give effect to any such restatements by the Prior Programs, with the exception of Table III, which reflects the retrospective adjustment of the operating results of CPA®:16 — Global for the years ended December 31, 2005, 2006, 2007, 2008 and 2009 for the disposition of assets during 2009.

TABLE II
Compensation to Advisor as of December 31, 2009(1)

Table II provides information as to Prior Programs that will enable an investor to understand the significance of compensation paid to the advisor and its affiliates, as well as to understand how the compensation is spread over the cycle of the programs. The information presented below is for compensation paid on Prior Programs, the primary offerings of which have closed since January 1, 2007, as well as compensation paid on all other Programs during the three-year period ended December 31, 2009.

The information presented in this table should not be considered as indicative of the compensation that will be received by the advisor and affiliates of the advisor. The compensation payable to the advisor and affiliates of the CPA® Programs differs from the entitlement and allocation of compensation to the advisor and affiliates of the advisor. See “Management Compensation” and “Estimated Use of Proceeds.” Purchasers of shares offered by this prospectus will not have any ownership in the CPA® Programs:

Other Programs(2)

Date offering(s) commenced	Feb-1994 - Nov-2007
Dollar amount raised (net of discounts and individual advisor contributions)	$3,584,695,797
Amount to be paid to advisor from proceeds of offering:
Underwriting fees(3)	68,754,988
Acquisition fees — real estate commissions and mortgage placement fees	90,938,789
Other fees
Dollar amount of cash generated from operations before deducting payments to advisor	1,187,084,968
Amount paid to advisor from operations:
Asset management fees	230,455,798
Reimbursements	27,735,148
Other (cash distributions to advisor)	—
Dollar amount of property sales and refinancing before deducting payments to advisor(4)	358,007,611
Amount paid to sponsor from property sales and refinancing:
Other(5)	1,808,782

FOOTNOTES

(1)	The amounts in this table relating to proceeds of the offerings are cumulative and are as of December 31, 2009 and the amounts relating to cash generated from operations, property sales and refinancing are for the three years ended December 31, 2009.

(2)	Represents the following CPA® Programs: CPA®:14, CPA®:15, CPA®:16 — Global and CPA®:17 — Global.

(3)	Includes commissions, selected dealers and marketing fees and all other costs, including due diligence costs, relating to the offering of shares. A substantial portion of costs reimbursed to the advisor and affiliates are passed through to unaffiliated broker-dealers.

(4)	Represents reimbursements of personnel provided by advisor and its affiliates in connection with providing management and administrative services.

(5)	Represents fees paid to the advisor in connection with the refinancing of mortgage obligations on existing properties.

TABLE III
Operating Results of Prior Programs

Table III includes information showing the operating results of Prior Programs, the primary offerings of which have closed subsequent to January 1, 2005. This Table is designed to provide the investor with information on the financial operations of such Prior Programs for the five most recent fiscal years. The results shown in this Table are in all cases for years ended December 31.

The information in this table should not be considered as indicative of our possible operations. Purchasers of shares offered by this prospectus will not have any ownership in the CPA® REITs. The CPA® REITs may obtain mortgage financing in the future which would make additional funds available for investment by the funds. Any additional investment may significantly alter the information presented in this table.

For more current information on the Prior Programs, please see their respective Annual Report on Form 10-K filed in March 2010.

	CPA®:16 — Global
	2005	2006	2007	2008	2009

Gross Revenues	$41,651,003	$67,032,882	$163,028,649	$235,009,286	$236,557,551
Gain (loss) on sale of properties	—	—	—	136,558	43,722
Other(2)	9,605,628	19,970,232	24,768,775	14,259,474	20,165,871
Unrealized gains (losses)(3)	(125,177)	179,156	2,739,117	(3,365,042)	(377,725)
Extraordinary (charge) gain	—	—	—	—	—
Impairment charge(4)	(301,995)	—	—	(890,000)	(50,857,434)
Discontinued operations	199,812	225,597	715,810	1,342,291	5,607,353
Less:	—		—	—	—
Operating expenses	(11,890,277)	(17,567,081)	(36,288,884)	(69,585,701)	(68,710,465)
Interest expense	(14,959,280)	(24,915,993)	(64,683,811)	(83,837,655)	(81,610,406)
Depreciation	(7,253,661)	(12,954,258)	(31,680,793)	(45,708,527)	(47,858,948)
Minority Interest	(641,770)	(1,864,970)	(24,394,448)	(27,113,973)	(15,498,799)
Net Income (Loss) — GAAP Basis	16,284,283	30,105,565	34,204,415	20,246,711	(2,539,280)
Taxable Income (Loss):
— from gain (loss) on sale	(129,051)	(64,093)	3,020,450	32,782	6,089,797
— from operations	28,391,998	34,627,775	51,038,971	18,403,440	15,737,990
— from other	—	—	—	—	—
— from extraordinary charge	—	—	—	—	—
Cash (used in) generated from operations	40,337,279	52,253,862	120,985,178	117,433,091	119,878,313
Cash generated from sales	—	—	—	22,886,474	28,185,186
Cash generated from refinancing	—	—	—	—	29,000,000
Cash generated from other	—	20,000,000	—	—	—
Cash generated from operations, sales, refinancing and other	40,337,279	72,253,862	120,985,178	140,319,565	177,063,499
Less: Cash distributed to investors:
— from operating cash flow(6)	28,938,863	41,227,195	72,552,053	79,010,411	80,982,485
— from sales and refinancing	—	—	—	—	—
Cash generated (deficiency) after cash distributions	11,398,416	31,026,667	48,433,125	61,309,154	96,081,014
Less: Special items	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	11,398,416	31,026,667	48,433,125	61,309,154	96,081,014

	CPA®:16 — Global
	2005	2006	2007	2008	2009

Tax and Distribution Data per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)	51	62	45	16	45
Capital gain	—	—	—	—	—
Nontaxable distributions	7	2	20	50	20
Cash Distributions to Investors:
Source (on GAAP basis):
— Investment income	29	40	29	17	29
— Return of capital	29	24	36	49	36
Source (on cash basis):
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	58	64	65	66	65
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%	100%	100%	100%	97%

FOOTNOTES

(1)	Comprised primarily of results of equity investments income (loss), interest income and realized gains (losses) on settlement of foreign currency intercompany transactions.

(2)	Unrealized gains (losses) are comprised primarily of unrealized gains (losses) on derivative instruments, warrants and foreign currency intercompany transactions scheduled for settlement.

(3)	Impairment charges are comprised primarily of a write down of Clean Earth Kentucky, LLC warrants (2005); write downs of Polestar Petty Ltd. and Willy Voit GmbH & Co. Stanz-und Metallwerk properties (2008); and write downs of Görtz & Schiele GmbH & Co., Goertz & Schiele Corp., Foss Manufacturing Company LLC, John McGavigan Limited, Metals America Inc., and Valley Diagnostic Properties (2009).

(4)	To the extent “cash distribution to investors from operating cash flow” exceeds “cash generated from operations” in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

TABLE IV
Results of Completed Programs

Table IV provides information on Prior Programs that have completed operations since January 1, 2005.

The information presented in this table should not be considered as indicative of our possible operations.

	CIP®	CPA®:12
Dollar Amount Raised	$141,676,000	$283,344,510
Number of Properties Purchased	104	125
Date of Closing of Offering	Aug-93	Sep-97
Date of First Sale of Property	Nov-94	Jul-99
Date of Final Sale of Property(1)(2)	Sep-04	Dec-06
Tax and Distribution Data per $1,000 Investment Through Federal Income Tax Results:
Ordinary income	$650	$716
Capital gain	212	75
Other	432	528
Cash Distributions to Investors Source (on GAAP basis)
— Investment Income	770	794
— Return of Capital	563	525
Source (on cash basis)
— Sales	379	319
— Refinancing	—	4
— Operations	954	996

FOOTNOTES

(1)	Date of merger of CIP® and CPA®:15. Shares of CIP® were converted to shares of CPA®:15.

(2)	Date of merger of CPA®:12 and CPA®:14. Shares of CPA®:12 were converted to shares of CPA®:14.

TABLE V
Sales or Dispositions of Properties as of December 31, 2009

Table V provides information on the sales and dispositions of property held by Prior Programs since January 1, 2007.

The information in this table should not be considered as indicative of our possible performance. Purchasers of the shares offered by this prospectus will not have any ownership in the CPA® REITs.

			Selling Price net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs(1)
					Purchase					Total	Excess
					money	Adjustments				acquisition	(deficiency) of
			Cash		mortgage	resulting	Total			cost, capital	operating
			received net	Mortgage	taken	from	Proceeds	Original	Original	improvement	receipts over
	Date		of closing	balance at	back	application	Received	Equity	mortgage	closing and	cash
Property	acquired	Date of sale	costs	time of sale	by program	of GAAP	From Sale	Investment	financing	soft costs	expenditures(2)

PW Eagle, Inc.(3)	Feb-02	Jan-07	845,106	1,004,894	—	None	1,850,000	6,038,042	8,200,000	14,238,042	—
Marcourt Investments Inc.(4)	Jan-92	Oct-07	39,487,192	3,847,026	—	None	43,334,218	3,037,712	8,938,000	11,975,712	3,908,539
Starmark Holdings LLC(5)	Feb-03	Oct-07	41,448,846	—	—	None	41,448,846	20,200,431	16,961,124	37,161,555	9,479,153
Starmark Holdings LLC(6)	Nov-03	Nov-07	19,007,521	14,874,525	—	None	33,882,046	12,772,251	15,500,000	28,272,251	5,324,959
Collins & Aikman Corporation(7)	Oct-01	Dec-07	5,006,175	5,692,563	—	None	10,698,738	3,324,230	6,309,278	9,633,508	2,351,457
Textron, Inc.(8)	Feb-99	Dec-07	23,570,646	12,141,060	—	None	35,711,706	14,480,934	12,630,755	27,111,689	9,796,001
Meadowbrook Meat Company, Inc.(9)	Dec-02	Apr-08	450,406	559,594	—	None	1,010,000	403,695	600,000	1,003,695	226,077
Earle M. Jorgensen Company(10)	Sep-00	Jun-08	6,427,548	—	—	None	6,427,548	2,639,791	3,800,000	6,439,791	2,787,310
Worthington Precision Metals, Inc.(11)	Apr-04	Oct-08	2,184,356	1,950,351	—	None	4,134,707	1,199,041	2,148,200	3,347,241	966,011
Warehouse Associates, L.P.(12)	Mar-91	Dec-08	(692,681)	7,514,286	—	None	6,821,605	3,100,000	7,650,000	10,750,000	6,434,110
Nexpak B.V.(13)	Jun-01	Dec-08	2,024,362	6,474,308	—	None	8,498,670	894,638	4,550,388	5,445,026	3,350,109
Moonlight Molds(14)	Jul-99	Feb-09	977,510	2,675,875	—	None	3,653,385	3,282,723	3,000,000	6,282,723	1,017,541
American Pad & Paper LLC(15)	Aug-03	Mar-09	2,183,538	1,982,045	—	None	4,165,583	1,787,589	1,982,045	3,769,634	504,480
Career Education Corporation(16)	May-02	May-09	22,275,606	—	—	None	22,275,606	7,202,203	12,500,000	19,702,203	6,033,319
Thales S.A.(17)	Jul-04, Aug-04	Jul-09	197,049	46,457,126	—	None	46,654,175	19,897,502	54,022,254	73,919,756	9,262,455
Holopack International Corp.(18)	Mar-07	Jul-09	26,233,615	24,446,889	—	None	50,680,504	18,570,314	26,000,000	44,570,314	2,940,210
Metals America, Inc.(19)	Feb-05	Aug-09	(2,228,477)	3,528,477	—	None	1,300,000	3,443,080	4,000,000	7,443,080	1,062,614
Shires Limited(20)	Apr-03	Sep-09, Oct-09	624,209	14,080,223	—	None	14,704,432	11,720,131	23,493,371	35,213,502	8,595,599
Southwest Convenience Stores, LLC(21)	Jul-06	Oct-09	221,339	408,000	—	None	629,339	238,860	408,000	646,860	34,585
Fraikin SAS(22)	Dec-06	Oct-09	265,230	1,060,920	—	None	1,326,150	293,389	946,100	1,239,489	11,477
Innovate Holdings Limited(23)	Jan-03	Oct-09	(554,227)	14,962,420	—	None	14,408,193	6,437,950	16,540,050	22,978,000	840,409
The Kroger Co.(24)	Feb-92	Oct-09, Dec-09	4,392,161	—	—	None	4,392,161	3,147,000	—	3,147,000	4,797,214

			$194,347,030	$163,660,582	$—		$358,007,611	$144,111,506	$230,179,565	$374,291,071	$79,723,629

FOOTNOTES TO TABLE V

(1)	The term “soft costs” refers to miscellaneous closing costs such as accounting fees, legal fees, title insurance costs and survey costs. Original equity investment and mortgage financing includes amounts funded for the initial acquisition plus subsequent capital improvements and costs funded through equity investments.

(2)	Operating receipts include rental income from the properties as well as certain receipts from the settlement of bankruptcy claims, where applicable. The net excess (deficiency) presented is for the entire period the property was owned. No amounts are presented for partial land sales since such amounts are negligible.

(3)	In February 2002, CPA®:14 purchased land in West Jordan, Utah net leased to PW Eagle, Inc. In January 2007, CPA®:14 sold the land for $1,850,000, net of closing costs and used a portion of the proceeds to pay an outstanding mortgage obligation of $1,004,894. CPA®:14 realized a loss on this sale of $55,500. The property sold represents a partial land sale and no receipts or expenses have been separately allocated.

(4)	In January 1992, Corporate Property Associates 10 Incorporated (“CPA®:10”) and CIP® acquired a combined 47.35% interest in a real estate investment trust, Marcourt Investments Incorporated (“Marcourt”), which owned 13 domestic properties net leased to Marriott International, Inc., including a property in Las Vegas, Nevada. The remaining interest in Marcourt is owned by an unaffiliated third party. In December 2001, in connection with the merger of CPA®:10 and CIP®, CIP® acquired CPA®:10’s interest in Marcourt. In September 2004, in connection with the merger of CIP® and CPA®:15, CPA®:15 acquired CIP®’s interest in Marcourt. CPA®:15 accounts for its investment in Marcourt under the equity method of accounting as it does not have a controlling interest but exerts significant influence. In October 2007, Marcourt sold its property in Las Vegas for $43,334,218. Marcourt used the proceeds of the sale, along with capital contributions from CPA®:15 and the unaffiliated third party, to prepay the outstanding mortgage obligation of $46,914,949, which was collateralized by all 13 properties. The amount of the mortgage obligation attributable to the Las Vegas property was $3,847,026. Marcourt recognized a gain on this sale of $31,317,035, of which $14,828,616 was attributable to CPA®:15. The amounts in the table above reflect the total results of solely the Las Vegas property.

(5)	In February 2003, through a limited liability company, CPA®:12, CPA®:14 and CPA®:15 purchased properties in Tampa, Florida and Albuquerque, New Mexico net leased to Starmark Holdings LLC. In December 2006, in connection with the merger of CPA®:12 and CPA®:14, CPA®:14 acquired CPA®:12’s interest in the properties. In October 2007, the limited liability company sold the properties for $41,448,846, net of closing costs and recognized a gain on the sale of $12,253,279, of which $6,938,311 was attributable to CPA®:14 and $5,314,968 was attributable to CPA®:15. The original equity investment and original mortgage financing shown above reflect the original share of the equity investment and original share of the mortgage financing acquired by CPA®:14 and CPA®:15 in 2003 and the share of the equity investment and mortgage financing acquired by CPA®:14 in the merger with CPA®:12.

(6)	In November 2003, CPA®:15 purchased properties in Atlanta, Georgia and Bel Air, Maryland net leased to Starmark Holdings LLC. In November 2007, CPA®:15 sold the properties for $33,882,046 and used a portion of the proceeds to pay an outstanding mortgage obligation of $14,874,525. CPA®:15 recognized a gain on this sale of $9,833,482.

(7)	In October 2001, CPA®:14 purchased properties in Manchester, Michigan and Farmville, North Carolina net leased to Collins & Aikman Corporation. In December 2007, CPA®:14 sold the properties for $10,698,738, net of selling costs and used a portion of the proceeds to pay an outstanding mortgage obligation of $5,692,563. CPA®:14 recognized a gain on this sale of $1,112,250.

(8)	In February 1999, through a limited liability company, CPA®:12 and CPA®:14 purchased a property in Gilbert, Arizona net leased to Textron, Inc. In December 2006, in connection with the merger of CPA®:12 and CPA®:14, CPA®:14 acquired CPA®:12’s interest in the property. In December 2007, CPA®:14 sold the property for $35,711,706, net of selling costs and used a portion of the proceeds to pay an outstanding mortgage obligation of $12,141,060. CPA®:14 recognized a gain on this sale of $7,779,964. The original equity investment and original mortgage financing shown above reflect the original share of the equity investment and original share of the mortgage financing acquired by CPA®:14 in 1999 and the share of the equity investment and mortgage financing acquired by CPA®:14 in the merger with CPA®:12.

(9)	In December 2002, CPA®:15 purchased a property in Macon, Georgia net leased to Meadowbrook Meat Company, Inc. In April 2008, CPA®:15 sold the property for $1,010,000, net of closing costs. CPA®:15 used $750,000 of the proceeds of the sale to prepay a portion of an outstanding mortgage obligation, of which $559,594 was collateralized by the Macon property and $190,406 was collateralized by four additional properties that are also net-leased to Meadowbrook. The amounts in the table above solely reflect the results of the Macon property.

(10)	In September 2000, CPA®:14 purchased a property in Kansas City, Missouri net leased to Earle M. Jorgensen Company. In June 2008, CPA®:14 sold the property for $6,427,548, net of closing costs and recognized a gain on this sale of $158,575.

(11)	In April 2004, CPA®:15 purchased a property in Franklin, Tennessee net leased to Worthington Precision Metals, Inc. In October 2008, CPA®:15 sold the property for $4,134,707, net of closing costs. CPA®:15 used the proceeds of the sale and a capital contribution from CPA®:15, to prepay an outstanding mortgage obligation totaling $4,176,341, of which $1,950,351 was collateralized by the Franklin property and $2,225,990 was collateralized by a second property that is also net-leased to Worthington. CPA®:15 recognized a gain on this sale of $785,555. The amounts in the table above solely reflect the results of the Franklin property.

(12)	In March 1991, CIP® purchased a property in Lima, Ohio net leased to Warehouse Associates, L.P. In September 2004, in connection with the merger of CIP® and CPA®:15, CPA®:15 acquired the property. In December 2008, CPA®:15 sold the property for $8,371,605, net of closing costs, and used a portion of the proceeds to repay an outstanding mortgage obligation of $7,514,286. The sales price included a $1,550,000 note receivable from the buyer of the property. CPA®:15 recognized a loss on this sale of $157,216, excluding previously recognized impairment charges totaling $4,049,199.

(13)	In June 2001, CPA®:14 purchased a property in Helmond, The Netherlands net leased to Nexpak B.V. In December 2008, CPA®:14 sold the property for $8,498,670, net of closing costs, and used a portion of the proceeds to repay an outstanding mortgage obligation of $6,474,308. CPA®:14 recognized a gain on this sale of $365,497.

(14)	In July 1999, CPA®:14 purchased a property in Gardena, CA net leased to Moonlight Molds. In February 2009, CPA®:14 sold the property for $3,653,385, net of closing costs, and used a portion of the proceeds to repay an outstanding mortgage obligation of $2,675,875. CPA®:14 recognized a gain on this sale of $401,630, excluding previously recognized impairment charges totaling $2,900,000.

(15)	In August 2003, CPA®:15 purchased a property in Holyoke, MA net leased to American Pad & Paper LLC. In March 2009, CPA®:15 sold the property for $4,165,583, net of closing costs, and recognized a gain on this sale of $850,626. CPA®:15 used the proceeds to prepay a portion of an outstanding mortgage obligation totaling $2,745,000, of which $1,982,045 was collateralized by the Holyoke property and $762,955 was collateralized by three other properties that are also net leased to American Pad and Paper. The amounts in the table above solely reflect the results of the Holyoke property.

(16)	In May 2002, CPA®:14 purchased a property in Allentown, PA net leased to Career Education Corporation. In May 2009, CPA®:14 sold the property for $22,275,606, net of closing costs, and recognized a gain on this sale of $8,209,305. Concurrent with the closing of this sale, CPA®:14 used a portion of the sale proceeds to defease non-recourse mortgage debt totaling $14,966,204 on two unrelated domestic properties and incurred defeasance charges totaling $445,552. CPA®:14 then substituted the then-unencumbered properties as collateral for a $12,222,000 non-recourse mortgage loan that had previously been collateralized by the Allentown property. The terms of the $12,222,000 loan remain unchanged.

(17)	In July and August 2004, CPA®:15 and CPA®:16 − Global purchased properties in Guyancourt, Ymare, Laval and Aubagne, France. In July 2009, CPA®:15 and CPA®:16 − Global sold the property for $46,654,175, net of closing costs, and used the proceeds to repay a portion of an outstanding mortgage obligation totaling $46,457,126. CPA®:15 and CPA®:16 − Global recognized a gain on this sale of $11,309,151, excluding previously recognized impairment charges totaling $35,392,341. In connection with the mortgage repayment, CPA®:15 and CPA®:16 − Global incurred mortgage prepayment penalties totaling $2,033,405.

(18)	In March 2007, CPA®:16 − Global purchased a property in Columbia, SC net leased to Holopack International Corp. In July 2009, CPA®:16 − Global sold the property for $50,680,504, net of closing costs, which was comprised of cash consideration of $26,233,615 and the assumption of the outstanding mortgage obligation of $24,446,889 by the buyer of the property. CPA®:16 − Global recognized a gain on this sale of $7,974,012.

(19)	In February 2005, CPA®:16 − Global purchased a property in Shelby, NC net leased to Metals America, Inc. In August 2009, CPA®:16 − Global sold the property for $1,300,000 and recognized a loss on this sale of $339,850, excluding previously recognized impairment charges totaling $5,100,000. This property was encumbered by a non-recourse mortgage loan of $3,528,477. Concurrent with the closing of this sale, the lender agreed to release all the liens on the property in exchange for the sale proceeds. As a result of the release of the liens, CPA®:16 − Global recognized a gain on extinguishment of debt of $2,313,246.

(20)	In April 2003, CPA®:15 purchased properties in Bradford, Belfast, Darwen, Stoke-on-Tenant, and Rochdale, United Kingdom and Dublin, Ireland net leased to Shires Limited. In September 2009, CPA®:15 sold the Darwen property for $959,856, net of closing costs, and used $713,476 of the proceeds to repay a portion of an outstanding mortgage obligation. CPA®:15 recognized a loss on this sale of $2,129,197. In October 2009, CPA®:15 returned the remaining five properties to the lender in exchange for the lender’s agreement to relieve CPA®:15 of all obligations under the related non-recourse mortgage loan. The five properties and related mortgage loan had carrying values of $13,744,576 and $13,366,747, respectively, at the date of disposition. CPA®:15 recognized a gain on this disposition of $1,106,703, excluding previously recognized impairment charges totaling $19,610,396. In connection with its release from the mortgage obligations, CPA®:15 recognized a gain on extinguishment of debt totaling $998,750.

(21)	In July 2006, CPA®:16 − Global purchased a property in Socorro, TX net leased to Southwest Convenience Stores, LLC. In October 2009, CPA®:16 − Global sold the property for $629,339, net of closing costs, and used a portion of the proceeds to repay an outstanding mortgage balance of $408,000. CPA®:16 − Global recognized a gain on this sale of $224.

(22)	In December 2006, CPA®:16 − Global purchased a property in Corbas, France net leased to Fraikin SAS. In October 2009, CPA®:16 − Global sold the property for $1,326,150, net of closing costs, and used a portion of the proceeds to repay an outstanding mortgage obligation of $1,060,920. CPA®:16 − Global recognized a gain on this sale of $15,522.

(23)	In January 2003, CPA®:15 purchased a property in Birmingham, UK formerly net leased to Innovate Holdings Limited. In October 2009, CPA®:15 returned the property to the lender in exchange for the lender’s agreement to relieve CPA®:15 of all obligations under the related non-recourse mortgage loan. The property and related mortgage loan had carrying values of $14,408,193 and $14,962,420, respectively, at the date of disposition. CPA®:15 recognized a gain on this disposition of $246,417, excluding previously recognized impairment charges totaling $7,298,815. In connection with its release from the mortgage obligations, CPA®:15 recognized a gain on extinguishment of debt totaling $576,440.

(24)	In February 1992, CPA®:10 and CIP® purchased properties in North Little Rock and Conway, AK net leased to The Kroger Co. In December 2001, in connection with the merger of CPA®:10 and CIP®, CIP® acquired CPA®:10’s interest in the properties. In September 2004, in connection with the merger of CIP® and CPA®:15, CPA®:15 acquired the properties. In October and December 2009, CPA®:15 sold the properties for $4,392,161, net of closing costs, and recognized a loss on these sales of $17,021, excluding previously recognized impairment charges totaling $1,473,000.

ANNEX B INSTRUCTIONS FOR COMPLETION OF ORDER FORM FOR PROSPECTUS DATED , 2010

  INSTRUCTIONS TO INVESTORS

Any person investing in Carey Watermark Investors Incorporated (the “Company” or CWI) should read the Prospectus, as supplemented to date, in its entirety for a complete explanation of an investment in the Company. Investors must complete all items and sign the order form in Section 5.

1. INVESTMENT	Indicate the dollar amount of your investment ($2,000 is the minimum, or $2,500 for New York and North Carolina resident non-IRA investments). Check the appropriate box to indicate if this is an initial or additional investment in the Company and indicate the type of purchase.

The order form will need to be completed in its entirety, even if this is an additional investment in the Company. Please see “The Offering/Plan of Distribution” section of the Prospectus for further information on if this investment, or combined with a previous CWI investment with the same primary account holder or beneficiary for IRA registrations, qualifies for a Volume Discount.

2. FORM OF OWNERSHIP	Check the appropriate box to indicate form of ownership.
The Broker/Dealer may require additional documents for investment in the Company and require all investment documents, including custodian paperwork if applicable, sent to their home office for a compliance review for further delivery to the Company. Be sure to first check your Broker/Dealer’s policies on investment in this offering.

NON-CUSTODIAL OWNERSHIP

For non-qualified accounts without a custodian, please mail the complete and executed order form and your check made payable to UMB Bank, N.A., as Escrow Agent for Carey Watermark Investors Incorporated to:

UMB Bank, N.A., as Escrow Agent for Carey Watermark Investors Incorporated, 1010 Grand Blvd, 4th Fl, M/S: 1020409, Kansas City, MO 64106

Please include the additional required information and/or documents as stated on the order form if the investor is a Corporation, Pension or Profit Sharing Plan, Partnership or Trust.

Trusts: Include a copy of the pages of the trust instrument indicating the name and date of the trust as well as the pages with the current trustee(s) and trustee(s) signature(s).

Corporations: Include an appropriate corporate resolution or secretary’s certificate indicating the names and signatures of the general partners.

Partnerships: Include a copy of the partnership agreement indicating the names and signatures of the authorized signatories.

Pension and Profit Sharing Plans: If the plan has a trustee, include a copy of the pages of the plan showing the name of Plan, name of trustee(s) and signature of trustee(s). If the plan has a custodian, please check the form of ownership under Custodial Ownership.

A Transfer on Death (TOD) registration may only be held on Individual or Joint Tenants with Right of Survivorship (JTWROS) registrations (not on an estate, trust, IRA, etc.). Please include the completed TOD Form which is included in the marketing kit.

CUSTODIAL OWNERSHIP

For qualified accounts, please mail the complete and executed order form with necessary custodian paperwork (with a check payable to the custodian if funding the custodial account) to the custodian, for further processing and delivery to the Company. All custodial accounts will require a signature, with a Medallion Signature Guarantee stamp, of an authorized trust officer of the custodian.

Complete the Custodian Information section with the name of the custodian and mailing address.

The custodian must complete the remaining custodian information, including its tax ID number, the custodian account number and its phone number.

3. INVESTOR INFORMATION	Provide the name(s) of the investor(s) or trustee(s) in which shares are to be registered and investor address, telephone number and date of birth. All individual investors should provide their social security number. Custodians on UGMA or UTMA registrations should provide the minor’s social security number. Trusts and other entities should provide their tax identification number.

If you are not a U.S. citizen or are subject to backup withholding, check the appropriate box. If you are not a U.S. citizen, complete and submit a Form W-8BEN available on the IRS website. If you are subject to backup withholding, cross out clause (ii) in the paragraph appearing immediately above section 1.

If you have an account with the Broker/Dealer named on the reverse side of the form, provide your account number.

If you would like to receive your investor correspondence related to your investment via e-mail instead of in the mail, check the GO PAPERLESS box. You may request paper copies of any document delivered electronically. You may revoke this consent at any time, and the revoking of this consent applies to all documents and not to a portion of the deliverable documents.

4. DISTRIBUTION PAYMENT OPTIONS	Check the appropriate box(es) based on your distribution payment preference.

	NON-CUSTODIAL OWNERSHIP OPTIONS:	CUSTODIAL OWNERSHIP OPTIONS:

	(a) Mail to Investor address as provided in Section 3	(a) Mail to custodial account

	(b) Distribution Reinvestment	(b) Distribution Reinvestment

(c) Directed to an alternate payee such as a bank account or brokerage firm. You may elect to have the distributions automatically deposited via Automated Clearing House (ACH) (please include a voiced check if deposited into a checking account)

If electing to enroll in Distribution Reinvestment, you are not required to enroll all of your shares for reinvestment but all of the distributions paid on enrolled shares will be reinvested. By signing the order form, you agree to notify the Company and your Broker/Dealer or Investment Advisor if, at any time, you no longer meet the suitability standards as outlined in the prospectus and any supplements thereto.

If distributions will be sent to a bank or brokerage account, complete the firm information in its entirety.

5. SIGNATURE OF INVESTORS	You MUST initial the representations and sign and date the form in Section 5. Except in the case of fiduciary accounts, you may not grant any person a power of attorney (POA) to make such representations on your behalf. An Attorney-in-Fact signing on behalf of the investor pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor (POA documentation must be provided).

Notice to Investors.  The sale of shares pursuant to this order form will not be effective until the Company has issued written confirmation of purchase to the investor.

  INSTRUCTIONS TO REGISTERED REPRESENTATIVES

6. REGISTERED REPRESENTATIVE INFORMATION	You MUST provide the investor with the most up to date prospectus and supplement(s). Please refer to www.careywatermark.com to check for the most recent offering materials. Verify all investor information on the order form and ensure that investors have signed and initialed in section 5. YOU MUST COMPLETE SECTION 6 AND SIGN THE ORDER FORM FOR THE ORDER TO BE ACCEPTED.

Complete this section in its entirety, including your representative number at your firm and your FINRA CRD number, if applicable. If you would like to receive correspondence relating to your clients’ investments via e-mail, check the GO PAPERLESS box. This consent applies to all of your clients and not just this individual investment. This consent may be revoked at any time.

Your Broker/Dealer may require additional paperwork and review of documentation. All investment documents should be delivered to your Broker/Dealer for further delivery to: UMB Bank, N.A., as Escrow Agent for Carey Watermark Investors Incorporated, Attn: Lara Stevens, Corporate Trust, 1010 Grand Blvd, 4th Fl, M/S: 1020409, Kansas City, MO 64106.

Carey Watermark INVESTORS

ORDER FORM

FOR PROSPECTUS DATED , 2010

The investor named below, under penalties of perjury, certifies that (i) the number shown under Item 3 on this Order Form is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the IRS has notified him that he is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX IN ITEM 3 BELOW HAS BEEN CHECKED].

1. INVESTMENT

This is an (check one): ☐ Initial Investment (Minimum $2,000, or $2,500 for NY and NC non-IRA investments) Amount of Investment: $ ______ ☐ Additional Investment

Payment will be made with: ☐ Enclosed check ☐ Funds Wired ☐ Funds to Follow

Type of Purchase: (check one)
- ☐ Standard Account through a Broker/Dealer Firm
- ☐ Net of commission through a Broker/Dealer Firm
- ☐ Fee based account through an SEC Registered Investment Advisor (net of commission and selected dealer fee)

2. FORM OF OWNERSHIP

NON-CUSTODIAL OWNERSHIP

☐ **Individual**
☐ Transfer on Death
One signature required and initial

☐ **Joint Tenants with Right of Survivorship**
☐ Transfer on Death
Both investors must sign and initial

☐ **Tenants in Common**
All parties must sign and initial

☐ **Community Property**
All parties must sign and initial

☐ **Trust** ☐ Taxable ☐ Tax Exempt
Type: ______
(Revocable, Living etc.)
Trustee or Grantor signature and trust documents required

☐ **Corporation or Partnership**
Authorized signature and Corporate Resolution/Partnership Agreement is required

☐ **Uniform Gift to Minors Act or the Uniform Transfers to Minors Act / State of** ____
Custodian signature required

☐ **Pension or Profit Sharing Plan**
☐ Taxable ☐ Exempt Under §501A
Authorized signature and paperwork required

☐ **Non-Profit Organization**

☐ **Other** ______
Please specify

NAME OF TRUST OR BUSINESS ENTITY (required for Trust, Corporation, Partnership or Pension Plan):

______ Tax ID# ______ (if applicable) Date Established ______

CUSTODIAL OWNERSHIP

Send ALL paperwork to the custodian

☐ **IRA** ______
(Type)

☐ **Simplified Employee Pension / Trust (S.E.P.)**

☐ **Pension or Profit Sharing Plan**
☐ Taxable ☐ Exempt Under §501A

☐ **Non-Qualified Custodial Account**

☐ **Other** ______
Please specify

Custodian Information:
NAME OF CUSTODIAN: ______
MAILING ADDRESS: ______
CITY/STATE/ZIP: ______

To be completed by Custodian:
CUSTODIAN TAX ID #: ______
CUSTODIAN ACCOUNT #: ______
CUSTODIAN PHONE #: ______

3. INVESTOR INFORMATION

Name(s) and address will be recorded exactly as printed below. Please print name(s) in which shares are to be registered. In order to meet their obligations under Federal law, the SEC Registered Broker/Dealer or Investment Advisor can obtain, verify and record information that identifies each investor who opens an account.

☐ Check this box if you are not a U.S. citizen
Form W-8BEN required

NAME OF INVESTOR OR TRUSTEE: ______ SOCIAL SECURITY NUMBER / TIN: ______ DATE OF BIRTH: ______

NAME OF JOINT INVESTOR OR TRUSTEE: ______ SOCIAL SECURITY NUMBER / TIN: ______ DATE OF BIRTH: ______

ADDRESS: ______

CITY: ______ STATE: ______ ZIP: ______

HOME PHONE: ______ E-MAIL ADDRESS: ______

☐ GO PAPERLESS Check this box if you would like to receive your correspondence relating to your W. P. Carey investment(s) at the e-mail address providing above. You may request paper copies of any document delivered electronically. You may revoke this consent at any time, and the revoking of this consent applies to all documents and not to a portion of the deliverable documents.

INVESTOR'S ACCOUNT NUMBER WITH BROKER/DEALER OR RIA (IF ANY): ______

SAMPLE

4.	DISTRIBUTION PAYMENT OPTIONS

(a)	☐ Mail to Investor address shown in Section 3 (FOR NON-CUSTODIAL ACCOUNTS)	☐ Pay to Custodial Account (FOR CUSTODIAL ACCOUNTS)
(b)
☐  Distribution Reinvestment: 100%  ☐  Other  ☐       %
Investor agrees to notify CWI and its Broker/Dealer or Investment Advisor if, at any time, it no longer meets the suitability standards as outlined in the prospectus and any supplements thereto.

(c)	☐ Distributions directed to:	☐ Via Electronic Deposit* (ACH – complete information below) ☐ Checking (include voided check) ☐ Savings
BANK, BROKERAGE FIRM OR PERSON:
MAILING ADDRESS:
CITY / STATE / ZIP:
ACCOUNT #: BANK ABA # (FOR ACH ONLY):
*I authorize Bank of the West to deposit variable entries to my checking, savings or brokerage account. This authority will remain in effect until I notify W. P. Carey’s Investor Relations Department or Phoenix American, the transfer agent for CWI, in writing to cancel in such time as to afford a reasonable opportunity to act on the cancellation. In the event that Bank of the West deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous debit.

5.	SIGNATURE OF INVESTOR(S)
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney (POA) to make such representations on your behalf. An Attorney-in-Fact signing on behalf of the investor pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor.
In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

Joint
Investor	Investor

		(a)	I acknowledge receipt of the Prospectus, whether over the internet, on a CD-ROM, a paper copy, or any other delivery method.
Initials	Initials

Initials	Initials	(b)	I hereby certify that (i) I have (a) a net worth (exclusive of home, furnishings and automobiles) of at least $250,000 or more, or; (b) a net worth (as described above) of at least $70,000 and had during the last two years or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, and meet the additional suitability requirements, if any, imposed by my state of primary residence (or in the case of New Hampshire residents, the special suitability standards) as set forth in the prospectus under “Suitability Standards;” (ii) I am purchasing the shares for my own account or in a fiduciary capacity; and (iii) I acknowledge that the shares are not liquid.

Initials	Initials	(c)	For Kansas residents only: I acknowledge Kansas’ recommendation that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other similar investments and that Kansas defines liquid net worth as the portion of net worth which consists of cash and cash equivalents and readily marketable securities.

NOTICE TO INVESTORS.  The sale of shares pursuant to this order form will not be effective until (1) at least five business days after the investor receives a final prospectus and (2) CWI has issued written confirmation of purchase to the investor.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGNATURE OF INVESTOR	DATE

SIGNATURE OF JOINT INVESTOR OR CUSTODIAN	DATE

ORDER FORM MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN IF INVESTING THROUGH A CUSTODIAL ACCOUNT

6.	REGISTERED REPRESENTATIVE INFORMATION

The investor’s Registered Representative must sign below to complete the order and hereby warrants that he/she is either: a duly licensed Registered Representative of an SEC registered Broker/Dealer and may lawfully sell shares in the state designated as the investor’s residents; or, a supervised person of an SEC Registered Investment Advisor that has the authority to recommend or to purchase for client accounts shares of CWI.

BROKER/DEALER OR RIA FIRM NAME: ☐ Check if recently employed by new Firm

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S):

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS:

CITY:	STATE:	ZIP:

REPRESENTATIVE NUMBER:	FINRA CRD NUMBER (IF APPLICABLE):

E-MAIL ADDRESS:	TELEPHONE NUMBER (REQUIRED):

☐ GO PAPERLESS Check this box to receive correspondence relating to your clients’ W. P. Carey investments at the e-mail address provided above. This consent applies to all of your clients and not just this individual investment. This consent may be revoked at any time.

The undersigned confirms by his/her signature that he/she (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor’s prospective purchase of Shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) has delivered a current Prospectus and related supplements, if any, to such investor; and (v) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The above-identified entity, acting in its capacity as agent, SEC Registered Broker/Dealer or Select Investment Advisor, has performed functions required by federal and state securities laws, regulations and rules, and, where applicable, FINRA rules including, but not limited to Know Your Customer, Suitability and, based upon USA PATRIOT Act and its implementing regulations, has performed anti-money laundering and customer identification program functions with respect to the investor identified on this document.

SIGNATURE OF REGISTERED REPRESENTATIVE OR ADVISOR	DATE
ALL INVESTOR AND REGISTERED REPRESENTATIVE INFORMATION MUST BE COMPLETED OR REGISTRATION CANNOT BE PROCESSED
MAIL TO: UMB Bank, N.A., as Escrow Agent for Carey Watermark Investors Incorporated, Attn: Lara Stevens, 1010 Grand Blvd, 4th fl, M/S: 1020409, Kansas City, KS 64106.

Dealer Prospectus Delivery Requirement

Until December 21, 2010 (90 days after the initial date of the prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to its unsold allotments or subscriptions.

No person has been authorized to give any information or to make any representation in connection with the offer contained in this prospectus unless preceded or accompanied by this prospectus nor has any person been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer contained in this prospectus, and, if given or made, such information or representations must not be relied upon. This prospectus does not constitute an offer or solicitation in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of Carey Watermark Investors Incorporated since the date hereof. However, if any material change occurs while this prospectus is required by law to be delivered, this prospectus will be amended or supplemented accordingly.

Carey Watermark
Investors Incorporated
A Maximum of 100,000,000 Shares of Common Stock
A Minimum of 1,000,000 Shares of Common Stock
A Maximum of 25,000,000 Shares of Common Stock issuable pursuant to Our Distribution
Reinvestment Plan

PROSPECTUS